Filed Pursuant to Rule 424(b)(3)
Registration No. 333-256253

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying base prospectus are part of an effective registration statement filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying base prospectus are not an offer to sell these securities nor do they seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated May 18, 2021

PRELIMINARY PROSPECTUS SUPPLEMENT

(To prospectus dated May 18, 2021)

PURPLE INNOVATION, INC.

7,308,792 Shares of Class A Common Stock

The information included or incorporated by reference in this prospectus supplement relates to the resale of 7,308,792 shares of our Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), by the selling stockholders (the “Selling Stockholders”) named in this prospectus supplement. See “Selling Stockholders.”

We will not receive any proceeds from the sale of shares of Class A Common Stock by the Selling Stockholders pursuant to this prospectus supplement. However, we have agreed to pay certain expenses associated with the registration and sale of shares pursuant to this prospectus supplement, including underwriting discounts and commissions.

We provide more information about how the Selling Stockholders will sell the shares of Class A Common Stock in the section entitled “Underwriting.”

Our Class A Common Stock is traded on the NASDAQ Global Market (“NASDAQ”) under the symbol “PRPL.” On May 17, 2021, the last reported sales price of the Class A Common Stock was $32.02 per share.

An investment in our securities involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement, in our other filings with the Securities and Exchange Commission (the “SEC”) and in the accompanying prospectus.

	Per share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to Selling Stockholders, before expenses	$	$

(1)

See “Underwriting” beginning on page S-52 for additional information regarding compensation payable to the underwriters. We will be responsible for paying underwriting discounts and commissions with respect to 7,308,792 of the offered shares and certain expenses of the Selling Stockholders, with the Selling Stockholders to pay the underwriting discounts and commissions on any of the 1,096,318 additional shares that may be sold pursuant to the option granted to the underwriters. The Selling Stockholders will receive gross proceeds equal to the public offering price.

The underwriters have an option to purchase a maximum of 1,096,318 additional shares of our Class A Common Stock from the Selling Stockholders. We will not receive any of the proceeds from the exercise of the underwriters’ option to purchase additional shares.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The shares will be ready for delivery on or about                 , 2021.

BofA Securities

KeyBanc Capital Markets	BMO Capital Markets

The date of this prospectus supplement is      , 2021.

Prospectus Supplement

Prospectus

You should rely only on the information provided in this prospectus supplement, as well as the information incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus supplement and the documents incorporated by reference into this prospectus supplement, our business, financial condition, results of operations and prospects may have changed.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes specific terms of the offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to the offering. The accompanying prospectus was part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. This prospectus supplement may add to, update or change the information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with information in the accompanying prospectus, this prospectus supplement will apply and will supersede that information in the accompany prospectus. We will not receive any proceeds from the sale of shares of Class A Common Stock by the Selling Stockholders. However, we agreed to pay certain expenses associated with the registration and sale of shares pursuant to this prospectus supplement, including underwriting discounts and commissions. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described below under the captions “Where You Can Find More Information” and “Documents Incorporated by Reference.”

No offer of these securities will be made in any jurisdiction where the offer is not permitted.

Unless the context indicates otherwise, the terms “Purple,” “Purple Inc.,” “Company,” “we,” “us” and “our” refer to Purple Innovation, Inc. (formerly known as Global Partner Acquisition Corp.), a Delaware corporation, and, where appropriate, its subsidiary Purple Innovation, LLC (“Purple LLC”). References in this prospectus supplement to the “Business Combination” refer to the consummation of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of November 2, 2017 (as amended, the “Merger Agreement”), which transactions were consummated on February 2, 2018.

S-ii

SUMMARY

This summary highlights selected information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, and does not contain all of the information that is important to you. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus supplement. Before making your investment decision with respect to our Class A Common Stock, you should carefully read this entire prospectus supplement, the accompanying prospectus and the documents referred to in “Where You Can Find More Information” and “Documents Incorporated by Reference.”

The Company

Our mission is to help people feel and live better through innovative comfort solutions.

We are a digitally-native vertical brand founded on comfort product innovation with premium offerings. We design and manufacture a variety of innovative, branded and premium comfort products, including mattresses, pillows, cushions, frames, sheets and more. Our products are the result of decades of innovation and investment in proprietary and patented comfort technologies and the development of our own manufacturing processes. Our proprietary gel technology, Hyper-Elastic Polymer®, known as the Purple Grid®, underpins many of our comfort products and provides a range of benefits that differentiate our offerings from other competitors’ products. Specially engineered for total pressure relief and unwavering support, Purple’s patented grid technology has been used and tested rigorously within medical and consumer applications for over 30 years. Originally designed for use in hospital beds and wheelchairs, we adapted this unique pressure-relieving material for our mattresses.

We market and sell our products through direct-to-consumer (“DTC”) online channels, Company showrooms and retail brick-and-mortar wholesale partners.

The foundation of our business is core competencies in design, development and manufacturing. Decades of accumulated knowledge enable us to create all aspects of our innovative products, including fundamental comfort technologies and machines and processes necessary to bring them to market. We own or have the exclusive right to use over 220 granted or pending U.S. and foreign patents on inventions and designs pertaining to our machines, processes, mattresses, pillows, seat cushions, packaging techniques and other related existing and future products. We have integrated our operations to include research and development, marketing and manufacturing, resulting in an ability to rapidly test, learn, adapt and scale our product offerings. In order to solve complex manufacturing challenges such as large-format injection molding of our Purple Grid, we designed and produced our own manufacturing equipment including our proprietary and patented Mattress Max™ machinery. These were and still are fully customized machines unique to Purple that can handle both our size and scale requirements. We believe our combination of patents and intellectual property, proprietary and patented manufacturing equipment, production processes and decades of acquired knowledge create an advantage over our competitors who rely on commoditized materials, such as foam and outsourced manufacturing.

In addition to developing transformative, differentiated products and technologies, we have built a brand that has high customer engagement and avid online advocates. We have an experienced digital marketing team, providing efficient customer acquisition and brand affinity. Our digital marketing strategy enables us to market our full product suite to customers, generate frequent interactions online and drive traffic to all channels offering our products. At March 31, 2021, our series of online marketing videos had been viewed approximately 4.8 billion times across our social media platforms.

According to a 2017 report from the International Sleep Products Association, the global bedding market totaled approximately $29.5 billion. We have capitalized on the DTC macro trend that is transforming the bedding industry. To complement our DTC channel, we have developed multiple wholesale relationships with best-in-class retailers in the furniture, mattress specialty, home décor, and department store spaces. We believe our distinctly differentiated products, marketing strategies, manufacturing capabilities, unique branding and proprietary technologies position us to continue to drive our growth in comfort products. For 2020, our DTC sales channel, which includes online and Company showrooms, accounted for 74.8% of our net revenue and wholesale accounted for 25.2% of net revenue, while sales of bedding accounted for 92.2% of our net revenue and other products accounted for 7.8%. For the quarter ended March 31, 2021, our DTC channel accounted for 67.0% of net revenue and wholesale accounted for 33.0% of net revenue, while sales of bedding accounted for 92.2% of net revenue and other products accounted for 7.8%. At March 31, 2021, our total wholesale door count was approximately 2,300 doors, up from nearly 1,725 at March 31, 2020.

In July 2020, we entered into a lease for a new facility in McDonough, Georgia with plans to grow our manufacturing footprint and serve our customers in the eastern U.S. Purple began operations in the new facility on March 3, 2021. We intend to hire over 360 employees to fully staff the facility. At March 31, 2021, we had approximately 1,640 full and part-time employees. We also grew our DTC efforts by adding four Company showrooms in 2020, making a total of nine Company showroom locations in cities across the U.S. We opened three additional showrooms through April 2021 and expect to open a total of 20 to 25 Company showrooms throughout 2021.

During 2020, we added two additional Mattress Max machines to our Grantsville facility. In addition, for the year ended December 31, 2020, sales of our pillows and seat cushions increased over 140% year-over-year, reaching over 1 million lifetime units sold in total for each product. Our average selling price per mattress also increased to $1,842 for 2020, compared to $1,774 in 2019, $1,484 in 2018, and $1,075 in 2017. For the quarter ended March 31, 2021, our average selling price per mattress increased to $1,913 compared to $1,863 for the quarter ended March 31, 2020.

Our executive offices are located at 4100 North Chapel Ridge Road, Suite 200, Lehi, Utah 84043. Our telephone number is (801) 756-2600. Our website is located at www.purple.com. Our website and the information contained on, or that can be accessed through, the website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus supplement. You should not rely on any such information in making your decision whether to purchase our securities.

Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act” are available, free of charge, on or through our website as soon as reasonably practicable after such reports and amendments are electronically filed with or furnished to the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding our filings at www.sec.gov.

For additional information about our Company, please refer to other documents we have filed with the SEC and that are incorporated by reference into this prospectus supplement, as listed under the heading “Documents Incorporated by Reference.”

Risk Factor Summary

Risks Related to the Offering

•	Future sales of our Class A Common Stock may depress our share price;
•	Our stockholders may experience substantial dilution in the value of their investment if we issue additional shares of our capital stock;
•

We may issue debt and equity securities or securities convertible into equity securities, any of which may be senior to our Class A Common Stock as to distributions and in liquidation, which could negatively affect the value of our Class A Common Stock; and

•	Our stock price may be volatile.

Risks Related to Our Operations

•	Significant fluctuations in our operating results and growth rate;
•	Our short operating history in an evolving industry;
•	Lack of availability and quality of raw materials;
•	Significant strain of managing the growth of our business;
•	Our ability to obtain additional capital on acceptable terms or at all;
•	Changes in accounting standards and assumptions, estimates and judgments by management related to complex accounting matters;
•	Our ability to continue to improve and expand our product line;
•	Our expansion into new products, market segments and geographic regions;
•	The ongoing COVID-19 pandemic including its effect on our supply chain, workforce, and operations;
•	The COVID-19 pandemic effect on customer demand;
•	The strength of our Purple brand, the effectiveness of our marketing, and our ability to attract and retain customers;
•	Our ability to achieve and maintain production capacity to meet customer demands;
•	Our significant related-party transactions that may give rise to conflicts of interest;
•	Disruption of operations in manufacturing facilities, including workplace injuries, pandemics or natural disasters;
•	Financial losses and reputational harm due to workplace injuries or industrial accidents that may occur at our facilities;
•	Unsuccessful anticipation of consumer trends and demand;
•	Excess inventory susceptible to shrinkage;
•	Ability to make, integrate, and maintain commercial agreements, strategic alliances, and other business relationships;
•	Competition in a highly competitive comfort industry;
•	Substantial and increasingly intense competition worldwide in e-commerce;
•	Any reduction in the availability of credit to consumers;
•	Maintaining only the necessary amounts of raw material and product inventory;
•	Ability to provide timely delivery to our customers;
•	Dependence on a few key employees;
•	Failure to maintain internal controls and the potential impact of making material misstatements on financial results and reporting;
•	Need to implement additional finance and accounting systems, procedures and controls as we grow; and
•	Failure of or disruptions to our information technology systems.

Regulatory and Litigation Risks

•	Ability to participate in government COVID-19 relief programs;
•	Regulatory requirements requiring costly expenditures and exposure to liability, some of which are specific to the manufacture and disposal of mattresses; and
•	Income tax, sales tax or other tax liabilities.

Risks Relating to our Intellectual Property and Use of Technology

•	Ability to protect our product designs and other proprietary rights both domestically and internationally;

•	Claims that we or our licensors have infringed the proprietary rights of others;
•	Purple LLC’s license of intellectual property to EdiZONE, LLC;
•	Ability to keep pace with rapid technological developments; and
•	Failure to protect sensitive employee, customer and consumer data.

Risks Relating to Our Organizational Structure

•	Anti-takeover provisions in Delaware law and our Second Amended and Restated Certificate of Incorporation;
•	Provisions in our Second Amended and Restated Certificate of Incorporation making it difficult for investors to bring legal action against us or our directors or officers;
•	Provisions in our Second Amendment and Restated Certificate of Incorporation limiting a stockholders’ ability to obtain a favorable judicial forum;
•	Future sales of our Class A Common Stock (“Class A Common Stock”) by our existing shareholders that may cause stock prices to fall;
•	Dilution as a result of the issuance of additional shares;
•	Ownership of Purple LLC as our only significant asset and its effect on our ability to pay dividends or make distributions or loans or satisfy other financial obligations;
•	Not anticipating paying any cash dividends in the foreseeable future;
•	Level of indebtedness could limit our operational and financial flexibility;
•	Warrants exercise that could result in dilution; and
•	Issuance of additional preferred stock, debt, or securities without stockholder approval.

Tax Risks Relating to Our Structure

•	Requirement to pay InnoHold, LLC (“InnoHold”) 80% of the tax benefits under the Tax Receivable Agreement;
•	Possible acceleration or changes in payments under the Tax Receivable Agreement;
•	Ability to realize all or a portion of the tax benefits that are expected to result from the acquisition of Units from holders of Purple LLC Class B Units;
•	Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns; and
•	Ability to utilize our net operating loss carryforwards and certain other tax attributes.

The Offering

We are registering the resale by the Selling Stockholders named in this prospectus supplement of 7,308,792 shares of Class A Common Stock.

Resale of Class A Common Stock by Selling Stockholders

Shares of Class A Common Stock offered by the Selling Stockholders	7,308,792 shares.

Shares of Class A Common Stock outstanding prior to this Offering	66,302,767 shares.

Shares of Class A Common Stock outstanding after this Offering	66,302,767 shares.

Option to purchase additional shares of Class A Common Stock	1,096,318 shares.

Use of proceeds	All of the shares of Class A Common Stock will be sold by the Selling Stockholders for their respective account. We will not receive any of the proceeds from these sales.

Trading Market and Ticker Symbol for Class A Common Stock	Our shares of Class A Common Stock are currently listed on NASDAQ under the symbol “PRPL.”

The number of shares of our Class A Common Stock to be outstanding after this offering is based on 66,302,767 shares of our Class A Common Stock outstanding as of May 10, 2021, and excludes:

•	0.4 million shares of Class A Common Stock issuable upon an exchange of outstanding Paired Securities (as defined below) held by certain stockholders as of March 31, 2021;
•	2.3 million shares of Class A Common Stock issuable upon the exercise of stock options outstanding as of March 31, 2021 with a weighted average exercise price of $9.28 per share, as of March 31, 2021;
•	approximately 950,000 shares of Class A Common Stock issuable upon exercise of outstanding warrants, as of March 31, 2021

Unless we specifically state otherwise, the information in this prospectus supplement does not take into account the 1,096,318 additional shares of our Class A Common Stock which the underwriters have the option to purchase from the Selling Stockholders.

Risk Factors

Before investing in our securities, you should carefully read and consider the information set forth in “Risk Factors” beginning on page S-6.

RISK FACTORS

An investment in our securities involves risks and uncertainties. You should consider carefully the risks described below, those beginning on page 4 of the accompanying prospectus, those beginning on page 11 of our Annual Report on Form 10-K for the year ended December 31, 2020, as amended by our Annual Report on Form 10-K/A Amendment No. 1, those beginning on page 36 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, and any updates to those risk factors or new risk factors contained in our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, or any amendments thereto, all of which we incorporate by reference herein, as well as the other information included in this prospectus supplement, before making an investment decision. Any of the risk factors could significantly and negatively affect our business, financial condition, results of operations, cash flows, and prospects and the trading price of our securities.

Risks Related to the Offering

Future sales of our Class A Common Stock may depress our share price.

Sales of a substantial number of shares of our common stock by the Selling Stockholders in the public market or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities or other securities convertible into or exchangeable for equity securities, regardless of whether there is any relationship between such sales and the performance of our business.

Our stockholders may experience substantial dilution in the value of their investment if we issue additional shares of our capital stock.

Our charter allows us to issue up to 300 million shares of our Common Stock, including 210 million shares of Class A Common Stock and 90 million shares of Class B Common Stock, and up to five million shares of undesignated preferred stock, par value $0.0001 per share. To raise additional capital, we may in the future sell additional shares of our Class A Common Stock or other securities convertible into or exchangeable for our Class A Common Stock at prices that are lower than the prices paid by existing stockholders, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, which could result in substantial dilution to the interests of existing stockholders.

We may issue debt and equity securities or securities convertible into equity securities, any of which may be senior to our Class A Common Stock as to distributions and in liquidation, which could negatively affect the value of our Class A Common Stock.

In the future, we may attempt to increase our capital resources by entering into additional debt or debt-like financing that is unsecured or secured by up to all of our assets, or by issuing additional debt or equity securities, which could include issuances of secured or unsecured notes, preferred stock, hybrid securities or securities convertible into or exchangeable for equity securities. In the event of our liquidation, our lenders and holders of our debt would receive distributions of our available assets before distributions to holders of our Class A Common Stock, and holders of preferred securities would receive distributions of our available assets before distributions to the holders of our Class A Common Stock. Because our decision to incur debt and issue securities in future offerings may be influenced by market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings or debt financings. Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future.

Our stock price may be volatile.

The stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of our common stock could fluctuate significantly for many reasons, including in response to the risks described in this section, elsewhere in this prospectus supplement or the documents incorporated by reference in this prospectus supplement, or for reasons unrelated to our operations, such as reports by industry analysts, investor perceptions or negative announcements by our customers, competitors or suppliers regarding their own performance, as well as industry conditions and general financial, economic and political instability. In addition, in the past, following periods of volatility in the overall market and the market price of a company’s securities, securities class action litigation has often been instituted against companies that experienced such volatility.

Risks Related to Our Operations

We may experience significant fluctuations in our operating results and growth rate, which could adversely affect our performance and financial results.

Our revenue growth may not be sustainable, and our percentage growth rates may decrease. Our revenue and operating profit growth depend on the continued growth of demand for our products, and our business is affected by general political, economic and business conditions worldwide. Our business, our employees and our partners may also be negatively affected by political or social unrest including potential reputational damage, disruption of our physical facilities or those of our wholesale partners, and boycotts by employees or boycotts against us, our suppliers, our wholesale partners and our advertising partners. A softening of demand, whether caused by changes in customer confidence or preferences or a weakening of the U.S. or global economies, may result in decreased revenue or growth.

In addition, we rely on estimates and forecasts of our expenses and revenues to provide guidance and inform our business strategies, and some of our past estimates and forecasts have not been accurate. The rapidly evolving nature of our business makes forecasting operating results difficult. If we fail to accurately forecast our expenses and revenues, our business, prospects, financial condition and results of operations may suffer, and the value of our business may decline. If our estimates and forecasts prove incorrect, we may not be able to adjust our operations quickly enough to respond to lower-than-expected sales or higher-than-expected expenses.

You should consider our business in light of the risks and difficulties we may encounter, as described above and elsewhere in this “Risk Factors” section. If we fail to address the risks and difficulties that we face, our business and operating results will be adversely affected.

We have a limited operating history in an evolving industry and, as a result, our past results may not be indicative of future operating performance.

We are a rapidly growing business with a limited operating history. Our relatively limited operating history makes it difficult to assess our future performance. We have encountered and will continue to encounter risks and difficulties frequently experienced by growing companies in rapidly developing and changing industries, including inconsistent financial results, challenges in forecasting accuracy, determining appropriate investments of our limited resources, market acceptance of our products and services and future products and services, competition from new and established companies, including those with greater financial and technical resources, enhancing our products and services and developing new products and services.

For the year ended December 31, 2020, we incurred a net loss of ($229.8) million and in 2019 we incurred a net loss of ($30.9) million. In 2020, we generated $81.3 million of operating cash flow and ended the year with working capital of $96.9 million and an accumulated deficit of $265.9 million. In 2019, we generated $22.9 million of operating cash flow and ended the year with working capital of $27.3 million and an accumulated deficit of $29.0 million. We need continued positive cash flow from operations and additional capital to execute our business plan and growth initiatives. If we are unable to satisfy our liquidity and capital resource requirements our business could become adversely affected.

Lack of availability and quality of raw materials could cause and has caused delays that could result in our inability to provide goods to our customers or could increase our costs, either of which could decrease our earnings.

In manufacturing products, we use various commodity components, such as polyurethane foam, oil, our spring units, ingredients for our Hyper-Elastic Polymer material, our water-based adhesive and other raw materials. Because we are dependent on outside suppliers for our raw materials, lack of availability, and quality could have a negative effect on our cost of sales and our ability to meet our customers’ demands. Competitive and marketing pressures may prevent us from passing along price increases to our customers, and the inability to meet our customers’ demands could cause us to lose sales.

Some components, such as foam and spring units, are widely used in our industry. Shortages in such components, due to any reason including increase in demand, weather events, supply chain difficulties within the supplier or otherwise, could adversely affect our production capacity and financial results. If we were unable to obtain raw materials and components from suppliers, we would have to find replacement suppliers. Any new arrangements for raw materials and components might not be on favorable terms, if we are able to enter into new arrangements at all. If a supplier for a component failed to supply such component in required amounts this could significantly interrupt production and increase costs.

The growth of our business places significant strain on our resources and if we are unable to manage our growth, we may not have profitable operations or sufficient capital resources.

We are rapidly and significantly expanding our operations, including expanding our workforce, increasing our product offerings and scaling our infrastructure to support expansion of our manufacturing capacity, our wholesale channel expansion and the opening of our Company showrooms. Our planned growth includes increasing our manufacturing capacity, developing and introducing new products and developing new and broader distribution channels, including wholesale and Company showrooms, and extending our global reach to other countries. This expansion increases the complexity of our business and places significant strain on our management, personnel, operations, systems, technical performance, financial resources, and internal financial control and reporting functions.

Our continued success depends, in part, upon our ability to manage and expand our operations and facilities and production capacity in the face of continued growth. The growth in our operations has placed, and may continue to place, significant demands on our management and operational and financial infrastructure. If we do not manage our growth effectively, the quality of our products and fulfillment capabilities may suffer which could adversely affect our operating results. Our revenue growth may not be sustainable, and our percentage growth rates may decrease. If we are unable to satisfy our liquidity and capital resource requirements, we may have to scale back, postpone or discontinue our growth strategies, which could result in slower growth or no growth, and we may run the risk of losing key suppliers, we may not be able to timely satisfy customer orders, and we may not be able to retain our employees. In addition, we may be forced to restructure our obligations to creditors or pursue work-out options.

Our growth depends in part on our ability to manage the opening and operating of new production facilities and our Company showrooms which will require our entering into leases and other obligations while the success of expanding operations geographically. To be successful, we will need to obtain or develop retail expertise and we will need to hire new employees in states that may have employment laws that could increase our expenses. In general, operating new production facilities and opening our Company showrooms in new locations exposes us to laws in other states, including California, that may not be as employer-friendly as those in which we currently operate, and may expose us to new liabilities. If we are not able to successfully manage the process of expanding operations geographically, opening our Company showrooms and maintaining operations in an expanding number of facilities and Company showrooms, we may have to close Company showrooms and incur sunk costs and continuing obligations that could put a strain upon our resources, damage our brand and reputation and limit our growth.

To manage our growth effectively, we will need to continue to implement operational, financial and management controls and reporting systems and procedures and improve the systems and procedures that are currently in place. There is no assurance that we will be able to fulfill our staffing requirements for our business, successfully train and assimilate new employees, or expand our management base and enhance our operating and financial systems. Failure to achieve any of these goals will prevent us from managing our growth in an effective manner and could have a material adverse effect on our business, financial condition or results of operations. In addition, a softening of demand, whether caused by changes in customer preferences or a weakening of the U.S. or global economies, may result in decreased revenue or growth. Further, we may not be able to accurately forecast our growth rate. We base our expense levels and investment plans on sales estimates. A significant portion of our expenses and investments is fixed, and we may not be able to adjust our spending quickly enough if our sales are less than expected.

We have identified a need for improved processes and procedures to avoid delays in the timely delivery of our mattress products and to improve the customer’s experience. Also, we have experienced rapid growth in our employee base, and the need to implement processes and procedures for improving employee training and retention. Competition for employees where our production facilities are located also has increased the costs for employee retention. We have implemented improved processes and procedures in an environment of continuous change, but our use of resources may not be as effective as intended or we may need to apply more resources than expected to continue to make changes to improve our employee retention and effectiveness and the quality of our products and services over time. If we are unable to make continuous improvement, achieve greater efficiencies in our operating expenses and improve our products and services, our business could be adversely affected.

We may need additional capital to execute our business plan and fund operations and may not be able to obtain such capital on acceptable terms or at all.

In connection with the development and expansion of our business, we expect to incur significant capital and operational expenses. We believe that we can increase our sales and net income by implementing a growth strategy that focuses on (i) increasing our manufacturing capacity, including by establishing additional manufacturing locations; (ii) increasing our DTC sales; (iii) expanding our wholesale distribution channel; (iv) opening additional Company showrooms; (v) expanding our global sales; (vi) engaging global partners to improve distribution efficiencies and cost savings; and (vii) product assortment and category expansion.

Our ability to obtain other capital resources and sources of liquidity may not be sufficient to support future growth strategies. If we are unable to satisfy our liquidity and capital resource requirements, we may have to scale back, postpone or discontinue our growth strategies, which could result in slower growth or no growth, and we may run the risk of losing key suppliers, we may not be able to timely satisfy customer orders, and we may not be able to retain our employees. In addition, we may be forced to restructure our obligations to creditors, pursue work-out options or other protective measures.

While we have access to a $55 million revolving credit facility under the 2020 Credit Agreement, our ability to access such funds is subject to certain conditions, which we may not be able to satisfy at such time that we seek to draw on the revolving credit facility. Further, our ability to obtain additional or alternative capital on acceptable terms or at all is subject to a variety of uncertainties, including approval from KeyBank National Association and a group of financial institutions (the “Institutional Lenders”) under the 2020 Credit Agreement. Adequate financing may not be available or, if available, may only be available on unfavorable terms. The restrictive covenants in the 2020 Credit Agreement may make it difficult to obtain additional capital on terms that are favorable to us, and we may not be able to satisfy the conditions necessary to obtain additional funds pursuant to the revolving credit facility under the 2020 Credit Agreement. There is no assurance we will obtain the capital we require. As a result, there can be no assurance that we will be able to fund our future operations or growth strategies. In addition, future equity or debt financings may require us to also issue warrants or other equity securities that are likely to be dilutive to our existing stockholders. Newly issued securities may include preferences or superior voting rights or may be combined with the issuance of warrants or other derivative securities, which each may have additional dilutive effects. Furthermore, we may incur substantial costs in pursuing future capital and financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition. If we cannot raise additional funds on favorable terms or at all, we may not be able to carry out all or parts of our long-term growth strategy, maintain our growth and competitiveness or continue in business.

Changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters, including matters relating to our Tax Receivable Agreement, could significantly affect our financial results.

Generally accepted accounting principles and related accounting pronouncements, implementation guidelines and interpretations with regard to a wide range of matters that are relevant to our business are complex and involve many subjective assumptions, estimates and judgments by our management, including but not limited to estimates that affect our revenue recognition, accounts receivable and allowance for doubtful accounts, valuation of inventories, cost of revenues, sales returns, warranty liabilities, the recognition and measurement of loss contingencies, warrant liabilities, estimates of current and deferred income taxes, deferred income tax valuation allowances and amounts associated with our Tax Receivable Agreement with InnoHold dated February 22, 2018 (the “Tax Receivable Agreement”). Changes in these rules or their interpretation or changes in underlying assumptions, estimates or judgments by our management could significantly change our reported or expected financial performance, and could have a material adverse effect on our business.

Our future growth and profitability may depend in part on our ability to continue to improve and expand our product line and to successfully execute new product introductions.

As described in greater detail below, the mattress, pillow, bedding, bed base, cushion and related industries (“Comfort Industry”) are highly competitive, and our ability to compete effectively and to profitably grow our market share depends in part on our ability to continue to improve and expand our product line and related accessory products.

We incur significant research and development and other expenditures in the pursuit of improvements and additions to our product line. If these efforts do not result in meaningful product improvements or new product introductions, or if we are not able to gain widespread consumer acceptance of product improvements or new product introductions, our sales, profitability, cash flows and financial condition may be adversely affected. In addition, if any significant product improvements or new product introductions are not successful, our reputation and brand image may be adversely affected, and our business may be harmed.

A significant portion of our gross profit comes from our mattress products. If we are unable to develop new models of our mattress products or successfully market and sell new mattress models, our profitability may be adversely affected, and our business may be harmed.

Our expansion into new products, market segments and geographic regions subjects us to additional business, legal, financial, and competitive risks.

The majority of our sales are made directly to consumers through our website or certain other e-commerce platforms. We have been expanding our business into the wholesale distribution channel through relationships with our wholesale partners but there can be no assurance that we will continue to experience success with our wholesale partners or that anticipated new locations will be successful.

We may be unsuccessful in generating additional sales through wholesale channels. We may extend credit terms in connection with such relationships and such relationships may expose us to the risk of unpaid or late paid invoices. In addition, we may provide fixtures to such partners that may be difficult to recover or re-use. Our wholesale customers may not purchase our products in the volume we expect.

Profitability, if any, from sales to wholesale customers and new product offerings may be lower than from our DTC model and current products, and we may not be successful enough in these newer activities to recoup our investments in them. If any of these issues were to arise, they could damage our reputation, limit our growth, and negatively affect our operating results.

We may be unsuccessful in opening any of our Company showrooms beyond those already opened in cities across the U.S. We have limited experience in opening and operating our Company showrooms. Operating our Company showrooms includes additional risks. For example, we will incur expenses and accept obligations related to additional leases, insurance, distribution and delivery challenges, increased employee management, and new marketing challenges. If we are not successful in our efforts to profitably operate these new stores, our reputation and brand could be damaged, growth could be limited, and our business may be harmed.

In addition, offerings of new products through our DTC, wholesale distribution channel and our Company showrooms may present new and difficult challenges, and we may be subject to claims if customers of these offerings experience service disruptions or failures or other quality issues. Expansion of sales channels may require the development of additional, differentiated products to avoid price and distribution conflicts between and within sales channels. Wholesale expansion increases our risk as our wholesale partners will require delaying payments to us on net terms ranging from a few days to 60 or more days, or they may delay paying us beyond the agreed-upon net terms or fail to pay. Our Company showroom expansion increases our risk for inventory shrinkage from destruction, theft, obsolescence and other factors that render such inventory unusable or unsellable.

New products may come with the same warranty and return risks as mentioned above. New product offerings or expansion into new market channels or geographic regions may subject us to new or additional regulation, which would impose potentially significant compliance and distribution costs.

The ongoing COVID-19 pandemic and responses thereto have adversely affected and may continue to adversely affect aspects of our business, including, among other things, our supply chain, workforce, and operations.

The COVID-19 pandemic has resulted in far-reaching economic and financial disruptions that have adversely affected, and are likely to continue to adversely affect, the Company’s business, financial condition, capital, liquidity and results of operations. The U.S. federal government, U.S. states and many local jurisdictions have issued at various times, and others in the future may issue, “shelter-in-place” orders, quarantines, executive orders and similar government orders, restrictions, and recommendations for their residents to control the spread of COVID-19. Such orders, restrictions and recommendations, and the perception that additional orders, restrictions or recommendations could occur, have resulted in widespread closures of businesses not deemed “essential,” work stoppages, slowdowns and delays, work-from-home policies, travel restrictions and cancellation of events, as well as increased volatility in stock prices, among other effects. While certain jurisdictions may ease restrictions, we cannot be certain that other jurisdictions will do so or that eased restrictions are permanent. Furthermore, many jurisdictions have experienced a resurgence in COVID-19 cases, which has prompted governments to reinstate previously scaled back restrictions. If other jurisdictions experience a resurgence in COVID-19 cases, they may also prolong restrictions or adopt additional restrictions that could negatively affect our business, including, but not limited to, requiring us to close our manufacturing facilities. In addition, policies in the United States regarding the government response to the COVID-19 pandemic may further change.

We continue to monitor our operations and government mandates and may elect or be required to temporarily close our offices, manufacturing plants or Company showrooms to protect our employees, and limit our access to customers and limit customer use of our products as they are required to prioritize resources to address the public healthcare needs arising from the COVID-19 pandemic. The disruptions to our activities and operations may negatively impact our business, operating results and financial condition. There is a risk that government actions, or lack thereof, will not be effective at containing COVID-19, and that government actions or inactions, including the orders and restrictions described above and premature lessening of those restrictions, that are intended to contain the spread of COVID-19 while also minimizing harm to the economy, will have a devastating negative impact on the world economy at large, in which case the risks to our sales, operating results and financial condition described herein would be elevated significantly.

The duration of the COVID-19 pandemic’s impact on our business may be difficult to assess or predict. The widespread pandemic has resulted, and may continue to result for an extended period, in significant disruption of global financial markets, and may restrict our ability to access capital, which would negatively affect our liquidity. While we have been able to reverse some previous actions undertaken, such as, among others, temporarily deferring capital expenditures, furloughing certain employees, and temporarily deferring compensation for our senior executives, we may be required to take such actions again, or take additional actions, if there is a resurgence of COVID-19 cases or reinstatement of government restrictions. As a result of such actions or restrictions, we may be unable to complete capital expenditure projects or investments in the future, which would limit our ability to grow our business, and our results of operations and financial condition will be adversely affected.

Further, quarantines or government reaction or shutdowns for COVID-19 could disrupt our supply chain. Travel and import restrictions may also disrupt our ability to manufacture or distribute our products. Any import or export or other cargo restrictions related to our products or the raw materials used to manufacture our products would restrict our ability to manufacture and ship products and harm our business, financial condition and results of operations. Our key personnel and other employees could also be affected by COVID-19, potentially reducing their availability. In addition, the government responses to COVID-19 or the procedures we take to mitigate its effect on our workforce could reduce the efficiency of our operations or prove insufficient to mitigate the adverse impact of COVID-19 on our business. We may delay or reduce certain capital spending and related projects until the travel and logistical impacts of COVID-19 are lifted, which could delay the completion of such projects.

Even after initial quarantines and other government restrictions are scaled back, there is risk that we will be unable to continue normal production and operations, due to, among other things, disruptions and delays in our supply chain, government relief programs that enable production workers to remain out of the workforce, and difficulties in ramping up our own operations. We may also experience disputes with our suppliers and/or customers as a result of such difficulties. Further, there may be subsequent outbreaks of COVID-19 that could disrupt our operations. In addition, as employees return to work, we may face claims by such employees or regulatory authorities that we have not provided adequate protection to our employees with respect to the spread of COVID-19 at our facilities.

The global outbreak of COVID-19 continues to rapidly evolve. The ultimate impact of the COVID-19 outbreak is highly uncertain and subject to change. We do not yet know the full extent of potential delays or impacts on our business or the global economy as a whole. We do not yet know the impact that vaccines may have in mitigating or ending the outbreak of COVID-19, or how the availability of such vaccines may affect our work force. However, these effects could have a continuing material impact on our operations, sales and ability to continue as a going concern. To the extent the COVID-19 pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in this “Risk Factors” section, such as those relating to our level of indebtedness, our need to generate sufficient cash flows to service our indebtedness and our ability to comply with the covenants contained in the agreements that govern our indebtedness.

Customer demand for and our ability to sell and market our products, particularly within our wholesale and Company showroom businesses, has been and may in the future be adversely affected by the COVID-19 pandemic and responses thereto.

The COVID-19 pandemic has created significant uncertainty in our business, slowed our anticipated wholesale partner and showroom plans and resulted in a temporary contraction of our wholesale and Company showroom businesses due to temporary shutdowns of non-essential businesses, reduced demand for physical retail locations, and shelter-at-home and social distancing directives where our products are displayed in physical stores. The future impact to our wholesale partners and consumer demand from the COVID-19 pandemic or a future health epidemic or other outbreak occurring in other locations, particularly in North America, is unknown. If we fail to anticipate changes in demand or consumer behavior resulting from the COVID-19 pandemic or other outbreaks it could adversely affect our business or operating results.

If sales in our channels decline, including as a result of stay-at-home orders, social distancing mandates, temporary closures of or decreased shopping in our wholesale partners’ stores or our Company showrooms, or deteriorating general economic conditions, our business may be adversely affected. Moreover, we may be impacted by difficulties experienced by our wholesale partners as a result of the COVID-19 pandemic, including disruptions in their supply chains, their liquidity challenges and their ability to keep open or reopen retail locations. In addition, while for the year ended December 31, 2020 we experienced an increase in demand for our products through our DTC channel, there can be no guarantee that sales through our DTC channel will continue to increase or will not decline.

Our future growth and profitability depend upon the strength of our Purple brand and the effectiveness and efficiency of our marketing programs and our ability to attract and retain customers.

We are highly dependent on the effectiveness of our marketing messages and the efficiency of our advertising expenditures in generating consumer awareness and sales of our products. We continue to evolve our marketing strategies, adjusting our messages, the amount we spend on advertising and where we spend it. We may not always be successful in developing effective messages and new marketing channels, as consumer preferences and competition change, and in achieving efficiency in our advertising expenditures.

We depend heavily on internet-based advertising to market our products through internet-based media and e-commerce platforms. If we are unable to continue utilizing such platforms, if those media and platforms diminish in importance or size, or if we are unable to direct our advertising to our target consumer groups, our advertising efforts may be ineffective, and our business could be adversely affected. The costs of advertising through these platforms have increased significantly, which has resulted in decreased efficiency in the use of our advertising expenditures, and we expect these costs may continue to increase in the future.

We have relationships with online services, search engines, affiliate marketing websites, directories and other website and e-commerce businesses to provide content, advertising and other links that direct customers to our website. We rely on these relationships as significant sources of traffic to our website and to generate new customers. If we are unable to develop or maintain these relationships or develop and maintain new relationships for newly developed and necessary marketing services on acceptable terms, our ability to attract new customers and our financial condition would suffer. In addition, current or future relationships or agreements may fail to produce the sales that we anticipate. The cost of advertising for web-based platforms, such as Facebook, are increasing. Increasing advertising costs erode the efficiency of our advertising efforts. If we are unable to effectively manage our advertising costs or if our advertising efforts fail to produce the sales that we anticipate, our business could be adversely affected.

On October 20, 2020, the United States Department of Justice brought an antitrust lawsuit against Google claiming that Google improperly uses its monopoly over Internet search to impede competition and harm consumers. Our cost of advertising on Google may remain high if Google’s monopoly over Internet searches is not prevented and competitive search engines are not allowed to compete. Alternatively, if Google is required because of this lawsuit to split up the company or sell assets, there is no assurance this will decrease advertising costs and it may lead to increased costs due to an increased number of service providers who obtain oligopoly power to control advertising costs or inefficiencies from a reduction in scale. Although this lawsuit may lower our advertising costs, there is risk that it may not and would lead to increased costs which would reduce our profitability and harm our business.

Consumers are increasingly using digital tools as a part of their shopping experience. As a result, our future growth and profitability will depend in part on (i) the effectiveness and efficiency of our online experience for disparate worldwide audiences, including advertising and search optimization programs in generating consumer awareness and sales of our products, (ii) our ability to prevent confusion among consumers that can result from search engines that allow competitors to use or bid on our trademarks to direct consumers to competitors’ websites, (iii) our ability to prevent Internet publication or television broadcast of false or misleading information regarding our products or our competitors’ products, (iv) the nature and tone of consumer sentiment published on various social media sites, and (v) the stability of our website. In recent years, a number of DTC, Internet-based retailers, like us, have emerged and have driven up the cost of basic search terms, which has and may continue to increase the cost of our Internet-based marketing programs. More recently, the large traditional mattress manufacturers have been increasing their efforts to increase their DTC sales which also is increasing the cost of our Internet-based marketing programs and cost of customer conversion.

In the past, we have been the target of publications by purported consumer reviewers who claim to have identified health and safety concerns with our products. While we believe such claims to be baseless, refuting such claims requires us to expend significant resources to educate current and potential customers on the safety of our products. Even if we are able to broadly disseminate factual information to refute such claims and reinforce the safety of our products, such claims and attendant adverse publicity could persist and damage our reputation and brand value and result in lower sales.

The number of third-party review websites is increasing, and such reviews are becoming increasingly influential with consumers. Negative reviews from such sources may receive widespread attention from consumers, which could damage our reputation and brand value and result in lower sales. If we are unable to effectively manage relationships with such reviewers to promote accurate reviews of our products, reviewers may decline to review our products or may post reviews with misleading information, which could damage our reputation and make it more difficult for us to improve our brand value.

If our marketing messages are ineffective or our advertising expenditures, geographic price-points, and other marketing programs, including digital programs, are inefficient in creating awareness and consideration of our products and brand name and in driving consumer traffic to our website, our sales, profitability, cash flows and financial condition may be adversely impacted. In addition, if we are not effective in preventing the publication of confusing, false or misleading information regarding our brand or our products, or if there arises significant negative consumer sentiment on social media regarding our brand or our products, our sales, profitability, cash flows and financial condition may be adversely impacted.

Our future growth and profitability depend, in part, upon our ability to achieve and maintain sufficient production capacity to meet customer demands.

We manufacture our mattresses using our proprietary and patented Mattress Max machinery to make our Hyper-Elastic Polymer cushioning material. Because of the unique features of our Mattress Max machines, new machines are not readily available and must be constructed. We also have experienced inefficiencies in sourcing of materials and production of finished products. We have taken steps to improve our processes and capabilities, but if we are unable to maintain our improvements and continue our improvement initiatives to increase efficiencies or if we are unable to promptly and efficiently open our new Georgia manufacturing facility, we may not be able to keep up with demand which would harm our business. If we are unable to construct new

Mattress Max machines and implement them into our production process in a timely manner, if our existing Mattress Max machines are unable to function at the desired capacity, or if we are unable to develop replacements for the existing Mattress Max machines if such replacements should become necessary, our production capacity may be constrained and our ability to respond to customer demand may be adversely impacted. We manufacture mattresses and other products using components provided by third-party suppliers. If those third-party suppliers are unable to provide us with such components or if our assembly capacity is insufficient, our ability to respond to customer demand may be adversely impacted. This would negatively impact our ability to grow our business and achieve profitability.

We have engaged in significant related-party transactions with affiliates and owners that may give rise to conflicts of interest, result in losses to the Company or otherwise adversely affect our operations and the value of our business.

We have engaged in numerous related-party transactions involving significant shareholders and directors of the Company, as well as with other entities affiliated with such persons.

For example, prior to the Business Combination, InnoHold, previously a significant stockholder of the Company and an entity owned by the founders, Terry and Tony Pearce, granted equity incentive awards in Purple LLC to certain key employees at that time. As a result of the structure of those awards being granted through a separate entity, the equity incentives were required, because of the structure of the Business Combination, to be exchanged for ownership units in InnoHold, to avoid those equity interests becoming of no value to the participants. Those participants’ ownership interests had certain restrictions, including vesting requirements. These equity incentives granted to key employees prior to the Business Combination are forfeited to the extent the grant to an employee is not fully vested at the time that such employee’s employment is terminated. Before and for a period of time since the Business Combination, all forfeitures occurring from departing employees have inured to the benefit of only the owners of InnoHold, and not all of our stockholders. This means that the forfeited equity did not increase our currently approved equity incentive pool. Because the forfeited equity resulting from these departures prior to this distribution was held at InnoHold, that forfeited equity did not replenish our equity incentive pool and could not be used for equity grants to those who have replaced and will replace these employees or for other purposes essential to the business. During 2019, to avoid future forfeitures from inuring only to the benefit of InnoHold’s owners, InnoHold distributed to the incentive participants their pro rata share of InnoHold’s ownership of shares of Class B common stock, par value $0.0001 (“Class B Common Stock”) in Purple Inc. and Class B Common Units (“Class B Units”) in Purple LLC, after which any forfeitures would inure to the benefit of all of our stockholders. InnoHold distributed additional paired shares of Class B Common Stock in Purple Inc. and Class B Units in Purple LLC which also will be subject to the same vesting requirements and result in forfeitures inuring to the benefit of all shareholders. Our current equity incentive pool, as approved by the stockholders prior to the Business Combination in the Purple Innovation, Inc. 2017 Equity Incentive Plan (“2017 Equity Incentive Plan”), did not account for the departure, before this distribution by InnoHold, of such key employees who had existing equity grants through InnoHold, and there is a risk that we will have to seek approval from the Board and stockholders to refresh the equity incentive pool earlier than anticipated at the time of the Business Combination because of the unanticipated need to use shares from the existing pool to hire and retain other key employees needed to achieve the Company’s growth objectives. If the equity pool is not refreshed, there is a risk that we may not be able to hire and retain such key employees. If the equity pool is refreshed with authorized shares of the Company that are issued in accordance with our 2017 Equity Incentive Plan, our stockholders will be diluted. Also, this distribution by InnoHold to the equity incentive participants has caused us to incur administrative expenses related to the distributions, the management of the differing vesting schedules and compliance with their rights under the distribution agreements. In addition, the calculations of the distributive share and related income tax withholdings with respect to holders of InnoHold’s Class B Units, as well as the processes by which such distributions and withholdings are made, are highly complex. As a result, there is a risk that the recipients of such distributions or other third parties may claim that we have miscalculated the distribution or income tax withholding amounts or failed to timely pay the taxes. The cost of responding to such claims, including but not limited to the diversion of management’s attention from our operations and defense or settlement costs, could negatively impact our operations and financial results.

In connection with the Business Combination, Purple LLC also entered into that certain Credit Agreement dated February 2, 2018, with the Coliseum Capital Partners, L.P. (“CCP”), Blackwell Partners LLC – Series A (“Blackwell”) and Coliseum Co-invest Debt Fund, L.P. (“CCDF” and together with CCP and Blackwell, the “Lenders”), which was guaranteed by Purple Inc. The Lenders also were stockholders and warrant holders of the Company and appointed one director to serve on our Board, Adam Gray, who continues to serve on our Board and is affiliated with the Lenders. Further, on February 26, 2019, the Amended and Restated Credit Agreement between Purple LLC and certain of the Lenders (the “Incremental Lenders”), and each of the related documents, including the issuance of additional warrants to the Incremental Lenders, was closed and an incremental loan was funded. In connection with the funding of the incremental loan, we issued to the Incremental Lenders warrants to purchase shares of our Class A Common Stock. On March 27, 2020, the Amended and Restated Credit Agreement was amended to allow Purple LLC at its election a 5% paid-in-kind interest deferral for the first two quarters of 2020. On May 15, 2020, the Amended and Restated Credit Agreement was further amended to remove a negative covenant so that there would not be an event of default if the Lenders acquired 25% or more ownership of the Company. On August 20, 2020, the Company and Purple LLC entered into a Waiver and Consent to Amended and Restated Credit Agreement with the Lenders, that, among other things, waives an event of default as a result of InnoHold ceasing to own 25% or more of the aggregate equity interests in the Company, subject to certain conditions as more fully provided in such waiver. On September 3, 2020, we paid off the full amount owed and a prepayment premium to the Lenders in the aggregate amount of $45.0 million and terminated the Amended and Restated Credit Agreement, subject to those provisions that survive termination. The Lenders further have continuing rights of first refusal related to indebtedness of the Company as set forth in the Subscription Agreement entered into by them and the Company at the time of the Business Combination. Adam Gray continues to serve on our Board and the Lenders, together, hold a significant portion of our outstanding shares of Class A Common Stock and voting power. Future transactions with the Lenders, if any, may give rise to conflicts of interest or otherwise adversely affect our business.

See Note 15, Related-Party Transactions of the Notes to the Consolidated Financial Statements, included in Part II, ITEM 8 of our Annual Report on Form 10-K/A Amendment No. 1 for the year ended December 31, 2020, “Financial Statements and Supplementary Data,” which is incorporated herein by reference.

Disruption of operations in our manufacturing facilities, including as a result of, among other things, workplace injuries, pandemics or natural disasters, has and could increase our costs of doing business or lead to delays in shipping our products.

We have two manufacturing plants, which are located in Alpine, Utah and Grantsville, Utah. We began operations on March 3, 2021 at a third manufacturing plant in McDonough, Georgia that manufactures and distributes products. In the future we may also enter into leases for additional manufacturing plants.

Although we can produce some of our products at both Utah sites, we have consolidated production of certain products at each site. Therefore, the disruption of operations of our manufacturing facilities, particularly where manufacturing has been consolidated, for a significant period of time, or even permanently, or disruptions to the scheduled build-out of the Georgia facility such as through a closure related to the COVID-19 pandemic or the loss of the lease, may increase our costs of doing business and lead to delays in shipping our products to customers. In addition, the occurrence of workplace injuries or other industrial accidents at one or more of our manufacturing plants has required, and may require in the future, that we suspend production or modify our operations, which could lead to delays in manufacturing and shipping our products to customers. Such delays could adversely affect our sales, customer satisfaction, profitability, cash flows, liquidity and financial condition. Because two of our currently operating manufacturing plants are located within the same geographic region, regional economic downturns, natural disasters, closures due to COVID-19 or other issues could potentially disrupt a significant portion of our manufacturing and other operating activities, which could adversely affect our business. On March 18, 2020, Magna, Utah was the epicenter of a 5.7 magnitude earthquake that was felt approximately 20 miles away at our Grantsville, Utah manufacturing plant but not felt at our Alpine, Utah manufacturing plant. Since that date, there have been approximately one-thousand aftershocks. Though no damage occurred at either manufacturing plant from the 5.7 earthquake or its aftershocks, continued or increased earthquake activity in the area could disrupt manufacturing and other operating activities, which could adversely affect our business.

Our manufacturing processes involve the use of heavy machinery and equipment, which exposes us to potentially significant financial losses and reputational harm due to workplace injuries or industrial accidents that may occur at our facilities.

Our manufacturing processes involve the use of heavy machinery and equipment and are subject to risks involving workplace injuries, mechanical failures, and industrial accidents, including, among other things, personal injury or death resulting from such incidents at our manufacturing plants. A workplace accident, mechanical failure, industrial accident or any similar problem involving any one or more of our facilities has required, and may require in the future, that we suspend production at one or more of our manufacturing plants, which could lead to delays in manufacturing and shipping our products and adversely affect our business and results of operations. The occurrence of such incidents, or any perceived insufficiency in our response to any such deficiency or problem, could also materially adversely affect our reputation. If we are unable to meet workplace safety standards or, if our employees or customers perceive us having a poor safety record, it could materially impact our ability to attract and retain new employees and our reputation with our customers could suffer, which could adversely affect our business and results of operations.

We recently experienced an industrial accident that resulted in the death of one of our employees. The occurrence of this and other such incidents could also result in investigations by or the imposition of fines from regulatory authorities or require us to implement corrective actions to address the causes of such incidents, which could require the expenditure of significant resources and may adversely affect our financial condition and operations. Further, the occurrence of such incidents may result in litigation, including personal injury or workers’ compensation claims, which could also adversely affect our financial condition and reputation. While we maintain insurance coverage for certain types of losses, such insurance coverage may be insufficient to cover all losses that may arise.

We may not be able to successfully anticipate consumer trends and demand and our failure to do so may lead to loss of consumer acceptance of the products we sell, resulting in reduced net sales.

Our success depends in part on our ability to anticipate and respond to changing trends and consumer demands in a timely manner. Changes in consumers’ tastes and trends and the resulting change in our product mix, as well as failure to offer our consumers multiple avenues for purchasing our products, could adversely affect our business and operating results. If we fail to identify and respond to emerging trends, consumer acceptance of the products we manufacture and sell and our image with current or potential customers may be harmed, which could reduce our net sales. If we misjudge market trends, we may significantly overstock inventory and be forced to take significant inventory markdowns, which would have a negative impact on our gross profit and cash flow. Conversely, shortages of inventory or time to fulfillment of our products that prove popular could also reduce our sales.

We have in some instances kept excess amounts of raw material inventory and some finished goods inventory, which could be susceptible to shrinkage that may harm our ability to use or sell such inventory and may adversely impact our profitability.

Although we attempt to maintain only the necessary amounts of raw material inventory on hand, in some instances we have accumulated excess amounts of raw materials inventory. We also have accumulated in the past excess amounts of some finished goods inventory, and we may again have excess amounts of some of our inventory. All such excess inventory is subject to shrinkage from destruction, theft, obsolescence and factors that render such inventory unusable or unsellable, and we have lost inventory for such reasons. While we take efforts to right-size all raw materials and finished goods inventory, if our efforts are not successful, we could continue to experience excess amounts of some items of raw materials and finished goods and related shrinkage that could adversely impact our cash flow, margins and profitability.

Our business could suffer if we are unsuccessful in making, integrating, and maintaining commercial agreements, strategic alliances, and other business relationships.

To successfully operate our business, we rely on commercial agreements and strategic relationships with suppliers, service providers and certain wholesale partners and customers. As we grow, we may acquire other businesses to incorporate into our operations. These arrangements can be complex and require substantial infrastructure capacity, personnel, and other resource commitments. Further, our business partners may have disruptions in their businesses or choose to no longer do business with us and the impact of such disruption or choices could be magnified to the extent such business partners represent a significant part of our business. We may not be able to implement, maintain, or develop the components of these commercial relationships. Moreover, we may not be able to enter into additional commercial relationships and strategic alliances on favorable terms or at all.

As our agreements terminate or relationships unwind, we may be unable to renew or replace these agreements on comparable terms, or at all. We may in the future enter into amendments on less favorable terms or encounter parties that have difficulty meeting their contractual obligations to us, which could adversely affect our operating results.

Our present and future services agreements, other commercial agreements, and strategic relationships and acquisitions create additional risks such as:

•	failure to effectively integrate acquisitions;

•	disruption of our ongoing business, including loss of management focus on existing businesses;

•	impairment of other relationships;

•	variability in revenue and income from entering into, amending, or terminating such agreements or relationships; and

•	difficulty integrating under the commercial agreements.

We have entered into arrangements with several wholesale partners through which we sell certain of our products in their retail stores. We anticipate increasing the number of these partnerships. Also, we have agreed to exclusivity of certain products with some of our wholesale partners. Our relationships with our wholesale partners may not be profitable to us or may impose additional costs that we would not otherwise incur under our DTC operations. Our wholesale partners may choose not to continue doing business with us, which would result in a corresponding loss of revenue. Our wholesale partners may experience their own business disruptions, including for example bankruptcy, that could affect their ability to continue to do business with us. Our wholesale partners may engage in conduct that could breach the exclusivity rights of other wholesale partners. Our wholesale partners may compete against us in DTC or other channels that are important to us, and may erode our business in such channels. Further, maintaining these relationships may require the commitment of significant amounts of time, financial resources and management attention, and may result in prohibitions on certain sales channels through exclusivity requirements, which may adversely affect other aspects of our business.

We have opened nine Company showrooms in cities across the U.S. Our business is expanding into additional Company showrooms which, like our online e-commerce retail store, may compete more directly with our wholesale partners for customers. In our effort to make our products available to consumers in multiple retail channels, there is the risk that sales may diminish in other channels, costs may be incurred without an increase in overall sales and our wholesale partners may no longer carry our products. Managing an omni-channel distribution strategy, including the relationships with business partners in each channel, may require significant amounts of time, resources and attention which may adversely affect other aspects of our business.

We operate in a highly competitive Comfort Industry, and if we are unable to compete successfully, we may lose customers and our sales may decline.

The Comfort Industry market is highly competitive and fragmented. We face competition from many manufacturers (including competitors that primarily manufacture and import from China and other low-cost countries), traditional brick-and-mortar retailers and online retailers, including direct-to-consumer competitors. One domestic competitor has a license to use some of the intellectual property we own but do not use at this time. Participants in the Comfort Industry compete primarily on price, quality, brand name recognition, product availability and product performance and compete across a range of distribution channels. The highly competitive nature of the Comfort Industry means we are continually subject to the risk of loss of market share, loss of significant customers, reductions in margins, and the inability to acquire new customers.

A number of our significant competitors offer products that compete directly with our products. Any such competition by established manufacturers and retailers or new entrants into the market could have a material adverse effect on our business, financial condition and operating results. Comfort Industry manufacturers and retailers are seeking to increase their channels of distribution and are looking for new ways to reach the consumer. Like us, many newer competitors in the mattress industry have begun to offer “bed-in-a-box” or similar products directly to consumers through the Internet and other distribution channels. Some of our established competitors have begun to offer “bed-in-a-box” products as well. Many of our competitors source their products from countries such as China and Vietnam, where the costs may be lower than our costs. Companies providing for the distribution of mattresses online or through retail stores, such as Amazon and Walmart, also have begun to offer competing products in their respective channels. In addition, retailers outside the U.S. have integrated vertically in the furniture and bedding industries, and it is possible that retailers may acquire other retailers or may seek to vertically integrate in the U.S. by acquiring a mattress manufacturer.

Many of our current and potential competitors may have substantially greater financial support, technical and marketing resources, larger customer bases, longer operating histories, greater name recognition, mature distribution methods, and more established relationships in the industry than we do and sell products through broader and more established distribution channels. These competitors, or new entrants into the market, may compete aggressively and gain market share with existing or new products, and may pursue or expand their presence in the Comfort Industry. We cannot be sure we will have the resources or expertise to compete successfully in the future. We have limited ability to anticipate the timing and scale of new product introductions, advertising campaigns or new pricing strategies by our competitors, which could inhibit our ability to retain or increase market share, or to maintain our product margins. Our current and potential competitors may secure better terms from vendors, adopt more aggressive pricing, and devote more resources to technology, infrastructure, fulfillment, and marketing. Also, due to the large number of competitors and their wide range of product offerings, we may not be able to continue to differentiate our products through value, styling or functionality from those of our competitors. Our products are also typically heavier than others and some markets we wish to expand into will not support delivery of our heavy products through parcel services or other affordable home delivery services, limiting our ability to serve the market.

In addition, the barriers to entry into the retail bedding industry are relatively low. New or existing bedding retailers could enter our markets and increase the competition we face. Competition in existing and new markets may also prevent or delay our ability to gain relative market share. Any of the developments described above could have a material adverse effect on our planned growth and future results of operations.

We will face different market dynamics and competition as we develop new products to expand our presence in our target markets. In some markets, our future competitors may have greater brand recognition and broader distribution than we currently enjoy. We may not be as successful as our competitors in generating revenues in those markets due to the lack of recognition of our brands, lack of customer acceptance, lack of product quality history and other factors. As a result, any new expansion efforts could be costlier and less profitable than our efforts in our existing markets. If we are not as successful as our competitors are in our target markets, our sales could decline, our margins could be impacted negatively and we could lose market share, any of which could materially harm our business.

A consolidation of the domestic market for foam may increase the prices for foam in the geographical market in which we purchase foam, which could adversely affect our business. We source a specialized type of foam from a supplier who has been in bankruptcy, and the ability of that supplier to remain in business in the short- or long-term may affect our ability to continue to obtain that specialized foam and require us to modify our product offerings, lose sales or incur increased expenses that could adversely affect our cash flows, margins and profitability.

If we are unable to effectively compete with other manufacturers and retailers of mattresses, pillows, cushions, and our other products our sales, profitability, cash flows and financial condition may be adversely impacted.

Substantial and increasingly intense competition worldwide in e-commerce may harm our business.

Consumers who might purchase our products from us online have a wide variety of alternatives for purchasing competing mattresses, pillows and cushions, including traditional brick and mortar retailers (as well as the online and mobile operations of these traditional retailers), other online DTC retailers and their related mobile offerings, online and offline classified services, online retailer platforms, such as Amazon.com, and other shopping channels, such as offline and online home shopping networks.

The Internet and mobile networks provide new, rapidly evolving and intensely competitive channels for the sale of all types of goods and services, including products that compete directly with our products. Consumers who purchase mattresses, pillows and cushions through us have more and more alternatives, and merchants have more online channels to reach consumers. We expect competition to continue to intensify. Online and offline businesses increasingly are competing with each other and our competitors include a number of online and offline retailers with significant resources, large user communities and well-established brands. Moreover, the barriers to entry into these channels can be low, and businesses easily can launch online sites or mobile platforms and applications at nominal cost by using commercially available software or partnering with any of a number of successful e-commerce companies. As we respond to changes in the competitive environment, we may, from time to time, make pricing, service or marketing decisions or acquisitions that may be controversial with and lead to dissatisfaction among our customers, which could reduce activity on our platform and harm our profitability.

In addition, sellers in our industry are increasingly utilizing multiple sales channels, including the acquisition of new customers by paying for search-related advertisements on horizontal search engine sites, such as Google, Yahoo!, Naver and Baidu. We use product search engines and paid search advertising to help users find our sites, but these services also have the potential to divert users to other online shopping destinations. Consumers may choose to search for products with a horizontal search engine or shopping comparison website, and such sites may also send users to other shopping destinations.

E-commerce customers have come to expect improved user experience, greater ease of buying goods, lower (or no) shipping costs, faster delivery times and more favorable return policies from e-commerce sellers. Also, certain platform businesses, many of whom are larger than us or have greater capitalization, have a dominant and secure position in other industries or certain significant markets, and offer a broader variety of

Comfort Industry products to consumers and retailers that we do not offer. If we are unable to change our product offerings in ways that reflect the changing demands of e-commerce and mobile commerce marketplaces, particularly the higher growth of sales of fixed-price items and higher expected service levels or compete effectively with and adapt to changes in larger platform businesses, our business will suffer.

Some of our e-commerce competitors offer a significantly broader range of products and services than we do. Competitors with other revenue sources may be able to devote more resources to marketing and promotional campaigns, adopt more aggressive pricing policies and devote more resources to website, mobile platforms and applications and systems development than we can. Other DTC retailers and e-commerce competitors may offer or continue to offer faster shipping, free shipping, delivery on Sunday, same-day delivery, favorable return policies or other transaction-related services which improve the user experience on their sites and which could be impractical or inefficient for us to match. Competitors may be able to innovate faster and more efficiently, and new technologies may increase competitive pressure by enabling competitors to offer more efficient or lower-cost services.

A reduction in the availability of credit to consumers generally or under our existing consumer credit programs or the availability of more favorable credit terms with competitors could harm our sales, profitability, cash flows and financial condition.

We offer financing to consumers through third-party consumer finance companies. During the year ended December 31, 2020, a significant percentage of our sales were financed through third-party consumer finance companies. The amount of credit available to consumers may be adversely impacted by macroeconomic factors that affect the financial position of consumers as suppliers of credit adjust their lending criteria. In addition, changes in federal regulations effective in 2010 placed additional restrictions on all consumer credit programs, including limiting the types of promotional credit offerings that may be offered to consumers.

These third-party consumer finance companies offer consumer financing options to our customers through agreements that may be terminated by us or the companies upon thirty days’ prior written notice. These consumer finance companies have discretion to control the content of financing offers to our customers and to set minimum credit standards under which credit is extended to customers. These consumer finance companies may make more favorable terms available to our competitors, or they may offer more favorable terms in channels other than the channels in which we focus our efforts.

Reduction of credit availability due to changing economic conditions, changes in regulatory requirements, or the termination of our agreements with third-party consumer finance companies could harm our sales, profitability, cash flows and financial condition. The availability of more favorable credit terms offered by competitors could harm our sales, profitability, cash flows and financial condition.

We attempt to maintain only the necessary amounts of raw material inventory and products, which could leave us vulnerable to shortages in supply of components and products that may harm our ability to satisfy consumer demand and may adversely impact our sales and profitability.

We attempt to maintain only the necessary amounts of products and raw material inventory on hand, which could leave us vulnerable to shortages in supply of products or components that may harm our ability to satisfy consumer demand and may adversely impact our sales and profitability. Lead times for ordered components and products may vary significantly, especially as we source some of our materials and products from China or other countries. Our business may be harmed by legal, regulatory, economic, political, health concerns and unforeseen risks associated with international trade in those countries. Moreover, we may experience increased costs in sourcing Chinese materials as a result of the uncertain status of the U.S.-China trade relationship or may experience related disruption if we seek to replace Chinese suppliers with suppliers in other countries. In addition, some components used to manufacture our products are provided on a sole source basis. Any unexpected shortage of products or materials caused by any disruption of supply or an unexpected increase in the demand for our products, could lead to delays in shipping our products to customers. Any such delays could adversely affect our sales, customer satisfaction, profitability, cash flows and financial condition.

We rely upon several key suppliers that are, in some instances, the only source of supply currently used by us for particular products, materials, components or services. A disruption in the supply or substantial increase in cost of any of these products or services could harm our sales, profitability, cash flows and financial condition.

We currently obtain all of the raw materials and components used to produce our mattresses, pillows and cushions from outside sources. In some cases, we have chosen to obtain these materials and components from suppliers who serve as the only source of supply, or who supply the vast majority of our needs of the particular material or component. While we believe that these materials and components, or suitable replacements, could be obtained from other sources, in the event of a disruption or loss of supply of relevant materials or components for any reason, we may not be able to find alternative sources of supply, or if found, may not be found on comparable terms. In addition, a change in the financial condition of some of our suppliers could impede their ability to provide products to us in a timely manner.

If our relationship with the primary supplier of our mineral oil is terminated, we could have short-term difficulty in replacing this source since there are relatively few other suppliers presently capable of supplying the local volume that we would need in a short period of time.

Our success is highly dependent on our ability to provide timely delivery to our customers, and any disruption in our delivery capabilities or our related planning and control processes may adversely affect our operating results.

An important part of our success is due to our ability to deliver our products to our customers in a timely manner. This in turn is due to our successful planning and distribution infrastructure, including ordering, transportation and receipt processing, the ability of our suppliers to meet our distribution requirements and the ability of our contractors to meet our delivery requirements. Our ability to maintain this success depends on the continued identification and implementation of improvements to our planning processes, distribution infrastructure and supply chain. We also need to ensure that our distribution infrastructure and supply chain keep pace with our anticipated growth and increased product output. The cost of these enhanced processes could be significant and any failure to maintain, grow or improve them could adversely affect our operating results.

Except in the Salt Lake City, Utah area, we rely on common carriers and freight forwarders to deliver our products to customers on a timely, convenient, and cost-effective basis. We also rely on the systems of such carriers to provide us with accurate information about the status and delivery of our products. Any disruption to the business of delivery carriers could cause our business to be adversely affected. Any significant delay in deliveries to our customers could lead to increased cancellations and returns and cause us to lose sales. Any increase in freight charges could increase our costs of doing business and harm our sales, profitability, cash flows and financial condition. Lack of accurate information from such carriers could damage our brand and our relationship with our customers. In the Salt Lake City, Utah area, we are using Company-owned delivery services that have been successful and efficient, and we intend to continue growing such services as demand and volume dictate. If our Company-owned delivery services do not continue to deliver products in a timely or cost-effective manner, we may need to revert to third party carriers and our reputation and business may be adversely affected.

Our business could also be adversely affected if there are delays in product shipments to us due to freight difficulties, delays in product shipments clearing U.S. Customs and Border Protection (“CBP”) for reasons of non-compliance or otherwise, challenges with our suppliers or contractors involving strikes or other difficulties at their principal transport providers or otherwise. The adverse effect on our business could include increase in freight costs if we choose to use more air freight. Our business could also be adversely affected if the business of our suppliers is disrupted because of infectious diseases or fear thereof such that quarantines, factory closures, labor disturbances, and transportation delays result. Such delays and events could adversely affect our profitability and reputation.

We depend on a few key employees, and if we lose the services of certain of our principal executive officers, we may not be able to run our business effectively.

Our future success depends in part on our ability to attract and retain key executive, merchandising, marketing, sales, finance, operations and engineering personnel. If any of our executive officers cease to be employed by us, we would have to hire additional qualified personnel. Our ability to successfully attract and hire other experienced and qualified executive officers cannot be assured and may be difficult because we face competition for these professionals from our competitors, our suppliers and other companies operating in our industry and in our geographic locations. Since the Business Combination, we have hired a new Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, and a Chief Retail Officer. We have also experienced the departure of the prior Chief Marketing Officer and the prior Chief Branding Officer. These departures and any delay in replacing these executives could significantly disrupt our ability to grow and pursue our strategic plans. We have been in the process of searching for a qualified replacement for our Chief Marketing Officer for approximately two years. While we believe our current executive officers have benefitted and will continue to benefit us, finding qualified replacements is time-consuming, takes Company resources, and can disrupt our growth and achievement of strategic plans. We do not maintain key-person insurance for members of our executive management team.

If we fail to maintain an effective system of internal controls, we may not be able to report our financial results accurately, may make a material misstatement in our financial statements, or may experience a financial loss. Any inability to report and file our financial results accurately and timely could harm our business and adversely affect the value of our business.

As a public company, we are required to establish and maintain internal controls over financial reporting and disclosure controls and procedures and to comply with other requirements of the Sarbanes-Oxley Act and the rules promulgated by the SEC. Even when such controls are implemented, management, including our Chief Executive Officer and Chief Financial Officer, cannot guarantee that our internal controls and disclosure controls and procedures will prevent all possible errors or loss. Because of the inherent limitations in all control systems, no system of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the Company or perpetrated against us will be prevented or have been detected. These inherent limitations include the possibility that judgments in decision-making can be faulty and subject to simple error or mistake. Furthermore, controls can be circumvented by individual acts of some persons, by collusion of two or more persons, or by management override of the controls. The design of any system of controls is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, measures of control may become inadequate because of changes in conditions, new fraudulent schemes, or the deterioration of compliance with policies or procedures. Because of inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and/or may not be detected.

The accuracy of our financial reporting depends on the effectiveness of our internal control over financial reporting. Internal control over financial reporting can provide only reasonable assurance with respect to the preparation and fair presentation of financial statements and may not prevent or detect misstatements. Failure to maintain effective internal control over financial reporting, or lapses in disclosure controls and procedures, could undermine the ability to provide accurate disclosure (including with respect to financial information) on a timely basis, which could cause investors to lose confidence in our disclosures (including with respect to financial information), require significant resources to remediate the lapse or deficiency, and expose us to legal or regulatory proceedings. We have identified a material weakness in our internal controls over financial reporting in connection with the restatement of our financial statements as of and for the years ended December 31, 2020 and 2019. If the identified material weakness is not remediated or if additional material weaknesses or significant deficiencies in our internal control are discovered or occur in the future, our financial statements may in the future contain material misstatements and we could be required to restate our financial results, which could lead to substantial additional costs for accounting and legal fees and stockholder litigation.

We have identified a material weakness in our internal control over financial reporting and if we are unable to develop and maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results in a timely manner, which may adversely affect investor confidence in us and materially and adversely affect our business and operating results.

On April 12, 2021, the SEC issued a public statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Statement”). Following the issuance of the SEC Statement, on April 28, 2021, our management and our audit committee concluded that, in light of the SEC Statement, it was appropriate to restate our previously issued audited financial statements as of and for the years ended December 31, 2020 and 2019. See Note 3, “Restatement of Previously Issued Consolidated Financial Statements,” of the Notes to the consolidated financial statements of our Form 10-K/A Amendment No. 1 for additional details regarding the restatement. As part of such process, we identified a material weakness in our internal controls over financial reporting. Our internal control over financial reporting did not result in the proper classification of the public and sponsor warrants we issued in connection with our initial public offering and a simultaneous private placement, respectively, which due to its impact on our consolidated financial statements, we determined to be a material weakness.

We continue to evaluate, design and work through the process of implementing controls and procedures under a remediation plan designed to address this material weakness, but there can be no assurance that we will be able to remediate this material weakness in a timely manner or at all. If our remediation measures are insufficient to address the material weaknesses, or if additional material weaknesses or significant deficiencies in our internal control are discovered or occur in the future, our financial statements may contain material misstatements and we could be required to restate our financial results, which could lead to substantial additional costs for accounting and legal fees and stockholder litigation.

Any failure to maintain such internal control could adversely impact our ability to report our financial position and results from operations on a timely and accurate basis. If our financial statements are not accurate, investors may not have a complete understanding of our operations. Likewise, if our financial statements are not filed on a timely basis, we could be subject to sanctions or investigations by the stock exchange on which our common stock is listed, the SEC or other regulatory authorities. In either case, this could result in a material adverse effect on our business. Failure to timely file will cause us to be ineligible to utilize short form registration statements on Form S-3, which may impair our ability to obtain capital in a timely fashion to execute our business strategies or issue shares to effect an acquisition. Ineffective internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

We may need to implement additional finance and accounting systems, procedures and controls as we grow our business and organization and to satisfy new reporting requirements.

We have a limited operating history, and our systems, procedures and controls are still developing to match the complexity of our business. We are required to comply with a variety of reporting, accounting and other rules and regulations. Compliance with existing requirements is expensive. As a public company, we are required to comply with additional regulations and other requirements. These and future requirements may increase our costs and require additional management time and resources. We may need to implement additional finance and accounting systems, procedures and controls to satisfy our reporting requirements. If our internal control over financial reporting is determined to be ineffective, such failure could cause investors to lose confidence in our reported financial information, negatively affect the value of our business, subject us to regulatory investigations and penalties, and could have a material adverse effect on our business.

Our business operations could be disrupted if our information technology systems fail to perform adequately or are disrupted by natural disasters or other catastrophes or if we are unable to protect the integrity and security of our information systems.

We depend largely upon our information technology systems in the conduct of all aspects of our operations. If our information technology systems fail to perform as anticipated, we could experience difficulties in virtually any area of our operations, including but not limited to receiving orders from customers, replenishing inventories or delivering our products. We may be required to incur significant capital expenditures in the pursuit of improvements or upgrades to our management information systems. These efforts may take longer and may require greater financial and other resources than anticipated, may cause distraction of key personnel, and may cause short-term disruptions to our existing systems and our business. If we experience difficulties in implementing new or upgraded information systems or experience significant system failures, or if we are unable to successfully modify our information systems to respond to changes in our business needs, our ability to run our business could be adversely affected. It is also possible that our competitors could develop better e-commerce platforms than ours, which could negatively impact our sales.

In addition, our systems may experience service interruptions or degradation due to hardware and software defects or malfunctions, computer denial-of-service and other cyberattacks, human error, earthquakes, hurricanes, floods, fires, natural disasters, power losses, disruptions in telecommunications services, fraud, military or political conflicts, terrorist attacks, computer viruses, or other events. Some of our systems are not fully redundant and our disaster recovery planning is not sufficient for all eventualities. Our systems are also subject to break-ins, sabotage, information hijacking or ransom, and intentional acts of vandalism. Any of these or other systems related problems could, in turn, adversely affect our sales and profitability.

Regulatory and Litigation Risks

We may not be eligible to participate in some of the relief programs provided under the recently adopted Coronavirus Aid Relief, and Economic Security (CARES) Act, the Consolidated Appropriations Act, 2021, or other government programs and even if we are eligible we may not realize any material benefits from participating in such programs.

In response to the economic impact of the COVID-19 pandemic, the United States has enacted legislation, including the Coronavirus Aid Relief, and Economic Security (CARES) Act and the Consolidated Appropriations Act, 2021, intended to provide relief to individuals and businesses, including, but not limited to, through stimulus payments to individuals, tax relief and benefits, and other programs. We continue to evaluate the applicability of the CARES Act and the Consolidated Appropriations Act, 2021, to the Company, and the potential impacts on our business and are actively seeking to take advantage of applicable programs.

While we may determine to apply for programs available under the such legislation, there is no guarantee that we will meet any eligibility requirements to participate in such programs or, even if we are able to participate, that such programs will provide meaningful benefit to our business. In addition to relief programs provided in connection with the COVID-19 pandemic, the U.S. government and state/local governments may offer additional programs intended to assist employers. We may fail to qualify for or take advantage of such COVID-19 relief programs, which may have a negative impact on our business. In the event we are able to participate in such programs, our participation may impose additional restrictions on our business that could adversely affect our business and our ability to respond to the changing economic environment. In addition, previously adopted government programs designed to provide assistance to businesses and consumers may not be sufficient and further assistance may not be provided and the U.S. government and state and local governments may not act to provide additional assistance, which could adversely affect consumer spending and our business.

Regulatory requirements, including, but not limited to, trade, customs, environmental, health and safety requirements, may require costly expenditures and expose us to liability.

Our products and our marketing and advertising programs are subject to regulation in the U.S. by various federal, state and local regulatory authorities, including the Federal Trade Commission and the CBP. In addition, our operations are subject to federal, state and local consumer protection regulations and other laws relating specifically to the bedding industry. These rules and regulations may conflict and may change from time to time, as a result of changes in the political environment or otherwise. There may be continuing costs of regulatory compliance including continuous testing, additional quality control processes and appropriate auditing of design and process compliance.

In addition, we are subject to federal, state and local laws and regulations relating to pollution, environmental protection and occupational health and safety. We may not be in complete compliance with all such requirements at all times, and we have been required in the past to make changes to our facilities in order to comply with these requirements. We have made and will continue to make capital and other expenditures to comply with environmental and health and safety requirements. If a release of harmful or hazardous substances occurs on or from our properties or any associated offsite disposal location, or if contamination from prior activities is discovered at any of our properties, we may be held liable and the amount of such liability could be material. As a manufacturer of mattresses, pillows, cushions and related products, we use and dispose of a number of substances, such as glue, oil, solvents and other petroleum products, as well as certain foam ingredients, that may subject us to regulation under numerous foreign, federal and state laws and regulations governing the environment. Among other laws and regulations, we are subject in the U.S. to the Federal Water Pollution Control Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Clean Air Act and related state and local statutes and regulations.

We are also subject to federal laws and regulations relating to international shipments, customs, and import controls. We may not be in complete compliance with all such requirements at all times, and if we are not in compliance with such requirements, we may be subject to penalties or fines, which could have an adverse impact on our financial condition and results of operations.

Our operations could also be impacted by a number of pending legislative and regulatory proposals to address greenhouse gas emissions in the U.S. and other countries. The U.S. and certain other countries have adopted the Kyoto Protocol. New greenhouse gas reduction targets have been established under the Kyoto Protocol, as amended. This and other initiatives under consideration could affect our operations. These actions could increase costs associated with our manufacturing operations, including costs for raw materials, pollution control equipment and transportation. Because it is uncertain what laws will be enacted, we cannot predict the potential impact of such laws on our future consolidated financial condition, results of operations, or cash flows.

We are also subject to regulations and laws specifically governing the Internet, e-commerce, electronic devices, and other services. These regulations and laws may cover taxation, privacy, data protection, pricing, content, copyrights, distribution, mobile communications, electronic device certification, electronic waste, energy consumption, electronic contracts and other communications, competition, consumer protection, trade and protectionist measures, web services, the provision of online payment services, information reporting requirements, unencumbered Internet access to our services or access to our facilities, the design and operation of websites and the characteristics and quality of products and services. It is not clear how existing laws governing issues such as property ownership, libel, and personal privacy apply to the Internet, e-commerce, digital content, and web services. Unfavorable regulations and laws could diminish the demand for, or availability of, our products and services and increase our cost of doing business.

Claims have been made against us for alleged violations of the Americans with Disabilities Act (“ADA”) related to accessibility to our website by the blind. The law is unsettled as to which types of websites the ADA covers and what standards are applicable, but courts in certain jurisdictions have recognized these types of ADA claims. While we comply with industry standards and are continuing to significantly enhance our compliance efforts for making our website accessible to the blind, and regularly test our site for this purpose, we may be subject to such claims and, as a result, we may be required to expend resources in defense of these claims that could increase our cost of doing business.

We are also subject to various health and environmental provisions such as California Proposition 65 (the Safe Drinking Water and Toxic Enforcement Act of 1986). We have received a claim that one of our products does not have the proper warning label required by California Proposition 65, which requires businesses to provide warnings to Californians about significant exposures to chemicals that are known to the State of California to cause cancer, birth defects or other reproductive harm. While we are investigating this claim and generally make efforts to comply with Proposition 65, we may be subject to such claims and, as a result, we may be required to expend resources in defense of these claims that could increase our cost of doing business. In addition, to the extent we may have violated Proposition 65 we may incur expense associated with complying including but not limited to providing warnings or product recalls.

Regulatory requirements relating to the manufacture and disposal of mattresses may increase our product costs and increase the risk of disruption to our business.

The U.S. Consumer Product Safety Commission (“CPSC”) and other jurisdictions have adopted rules relating to fire retardancy standards for the mattress industry. Some states and the U.S. Congress continue to consider fire retardancy regulations that may be different from or more stringent than the current standard. In addition, these regulations require manufacturers to implement quality assurance programs and encourage manufacturers to conduct random testing of products. These regulations also require maintenance and retention of compliance documentation. These quality assurance and documentation requirements are costly to implement and maintain. If any product testing, other evidence, or regulatory inspections yield results indicating that any of our products may not meet the flammability standards, we may be required to temporarily cease production and distribution or to recall products from the field, and we may be subject to fines or penalties, any of which outcomes could harm our business, reputation, sales, profitability, cash flows and financial condition.

The CPSC adopted new flammability standards and related regulations which became effective nationwide in July 2007 for mattresses and mattress and foundation sets. Compliance with these requirements has resulted in higher materials and manufacturing costs for our products and has required modifications to our information systems and business operations, further increasing our costs and negatively impacting our capacity. Some states and the U.S. Congress continue to consider fire retardancy regulations that may be different from or more stringent than the CPSC standard. Adoption of multi-layered regulatory regimes, particularly if they conflict with each other, could increase our costs, alter our manufacturing processes and impair the performance of our products which may have an adverse effect on our business.

Also, California recently enacted laws effective in 2021 requiring mattress retailers delivering mattresses via common carrier in California to offer to pick up their customers’ old mattresses at no cost to the customer. Additionally, California, Rhode Island and Connecticut have all enacted laws requiring the recycling of mattresses discarded in their states. State and local bedding industry regulations vary among the states in which we operate but generally impose requirements as to the proper labeling of bedding merchandise, restrictions regarding the identification of merchandise as “new” or otherwise, controls as to hygiene and other aspects of product handling, disposal, sales, resales and penalties for violations. We or our suppliers may be required to incur significant expense to the extent that these regulations change and require new and different compliance measures.

New legislation aimed at improving the fire retardancy of mattresses, regulating the handling of mattresses in connection with preventing or controlling the spread of bed bugs could be passed, or requiring the collection or recycling of discarded mattresses, could result in product recalls or in a significant increase in the cost of operating our business. In addition, failure to comply with these various regulations may result in penalties, the inability to conduct business as previously conducted or at all, or adverse publicity, among other things. Adoption of multi-layered regulatory regimes, particularly if they conflict with each other, could increase our costs, alter our manufacturing processes and impair the performance of our products which may have an adverse effect on our business. We are also subject to various health and environmental provisions such as 16 CFR Part 1633 (Standard for the Flammability (Open Flame) of Mattress Sets).

We could be subject to additional sales tax or other indirect tax liabilities.

The application of indirect taxes (such as sales and use tax, value-added tax (“VAT”), goods and services tax, business tax and gross receipt tax) to e-commerce businesses and to our users is a complex and evolving issue and we may be unable to timely or accurately determine our obligations with respect to such indirect taxes, if any, in various jurisdictions. Many of the fundamental statutes and regulations that impose these taxes were established before the adoption and growth of the Internet and e-commerce. In many cases, it is not clear how existing statutes apply to the Internet or e-commerce.

An increasing number of states and foreign jurisdictions have considered or adopted laws or administrative practices, with or without notice, that impose additional obligations on remote sellers and online marketplaces to collect transaction taxes such as sales, consumption, value added, or similar taxes. Failure to comply with such laws or administrative practices or a successful assertion by such states or foreign jurisdictions requiring us to collect taxes where we did not, could result in substantial tax liabilities for past sales, as well as penalties and interest.

We are subject to sales tax or other indirect tax obligations as imposed by the various states in the United States. If the tax authorities in these jurisdictions were to challenge our filings or request an audit, our tax liability may increase.

We may be subject to laws, regulations, and administrative practices that require us to collect information from our customers, vendors, merchants, and other third parties for tax reporting purposes and report such information to various government agencies. The scope of such requirements continues to expand, requiring us to develop and implement new compliance systems. Failure to comply with such laws and regulations could result in significant penalties.

The U.S. Supreme Court ruling in South Dakota v. Wayfair, Inc., No.17-494, reversed a longstanding precedent that remote sellers are not required to collect state and local sales taxes. We cannot predict the effect of these and other attempts to impose sales, income or other taxes on e-commerce. The Company currently collects and reports on sales tax in all states in which it does business. However, the application of existing, new or revised taxes on our business, in particular, sales taxes, VAT and similar taxes would likely increase the cost of doing business online and decrease the attractiveness of selling products over the internet. The application of these taxes on our business could also create significant increases in internal costs necessary to capture data and collect and remit taxes. There have been, and will continue to be, substantial ongoing costs associated with complying with the various indirect tax requirements in the numerous markets in which we conduct or will conduct business.

We could be subject to additional income tax liabilities.

We are subject to federal and state income taxes in the U.S. tax laws, regulations, and administrative practices in the U.S. and in various state and local jurisdictions are subject to significant change or increase, and significant judgment is required in evaluating and estimating our provision and accruals for taxes. In addition, some states and cities require additional taxes or fees for the right to sell mattresses in their jurisdiction. While we have established reserves based on assumptions and estimates that we believe are reasonable to cover such taxes and fees, these reserves may prove to be insufficient.

Our determination of our tax liability is always subject to audit and review by applicable tax authorities. Any adverse outcome of any such audit or review could harm our business, and the ultimate tax outcome may differ from the amounts recorded in our financial statements and may materially affect our financial results in the period or periods for which such determination is made. Regardless of the outcome, responding to any such audit or review could cause us to incur significant costs and could divert resources away from our operations.

There are many transactions that occur during the ordinary course of business for which the ultimate tax liability is uncertain. Our effective tax rates could be affected by earnings being lower than anticipated in jurisdictions where we have lower statutory rates and higher than anticipated in jurisdictions where we have higher statutory rates, losses incurred in jurisdictions for which we are not able to realize the related tax benefit, changes in foreign currency exchange rates, entry into new businesses and geographies and changes to our existing businesses, acquisitions (including integrations) and investments, changes in the price of our securities, changes in our deferred tax assets and liabilities and their valuation, and changes in the relevant tax, accounting, and other laws, regulations, administrative practices, principles, and interpretations.

A number of U.S. states have attempted to increase corporate tax revenues by taking an expansive view of corporate presence to attempt to impose corporate income taxes and other direct business taxes on companies that have no physical presence in their state, and taxing authorities in other jurisdictions may take similar actions. Many U.S. states are also altering their apportionment formulas to increase the amount of taxable income or loss attributable to their state from certain out-of-state businesses. Further, we may be required in the future to pay sales and other taxes and fees to states where our products were warehoused before shipping. If more taxing authorities are successful in applying direct taxes to Internet companies that do not have a physical presence in their respective jurisdictions, this could increase our effective tax rate.

We may face litigation and other risks as a result of the material weakness in our internal control over financial reporting.

Following the issuance of the SEC Statement, our management and our audit committee concluded that it was appropriate to restate our previously issued audited financial statements as of and for the years ended December 31, 2020 and 2019. As part of the restatement, we identified a material weakness in our internal controls over financial reporting.

As a result of such restatement, material weakness, and other matters raised or that may in the future be raised by the SEC, we face potential for litigation or other disputes which may include, among others, claims invoking the federal and state securities laws, contractual claims or other claims arising from the restatement and material weaknesses in our internal control over financial reporting and the preparation of our financial statements. As of the date of this filing, we have no knowledge of any such litigation or dispute. However, we can provide no assurance that such litigation or dispute will not arise in the future. Any such litigation or dispute, whether successful or not, could have a material adverse effect on our business, results of operations and financial condition.

Risks Relating to our Intellectual Property and Use of Technology

We may not be able to protect our product designs and other proprietary rights adequately, which could adversely affect our competitive position and reduce the value of our products and brands, and litigation to protect our intellectual property rights may be costly.

We attempt to strengthen and differentiate our product portfolio by developing new and innovative brands, product designs and functionality and materials for use in our products. We regard our trademarks, service marks, copyrights, patents, trade dress, trade secrets, proprietary technology, and similar intellectual property as critical to our success, and we rely on trademark, copyright, and patent law, trade secret protection, and confidentiality agreements and license agreements with our vendors, contractors, employees, customers, and others to protect our proprietary rights.

We own various U.S. and foreign patents and patent applications related to certain elements of the design and function of our products including mattresses, pillows, cushions and related products, as well as related to proprietary formulas and related technology for certain materials used in the manufacturing of our products. We own numerous registered and unregistered trademarks and trademark applications, as well as other intellectual property rights, including trade secrets, trade dress and copyrights, which we believe have significant value and are important to the marketing of our products. Our success will depend in part on our ability to protect our products, methods, processes and other technologies, to preserve our trade secrets, and to operate without infringing on the proprietary rights of third parties.

As we continue to increase our innovations and create new products and technologies, and as we enter new product spaces, we may be limited by the intellectual property rights of others. We respect the intellectual property rights of others; however, our ability to innovate and increase our product footprint may be limited by the intellectual property rights of those other parties.

Despite our efforts, we may not be able to adequately protect or enforce our intellectual property and other proprietary rights. We have seen an increase in the number of counterfeit goods and products that infringe on our patents. Effective protection or enforcement of intellectual property rights may be unavailable or limited in the jurisdictions in which we do business. We also may be unable to acquire or maintain appropriate trademarks and domain names in all jurisdictions in which we do business. Furthermore, regulations governing domain names may not protect our trademarks and similar proprietary rights. We may be unable to prevent third parties from acquiring domain names that are similar to, infringe upon, or diminish the value of our trademarks and other proprietary rights.

The protection of our intellectual property, such as preventing counterfeit goods from entering the market or defending our patents, may require the expenditure of significant financial and managerial resources. We may not be able to discover or determine the extent of all unauthorized use of our proprietary rights. Policing the unauthorized use of our proprietary technology, trademarks and copyrights can be difficult and expensive. Litigation might be necessary to protect our intellectual property rights, which may be costly and may divert our management’s attention away from our core business. Furthermore, there is no guarantee that litigation would result in an outcome favorable to us. Third parties that license our proprietary rights also may take actions that diminish the value of our proprietary rights or reputation. We also cannot be certain that others will not independently develop or otherwise acquire equivalent or superior technology or other intellectual property rights. If we are unable to protect our proprietary rights adequately, it would have a negative impact on our operations.

We, or the owners of any intellectual property rights licensed to us, may be subject to claims that we or such licensors have infringed the proprietary rights of others, which could require us and our licensors to obtain a license or change designs.

We have been subject to, and expect to continue to be subject to, claims and legal proceedings regarding alleged infringement by us of the intellectual property rights of third parties. Although we do not believe any of our products infringe upon the proprietary rights of others, there is no assurance that infringement or invalidity claims (or claims for indemnification resulting from infringement claims) will not be asserted or prosecuted against us or those from whom we have licenses or that any such assertions or prosecutions will not have a material adverse effect on our business. Regardless of whether any such claims are valid or can be asserted successfully, defending against such claims could cause us to incur costs and could divert resources away from our other activities. In addition, assertion of infringement claims could result in injunctions that prevent us from distributing our products. If any claims or actions are asserted against us or those from whom we have licenses, we may seek to obtain a license to the intellectual property rights that are in dispute. Such a license may not be available on reasonable terms, or at all, which could force us to change our designs.

Purple LLC has licensed certain intellectual property to EdiZONE, LLC, which is owned by Tony and Terry Pearce, former members of our Board, via TNT Holdings, LLC (“TNT Holdings”), for the purpose of enabling EdiZONE to meet its contractual obligations to licensees of EdiZONE under contracts entered into years before the Business Combination, and some of those licensees are competitors of Purple LLC and have exclusivity rights that Purple LLC is required to observe.

Prior to the Business Combination, we also entered into an Amended and Restated Confidential Assignment and License Back Agreement with EdiZONE, an entity beneficially owned and controlled by the founders, Tony Pearce and Terry Pearce (former employees, directors and beneficial majority shareholders), through their ownership of TNT Holdings, pursuant to which EdiZONE transferred tangible and intellectual property to us and we licensed back to EdiZONE certain intellectual property previously licensed by EdiZONE to third parties prior to the Business Combination in order to enable EdiZONE to continue to meet certain pre-existing license obligations to those third parties. EdiZONE and the Pearces have agreed to not modify or extend these third-party licenses and to not enter new third-party licenses. As these third-party license obligations end, all rights under the license revert to the Company. These third parties include direct competitors to us that at the time of the Business Combination were not selling products through retail channels and in geographical areas in which we were selling our products. One of these third parties is Advanced Comfort Technologies, Inc. dba Intellibed (“Intellibed”) who has been a licensee of EdiZONE for over fifteen years. Intellibed sells mattresses in the U.S. and Canada including now through some of the same retailers through which we also sell our products.

On August 14, 2020, with the approval of our independent directors, Purple LLC entered into a License Transfer and IP Assignment Agreement with EdiZONE (the “EdiZONE Agreement”), pursuant to which EdiZONE assigned to Purple LLC all its interest in and obligations under its license to Intellibed (the “Intellibed License Agreement”) which covers patents, trade secrets as well as the trademarks, including the GEL MATRIX and INTELLIPILLOW trademarks transferred under the EdiZONE Agreement, now owned by Purple LLC. In connection with such assignment, we agreed to indemnify EdiZONE against claims by Intellibed against EdiZONE relating to EdiZONE’s breach under the Intellibed License Agreement, if any, future claims arising out of the execution of the EdiZONE Agreement, or Purple LLC’s ownership, enforcement or breach of the Intellibed License Agreement. As a result of the EdiZONE Agreement, Intellibed pays royalties under the Intellibed License Agreement, and now owes its contractual obligations thereunder to Purple LLC. Should the Intellibed License Agreement end or be terminated, all of Intellibed’s rights thereunder revert to Purple LLC, including the right to continue to sell mattress, topper and pillow products using the same trademarks required by the license to be used with such products and to benefit from all equity in those brands.

Under the Intellibed License Agreement, Intellibed is licensed the right to use technology we do not use in our products or to make our products. That licensed technology allows Intellibed to make a certain type of hollow buckling cushioning structure from elastomeric material, which Intellibed uses in its own mattress, topper and pillow products, but using only a specific type of elastomeric material and manufacturing process that were developed by EdiZONE years earlier that has long been replaced by the Company with more advanced gel materials and more efficient manufacturing processes that Intellibed has no right to use. Whereas Intellibed’s rights are limited to specific products and has exclusivity to this technology only for mattresses, the Company can use the licensed technologies, should it want to, for any purpose except mattresses, and Intellibed cannot use any of the many other technologies owned by Purple LLC including any of the advanced technologies being used for Purple products. Nevertheless, because of the appearance of Intellibed’s cushioning element, its products may be wrongfully perceived by consumers as being comparable to the Company’s mattress and pillow products. Likewise, because of the novelty of the Company’s technologies, consumers and investors also may conclude incorrectly that Intellibed’s licensed elastomeric material and manufacturing process can produce a cushioning element with the same qualities and at the same scale as the Company’s Hyper-Elastic Polymer material in the Purple Grid cushion used in Purple products. This confusion could lead consumers to purchase Intellibed’s products instead of the Company’s products. The lack of a clear understanding of these differences could result in lower sales that would harm the Company.

Intellibed has been growing its sales over the past years and now distributes a portion of its products through wholesale partners with retail locations where our mattresses are sold. This competitor may continue to increase its sales and expand into additional distribution channels which could erode our sales in those retail locations and channels. This competitor may decide to sell its business to other competitors, which may have implications on the assignment and continuity of the Intellibed License Agreement, including the continuing receipt by Purple LLC of royalties under the Intellibed License Agreement, or it may go out of business. Even with the Company’s receipt of royalties from Intellibed and entitlement to the value of the brand being built by Intellibed, pursuant to the Intellibed License Agreement, the continuing growth of this single competitor could adversely affect our business during the time that the license is effective, to the extent lost sales are not offset by royalties, and alternatively the cessation of the Intellibed License Agreement may require the Company to incur the costs of making and selling GEL MATRIX branded products to preserve and monetize the value of the equity in that brand. Although the Company believes there is value in controlling this license covering limited intellectual property owned, but not being used, by Purple LLC, that value may be offset by expenses related to Intellibed’s conduct and events outside our control. Purple LLC currently is involved in litigation with Intellibed involving rights of the parties to the Intellibed License Agreement and what we believe to be unlawful conduct by Intellibed outside its licensed rights, as explained more fully in the section on litigation. See Note 13, “Commitments and Contingencies,” of the Notes to the Consolidated Financial Statements, included in Part II, ITEM 8 of our Annual Report on Form 10-K for the year ended December 31, 2020, as amended by our Annual Report on Form 10-K/A Amendment No. 1, “Financial Statements and Supplementary Data,” which is incorporated herein by reference.

Among EdiZONE’s previously entered into licenses of comfort-related intellectual property, as described above, another license includes exclusivity rights that may prohibit us from selling our existing mattresses or potentially new products in the European Union. That risk may be addressed by redesign of the configuration of the Hyper-Elastic Polymer material in that geographic region by either using existing technologies already assigned by EdiZONE to Purple LLC or developing new technologies. Alternatively, that risk may not exist at all to the extent Purple LLC’s current mattress products are the subject of expired patent rights licensed by that licensee or because Purple LLC is not the licensor. However, there can be no assurance that our future sales in the European Union, if any, will not be challenged by EdiZONE’s licensee as a violation of the license agreement, or that any redesigned mattresses created by us will be successful in that market should when we may enter it. If Purple LLC’s activities are challenged by a licensee, Purple LLC has an indemnification obligation to EdiZONE and the Pearces, which may be an expense to the Company.

If any of these third parties violate their licenses with EdiZONE or infringe on intellectual property owned by Purple LLC and Purple LLC is unable to take effective action against such violating or infringing parties, we may be unable to protect against this infringement or the effects of such violations and our business could be harmed.

Purple LLC has obtained, with the cooperation of EdiZONE and the Pearces, the right to enforce its intellectual property rights at Purple LLC’s option, provided that Purple LLC will indemnify EdiZONE and fund the expense of such enforcement. In addition, as the licensor under the Intellibed License Agreement, the Company now has the ability to enforce its intellectual property rights directly against Intellibed. In the event such enforcement is deemed necessary by Purple LLC, and in the case currently pending against Intellibed, Purple LLC may not be successful in any such efforts to enforce its intellectual property and other rights under the Intellibed License Agreement and this may harm our business.

While the current license back to EdiZONE, as amended following the Business Combination, is much narrower than the license that existed at the time of the Business Combination, EdiZONE’s third-party licenses may lead to conflicts between us and EdiZONE. The EdiZONE Agreement pertaining to the Intellibed License Agreement also may lead to conflicts with EdiZONE and the Pearces. Although only the current conflict with Intellibed exists at this time and other conflicts are not foreseen, if additional conflicts do arise and are not properly addressed, disputes may occur which may be detrimental to the Company.

If we cannot keep pace with rapid technological developments to provide new and innovative programs, products and services, the use of our products and our revenues could decline.

Rapid, significant technological changes continue to confront the industries in which we operate. We cannot predict the effect of technological changes on our business. We expect that new services and technologies applicable to the industries in which we operate will continue to emerge. These new services and technologies may be superior to, or render obsolete, the technologies we currently use in our products and services. Incorporating new technologies into our products and services may require substantial expenditures and take considerable time, and ultimately may not be successful. In addition, our ability to adopt new services and develop new technologies may be inhibited by industry-wide standards, new laws and regulations, resistance to change from clients or merchants, or third parties’ intellectual property rights. Our success will depend on our ability to develop new technologies and adapt to technological changes and evolving industry standards.

Our business and our reputation could be adversely affected by the failure to protect sensitive employee, customer and consumer data, or to comply with evolving regulations relating to our obligation to protect such data.

In the ordinary course of our business, we collect and store certain personal information from individuals, such as our customers and suppliers, and we process customer payment card and check information for purchases via our website. In addition, we may share with third-parties personal information we have collected. Cyber-attacks designed to gain access to sensitive information by breaching security systems of large organizations leading to unauthorized release of confidential information have occurred recently at a number of major U.S. companies despite widespread recognition of the cyber-attack threat and improved data protection methods. Computer hackers may attempt to penetrate our computer system or the systems of third-parties with which we have shared personal information and, if successful, misappropriate personal information, payment card or check information or confidential Company business information. In addition, a Company employee, contractor or other third party with whom we do business may attempt to circumvent our security measures in order to obtain such information and may purposefully or inadvertently cause a breach involving such information.

We and third-parties with which we have shared personal information have been subject to attempts to breach the security of networks, IT infrastructure, and controls through cyber-attack, malware, computer viruses, social engineering attacks, and other means of unauthorized access. To the best of our knowledge, attempts to breach our networks and IT infrastructure have not been successful to date, but we have been a victim of a spear-phishing attack. A breach of systems that resulted in the unauthorized release of sensitive data could adversely affect our reputation and lead to financial losses from remedial actions or potential liability, possibly including punitive damages. An electronic security breach resulting in the unauthorized release of sensitive data from information systems could also materially increase the costs we already incur to protect against these risks. We continue to balance the additional risk with the cost to protect us against a breach. Additionally, while losses arising from a breach may be covered in part by insurance that we carry, such coverage may not be adequate for liabilities or losses actually incurred.

We may be subject to data privacy and data breach laws in the states in which we do business, and as we expand into other countries, we may be subject to additional data privacy laws and regulations. State data privacy laws (such as the California Consumer Privacy Act), including application and interpretation, are rapidly evolving. While we attempt to comply with such laws, we may not be in compliance at all times in all respects. Failure to comply with such laws may subject us to fines, administrative actions, and reputational harm.

Risks Relating to our Organizational Structure

Delaware law and our Second Amended and Restated Certificate of Incorporation contain anti-takeover provisions, any of which could delay or discourage a merger, tender offer, or assumption of control of the Company not approved by our Board of Directors that some stockholders may consider favorable.

Provisions of Delaware law and our Second Amended and Restated Certificate of Incorporation could hamper a third party’s acquisition of us, or discourage a third party from attempting to acquire control of us. You may not have the opportunity to participate in these transactions. These provisions could also limit the price that investors might be willing to pay in the future for equity interests in the Company. These provisions include:

•	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•

the right of our Board to elect a director to fill a vacancy created by the expansion of our Board or the resignation, death or removal of a director in certain circumstances, which prevents stockholders from being able to fill vacancies on our Board;

•	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

•

a prohibition on stockholders calling a special meeting and the requirement that a meeting of stockholders may only be called by members of our Board, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;

•	the requirement that changes or amendments to certain provisions of our certificate of incorporation or bylaws must be approved by holders of at least two-thirds of our common stock; and

•

advance notice procedures that stockholders must comply with in order to nominate candidates to our Board or to propose matters to be acted upon at a meeting of stockholders, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

Provisions in our Second Amended and Restated Certificate of Incorporation could make it very difficult for an investor to bring any legal actions against us and our directors or officers and could require us to pay any amounts incurred by our directors or officers in any such actions.

Our Second Amended and Restated Certificate of Incorporation provides that, to the fullest extent permitted by law, our directors shall not be personally liable for monetary damages for breach of fiduciary duties. Our Second Amended and Restated Certificate of Incorporation also allows us to indemnify our directors and officers from and against any and all costs, charges and expenses resulting from their acting in such capacities with us. This means that if you were able to enforce an action against our directors or officers, in all likelihood, we would be required to pay any expenses they incurred in defending the lawsuit and any judgment or settlement they otherwise would be required to pay. Accordingly, our indemnification obligations could divert needed financial resources and may adversely affect our business, financial condition, results of operations and cash flows, and adversely affect the value of our business.

Provisions in our Second Amended and Restated Certificate of Incorporation may limit our stockholders’ ability to obtain a favorable judicial forum.

Our Second Amended and Restated Certificate of Incorporation provides that the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or agents. It also provides that, unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a claim for or based on a breach of duty or obligation owed by any current or former director, officer or employee of ours to us or to our stockholders, including any claim alleging the aiding and abetting of such a breach; any action asserting a claim against us or any current or former director, officer or employee of ours arising pursuant to any provision of the

Delaware General Corporation Law or our certificate of incorporation or bylaws; or any action asserting a claim related to or involving us that is governed by the internal affairs doctrine. This exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act of 1933 (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or employees, which may discourage such lawsuits against us and our directors, officers or employees. Alternatively, if a court were to find the choice of forum provision contained in our certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could have a material adverse effect on our business, financial condition, results of operations and prospects.

Future sales of our Class A Common Stock by our existing stockholders may cause our stock price to fall.

The market price of our Class A Common Stock could decline as a result of sales by a few large stockholders, including CCP and Blackwell, in the market, or the perception that these sales could occur. These sales might also make it more difficult for us to sell equity securities at a time and price that we deem appropriate.

Our stockholders may experience substantial dilution in the value of their investment if we issue additional shares of our capital stock.

Our charter allows us to issue up to 300 million shares of our Common Stock, including 210 million shares of Class A Common Stock and 90 million shares of Class B Common Stock, and up to five million shares of undesignated preferred stock, par value $0.0001 per share. To raise additional capital, we may in the future sell additional shares of our Class A Common Stock or other securities convertible into or exchangeable for our Class A Common Stock at prices that are lower than the prices paid by existing stockholders, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, which could result in substantial dilution to the interests of existing stockholders.

Our only significant asset is our ownership of Purple LLC and such ownership may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our Class A Common Stock or satisfy our other financial obligations, including our obligations under the Tax Receivable Agreement.

We are a holding company and do not directly own any operating assets other than our ownership of interests in Purple LLC. We depend on Purple LLC for distributions, loans and other payments to generate the funds necessary to meet our financial obligations, including our expenses as a publicly traded company, to pay any dividends, and to satisfy our obligations under the Tax Receivable Agreement. The earnings from, or other available assets of, Purple LLC may not be sufficient to make distributions or pay dividends, pay expenses or satisfy our other financial obligations, including our obligations under the Tax Receivable Agreement. Moreover, our debt covenants may not allow us to pay dividends.

We do not anticipate paying any cash dividends in the foreseeable future.

We intend to retain future earnings, if any, for use in the business or for other corporate purposes and do not anticipate that cash dividends with respect to our Class A Common Stock will be paid in the foreseeable future. Any decision as to the future payment of dividends will depend on our results of operations, financial position and such other factors as our Board, in its discretion, deems relevant. As a result, capital appreciation, if any, of our Class A Common Stock will be a stockholder’s sole source of gain for the foreseeable future. Moreover, our debt covenants may not allow us to pay dividends.

Our level of indebtedness and related covenants could limit our operational and financial flexibility and significant adversely affect our business if we breach such covenants and default on such indebtedness.

As of December 31, 2020, Purple LLC had total debt of $44.4 million outstanding under the 2020 Credit Agreement. While any amounts are outstanding under the 2020 Credit Agreement, we are subject to a number of affirmative and negative covenants, including covenants regarding dispositions of property, investments, forming or acquiring subsidiaries, business combinations or acquisitions, incurrence of additional indebtedness, and transactions with affiliates, among other customary covenants, subject to certain exceptions. In particular, we are (i) subject to annual capital expenditure limits that can be adjusted based on the Company achieving certain Net Leverage Ratio thresholds as provided in the 2020 Credit Agreement, (ii) restricted from incurring additional debt up to certain amounts, subject to limited exceptions, as set forth in the Credit Agreement, and (iii) maintain minimum Consolidated Net Leverage Ratio and Fixed Charge Coverage Ratio (as those terms are defined in the Credit Agreement) thresholds at certain measurement dates. Purple LLC is also restricted from paying dividends or making other distributions or payments on its capital stock, subject to limited exceptions.

These restrictions may prevent us from taking actions that we believe would be in the best interests of the business and may make it difficult for us to successfully execute our business strategy or effectively compete with companies that are not similarly restricted. If we determine that we need to take any action that is restricted under the 2020 Credit Agreement, we will need to first obtain a waiver from the Institutional Lenders. Obtaining such waivers, if needed, may impose additional costs on the Company or we may be unable to obtain such waivers. Our ability to comply with these restrictive covenants in future periods will largely depend on our ability to successfully implement our overall business strategy. The breach of any of these covenants or restrictions could result in a default, which could result in the acceleration of our outstanding debt. In the event of an acceleration of such debt, we could be forced to apply all available cash flows to repay such debt, which could also force us into bankruptcy or liquidation.

Our warrants are accounted for as liabilities and the changes in value of our warrants could have a material effect on our financial results.

The SEC Statement identified certain settlement terms and provisions related to certain tender offers following a business combination, which terms are similar to those contained in the warrant agreement governing our warrants. As a result of the SEC Statement, we reevaluated the accounting treatment of our public warrants and sponsor warrants, and determined to classify the warrants as derivative liabilities measured at fair value, with changes in fair value each period reported in earnings.

As a result, included on our consolidated balance sheets as of December 31, 2020 and 2019 contained in our Annual Report on Form 10-K for the year ended December 31, 2020, as amended by our Annual Report on Form 10-K/A Amendment No. 1 are derivative liabilities related to embedded features contained within our warrants. Financial Accounting Standards Board Accounting Codification 815 provides for the remeasurement of the fair value of such derivatives at each balance sheet date, with a resulting non-cash gain or loss related to the change in the fair value being recognized in earnings in the statement of operations. As a result of the recurring fair value measurement, our consolidated financial statements and results of operations may fluctuate quarterly, based on factors, which are outside of our control. Due to the recurring fair value measurement, we expect that we will recognize non-cash gains or losses on our warrants each reporting period and that the amount of such gains or losses could be material.

Certain outstanding warrants could be exercised and result in dilution of all shareholders without any concurrent payment or other benefit to the Company.

Certain outstanding warrants held by former members of Global Partner Sponsor, LLC (the sponsor for GPAC) and its permitted transferees are not redeemable and may be exercised on a cashless basis. As of March 8, 2021, approximately 1.9 million sponsor warrants remain outstanding, which are exercisable for an aggregate of less than one million shares of Class A Common Stock. If the holders of the sponsor warrants choose to exercise their warrants on a cashless basis, we would be required to issue shares of Class A Common Stock without any further consideration paid to us, resulting in dilution to our existing stockholders.

We could issue additional preferred stock without stockholder approval with the effect of diluting then current stockholder interests, impairing their voting rights and potentially discouraging a takeover that stockholders may consider favorable.

Pursuant to our Second Amended and Restated Certificate of Incorporation, the Board has the ability to authorize the issuance of up to five million shares of preferred stock at any time and from time to time, with such terms and preferences as the Board determines and without any stockholder approval other than as may be required by NASDAQ Global Market rules. The issuance of such shares of preferred stock could dilute the interest of, or impair the voting power of, our common stockholders. The issuance of such preferred stock could also be used as a method of discouraging, delaying or preventing a change of control.

We may issue debt and equity securities or securities convertible into equity securities, any of which may be senior to our Class A Common Stock as to distributions and in liquidation, which could negatively affect the value of our Class A Common Stock.

In the future, we may attempt to increase our capital resources by entering into additional debt or debt-like financing that is unsecured or secured by up to all of our assets, or by issuing additional debt or equity securities, which could include issuances of secured or unsecured notes, preferred stock, hybrid securities or securities convertible into or exchangeable for equity securities. In the event of our liquidation, our lenders and holders of our debt would receive distributions of our available assets before distributions to holders of our Class A Common Stock, and holders of preferred securities would receive distributions of our available assets before distributions to the holders of our Class A Common Stock. Because our decision to incur debt and issue securities in future offerings may be influenced by market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings or debt financings. Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future.

Tax Risks Relating to our Structure

Although we may be entitled to tax benefits relating to additional tax depreciation or amortization deductions as a result of the tax basis step-up we receive in connection with the exchanges of Class B Units and shares of Class B Common Stock into our Class A Common Stock and related transactions, we will be required to pay InnoHold 80% of these tax benefits under the Tax Receivable Agreement.

Owners of Class B Units and shares of Class B Common Stock may, subject to certain conditions and transfer restrictions, exchange their Class B Units and shares of Class B Common Stock (together with an equal number of Class B Units, the “Paired Securities”) for shares of Class A Common Stock pursuant to the Exchange Agreement. The deemed exchanges in the Business Combination and any exchanges pursuant to the Exchange Agreement are expected to result in increases in our allocable share of the tax basis of the tangible and intangible assets of Purple LLC. These increases in tax basis may increase (for tax purposes) depreciation and amortization deductions and therefore reduce the amount of income or franchise tax that we would otherwise be required to pay in the future, although the Internal Revenue Service or any applicable foreign, state or local tax authority may challenge all or part of that tax basis increase, and a court could sustain such a challenge. As of February 28, 2021, there have been 43.6 million exchanges of Class B Units and shares of Class B Common Stock for shares of Class A Common Stock (approximately 0.1 million of which have occurred since December 31, 2020), in addition to the deemed exchanges that occurred in connection with the Business Combination.

In connection with the Business Combination, we entered into the Tax Receivable Agreement, which generally provides for the payment by us to InnoHold of 80% of certain tax benefits, if any, that we realize as a result of these increases in tax basis and of certain other tax benefits related to entering into the Tax Receivable Agreement, including income or franchise tax benefits attributable to payments under the Tax Receivable Agreement. These payment obligations pursuant to the Tax Receivable Agreement are the obligation of the Company and not of Purple LLC. The actual increase in our allocable share of the Company’s tax basis in its assets, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon a number of factors, including the timing of exchanges, the market price of shares of our common stock at the time of the exchange, the extent to which such exchanges are taxable and the amount and timing of our income. As of December 31, 2020, the Company’s preliminary estimate of the liability under the Tax Receivable Agreement resulting from the deemed exchanges that occurred in connection with the Business Combination and subsequent exchanges of 43.5 million Paired Securities as of December 31, 2020 was approximately $172.0 million. ($0.5 million in 2019 and an incremental $171.5 million through December 31, 2020). To the extent the Company realizes tax benefits in future years, or in the event of a change in future tax rates, or if payments under the Tax Receivable Agreement are required to be accelerated, this liability may exceed the estimated liability.

Because not all of the relevant factors described above are known at this time with respect to the exchanges that have occurred, and none of the relevant factors are known with respect to future exchanges of the 0.5 million Paired Securities outstanding as of December 31, 2020 (whether this year or in subsequent years), except as estimated above, we cannot yet with certainty determine the final amounts that will be payable under the Tax Receivable Agreement. However, as a result of the size and frequency of the exchanges and the resulting increases in the tax basis of the tangible and intangible assets of Purple LLC, the payments under the Tax Receivable Agreement will be substantial and could have a material adverse effect on our financial condition. The payments under the Tax Receivable Agreement are not conditioned upon continued ownership of the Company by the holders of Class B Units.

InnoHold will not be required to reimburse us for any excess payments that may previously have been made under the Tax Receivable Agreement, for example, due to adjustments resulting from examinations by taxing authorities. Rather, excess payments made to such holders will be netted against payments otherwise to be made, if any, after the determination of such excess. As a result, in certain circumstances we could make payments under the Tax Receivable Agreement in excess of our actual income or franchise tax savings, if any, and we may not be able to recoup such excess, which could materially impair our financial condition and adversely affect our liquidity.

If all of the 0.5 million Paired Securities outstanding as of December 31, 2020 were exchanged for shares of Class A Common Stock pursuant to the Exchange Agreement, and the fair market value of the Class A Common Stock at the time of such exchange were equal to $29.79 per share (the closing price of a share of our Class A Common Stock on March 8, 2021), our aggregate liability under the Tax Receivable Agreement would be, including the estimated $172.0 million liability described above, approximately $175.7 million in total, with the majority payable in estimated annual amounts ranging from $2.0 million to $14.6 million over a 16-year period. The foregoing estimate of our aggregate liability is based on certain assumptions, including that there are no changes in relevant tax law, that we are able to fully depreciate or amortize our assets, and that we recognize taxable income sufficient to realize the full benefit of the increased depreciation and amortization of our assets in each of the tax years. These assumptions may not be accurate with respect to all or any exchanges of Paired Securities for Class A Common Stock. As a result, the amount and timing of our actual aggregate liability under the Tax Receivable Agreement may differ materially from our estimates depending on a number of factors, including those described above and elsewhere in this prospectus supplement, the accompanying prospectus, and the other documents incorporated by reference.

In certain cases, payments under the Tax Receivable Agreement may be accelerated or significantly exceed the actual benefits we realize in respect of the tax attributes subject to the Tax Receivable Agreement.

The Tax Receivable Agreement provides that, in the event that we exercise our right to early termination of the Tax Receivable Agreement, or in the event of a change of control of the Company or we are more than 90 days late in making of a payment due under the Tax Receivable Agreement, the Tax Receivable Agreement will terminate, and we will be required to make a lump-sum payment to InnoHold equal to the present value of all forecasted future payments that would have otherwise been made under the Tax Receivable Agreement, which lump-sum payment would be based on certain assumptions, including those relating to our future taxable income. The change of control payment to InnoHold and the other owners could be substantial and could exceed the actual tax benefits that we receive as a result of acquiring units from other owners of Purple LLC because the amounts of such payments would be calculated assuming that we would have been able to use the potential tax benefits each year for the remainder of the amortization periods applicable to the basis increases, and that tax rates applicable to us would be the same as they were in the year of the termination. In these situations, our obligations under the Tax Receivable Agreement could have a substantial negative impact on our liquidity and could have the effect of delaying, deferring or preventing certain mergers, asset sales, other forms of business combinations or other changes of control due to the additional transaction cost a potential acquirer may attribute to satisfying such obligations. There can be no assurance that we will be able to finance our obligations under the Tax Receivable Agreement.

Decisions made in the course of running our business, such as with respect to mergers, asset sales, other forms of business combinations or other changes in control, may influence the timing and amount of payments that are received by InnoHold under the Tax Receivable Agreement. For example, the earlier disposition of assets following an exchange or acquisition transaction will generally accelerate payments under the Tax Receivable Agreement and increase the present value of such payments, and the disposition of assets before an exchange or acquisition transaction will increase an existing owner’s tax liability without giving rise to any rights of InnoHold to receive payments under the Tax Receivable Agreement.

Even in the absence of an early termination of the Tax Receivable Agreement, change of control of the Company or a payment that is more than 90 days late under the Tax Receivable Agreement, there may be a material negative effect on our liquidity if the payments under the Tax Receivable Agreement exceed the actual income or franchise tax savings that we realize in respect of the tax attributes subject to the Tax Receivable Agreement or if distributions to us by Purple LLC are not sufficient to permit us to make payments under the Tax Receivable Agreement after we have paid taxes and other expenses. Furthermore, our obligations to make payments under the Tax Receivable Agreement could make us a less attractive target for an acquisition, particularly in the case of an acquirer that cannot use some or all of the tax benefits that are deemed realized under the Tax Receivable Agreement. We may need to incur additional indebtedness to finance payments under the Tax Receivable Agreement to the extent our cash resources are insufficient to meet our obligations under the Tax Receivable Agreement as a result of timing discrepancies or otherwise which may have a material adverse effect on our financial condition. There can be no assurance that we will be able to finance our obligations under the Tax Receivable Agreement.

We may not be able to realize all or a portion of the tax benefits that are expected to result from the acquisition of Units from Purple LLC Class B Unitholders.

Pursuant to the Tax Receivable Agreement, the Company will share tax savings resulting from (A) the amortization of the anticipated step-up in tax basis in Purple LLC’s assets as a result of (i) the Business Combination and (ii) the exchange of (a) the Class B Units and (b) the Class B Common Stock, in each case that were received in connection with the Business Combination, for shares of Class A Common Stock pursuant to the Exchange Agreement and (B) certain other related transactions with InnoHold in connection with the Business Combination. The amount of any such tax savings attributable to the payment of cash to InnoHold in connection with the Business Combination and the exchanges contemplated by the Exchange Agreement will be paid 80% to InnoHold and other owners of such securities and retained 20% by the Company. Our ability to realize, and benefit from, these tax savings depends on a number of assumptions, including that we will earn sufficient taxable income each year during the period over which the deductions arising from any such basis increases and payments are available and that there are no adverse changes in applicable law or regulations. If our actual taxable income were insufficient to fully utilize such tax benefits or there were adverse changes in applicable law or regulations, we may be unable to realize all or a portion of these expected benefits and our cash flows and stockholders’ equity could be negatively affected.

Unanticipated changes in effective tax rates, including as a result of new tax jurisdictions, or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.

Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

•	changes in the valuation of our deferred tax assets and liabilities;

•	expected timing and amount of the release of any tax valuation allowances;

•	tax effects of stock-based compensation;

•	costs related to intercompany restructurings; and

•	the addition of new tax jurisdictions or changes in tax laws, regulations or interpretations thereof.

In addition, we may be subject to audits of our income, sales and other transaction taxes by U.S. federal and state authorities. Outcomes from these audits could have an adverse effect on our financial condition and results of operations.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Statements in this prospectus supplement and the documents incorporated by reference herein and therein that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for Purple. Forward-looking statements may include statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

The forward-looking statements contained in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein are made only as of the date thereof. It is routine for our internal projections and expectations to change throughout the year, and any forward-looking statements based upon these projections or expectations may change prior to the end of the next quarter or year. Forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) and other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in this prospectus supplement and the accompanying prospectus. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. These risks and others described under “Risk Factors” may not be exhaustive.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and developments in the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein. In addition, even if our results or operations, financial condition and liquidity, and developments in the industry in which we operate are consistent with the forward-looking statements contained in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein, those results or developments may not be indicative of results or developments in subsequent periods.

INDUSTRY AND MARKET DATA

We include in this prospectus supplement statements regarding factors that have impacted our and our customers’ industries. Such statements are statements of belief and are based on industry data and forecasts that we have obtained from industry publications and surveys, including those published prior to the date on the cover of this prospectus supplement. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of such information. In addition, while we believe that the industry information included herein is generally reliable, such information is inherently imprecise. While we are not aware of any misstatements regarding the industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the caption “Risk Factors” in this prospectus supplement, as well as the other risk factors incorporated by reference in this prospectus supplement.

USE OF PROCEEDS

All of the shares of Class A Common Stock that may be offered by the Selling Stockholders pursuant to this prospectus supplement will be sold by the Selling Stockholders for their respective account. We will not receive any of the proceeds from these sales.

We will pay any underwriting fees, discounts and commissions attributable to the resale of 7,308,792 of the shares of our Class A Common Stock by the Selling Stockholders, and the Selling Stockholders will pay the underwriting discounts and commissions on any of the 1,096,318 additional shares of Class A Common Stock that may be sold pursuant to the option granted to the underwriters. We will also pay all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus supplement. These may include, without limitation, all registration and filing fees, blue sky fees, printing expenses, NASDAQ listing fees, FINRA fees, fees and expenses of our counsel and accountants and one counsel for the Selling Stockholders, fees and expenses of any special experts retained by us in connection with such registration, internal expenses (including all salaries and expenses of our officers and employees performing legal or accounting duties) and all of our portion of expenses related to the “road-show” for any underwritten public offering.

SELLING STOCKHOLDERS

The following table sets forth, as of May 17, 2021, the names of the Selling Stockholders for which we are registering Class A Common Stock and the aggregate number of shares of Class A Common Stock that each Selling Stockholder may offer pursuant to this prospectus supplement.

Adam Gray, who has served as a director of the Company since February 2018 is (i) a manager of Coliseum Capital, LLC, which is the general partner of CCP, CCDF, and Coliseum Capital Co-Invest III, L.P. (“CCC III”), and (ii) a manager of Coliseum Capital Management, LLC, which is the investment advisor to CCP, CCDF, Blackwell, and CCC III. In such capacities, Mr. Gray shares voting and dispositive control over the securities held by CCP, CCDF, Blackwell, and CCC III.

Business Combination Transactions

In February 2018, in connection with the Business Combination, the Company entered into a subscription agreement (the “Coliseum Subscription Agreement”) with CCP and Blackwell, pursuant to which CCP and Blackwell agreed to purchase from the Company an aggregate of 4,000,000 shares of Class A Common Stock at a purchase price of $10.00 per share (the “Coliseum Private Placement”). In connection with the Coliseum Private Placement Global Partner Sponsor I LLC (the “Sponsor”), assigned (i) an aggregate of 1,293,750 additional shares of Class A Common Stock to CCP and Blackwell (the “Coliseum Founder Shares”) and (ii) pursuant to an Agreement to Assign Sponsor Warrants (the “Coliseum Warrant Assignment Agreement”) entered into on February 2, 2018 by and among the Sponsor, the Company, Continental Stock Transfer and Trust Company, CCP, Blackwell, and CCDF, an aggregate of 3,282,500 warrants to purchase 1,641,250 shares of Class A Common Stock to CCP, Blackwell, and CCDF. The shares of Class A Common Stock acquired by the Selling Stockholders in the Coliseum Private Placement and from the Sponsor, as well as the shares of Class A Common Stock issued upon the exercise of the warrants acquired in the Coliseum Private Placement, are included in the registration statement of which this prospectus supplement forms a part.

The Coliseum Subscription Agreement provides CCP and Blackwell (the “Coliseum Investors”) with preemptive rights with respect to future sales of the Company’s securities. So long as each Coliseum Investor holds at least 50% of the shares of Class A Common Stock held by it as of and after giving effect to the Coliseum Private Placement, such Coliseum Investor is entitled to purchase up to their pro rata share of all equity securities issued by the Company, subject to certain exceptions.

In addition, the Coliseum Subscription Agreement provides CCP and Blackwell (and any other funds or accounts managed by Coliseum Capital Management, LLC) with a right of first refusal, so long as they hold at least 50% of the shares of Class A Common Stock acquired in the Coliseum Private Placement, to provide all, but not less than all, of any of the following financings by the Company or any of its subsidiaries: (i) preferred equity financing with a preference to or over any of the terms of the Company’s common stock and (ii) any debt financing with a principal amount outstanding (together with all other debt provided by lender or group of lenders) greater than or equal to $10 million, other than (x) the replacement or refinancing of existing indebtedness or (y) an asset based loan on customary terms with an all in interest rate of not greater than 5% per year, by the Company or any of its subsidiaries.

The Coliseum Subscription Agreement also provides that, so long as CCP and Blackwell, along with any funds or accounts managed by Coliseum Capital Management, LLC, hold at least 50% of the number of shares of Class A Common Stock held by them as of and after giving effect to the Coliseum Private Placement, the Company shall nominate and include one designee of Coliseum Capital Management LLC, in each slate of members of the board of directors proposed to stockholders of the Company, whether at the annual meeting or otherwise.

Coliseum Credit Agreement

On February 2, 2018, Purple LLC entered into a financing arrangement with the Selling Stockholders, pursuant to which the Selling Stockholders agreed to make a loan (the “2018 Coliseum Credit Agreement”) in an aggregate principal amount of $25.0 million (the “Original Loan”). In conjunction with the 2018 Coliseum Credit Agreement, the Sponsor agreed to assign to the Selling Stockholders an aggregate of 2.5 million warrants to purchase 1.3 million shares of its Class A Common Stock. As part of the 2018 Coliseum Credit Agreement, and pursuant to the Coliseum Warrant Assignment Agreement the Sponsor assigned to the Selling Stockholders an aggregate of 2,500,000 Sponsor Warrants to purchase 1,250,000 shares of Class A Common Stock (together, with the warrants assigned in connection with the Private Placement, the “Coliseum Warrants”). The shares of Class A Common Stock issued upon the exercise of the warrants acquired by the Selling Stockholders in connection with the 2018 Coliseum Credit Agreement are included in the registration statement of which this prospectus supplement forms a part.

On January 28, 2019, Purple LLC entered into a First Amendment to the 2018 Coliseum Credit Agreement (the “First Amendment”) whereby Purple LLC agreed to enter into the Amended and Restated Credit Agreement, under which two of the Selling Stockholders (“Incremental Lenders”) agreed to provide an incremental loan of $10.0 million (the “Incremental Loan”) such that the total amount of principal indebtedness provided to Purple LLC was increased to $35.0 million. Upon funding the $10.0 million Incremental Loan on February 26, 2019, the Company issued to the Incremental Lenders 2,613,240 warrants (the “Incremental Loan Warrants”) to purchase 2,613,240 shares of the Company’s Class A Common Stock at a price of $5.74 per share, subject to certain adjustments. All indebtedness under the Amended and Restated Credit Agreement bore interest at 12.00% per annum and was payable on the last business day of each fiscal quarter, provided that Purple LLC was required to pay up to an additional 4.00% of interest per annum if it failed to meet certain EBITDA thresholds and an additional 2.00% of interest per annum if the Company was not in material compliance with the Sarbanes-Oxley Act of 2002. In addition, Purple LLC had the option to elect for interest in excess of 5.00% per annum to be capitalized and added to the principal amount. Any principal pre-payments in the first year were subject to a make-whole payment, while principal pre-payments in years two through four were subject to certain pre-payment penalties. The Amended and Restated Credit Agreement provided for certain remedies to the Selling Stockholders, as lenders, in the event of customary events of default and provided for standard indemnification of the Selling Stockholders, as lenders.

On March 27, 2020, we entered into the First Amendment to the Amended and Restated Credit Agreement with the Selling Stockholders. Pursuant to the Amendment, the Company deferred and capitalized the full amount of the interest payments due on March 31, 2020 and June 30, 2020 to reduce cash disbursements during the COVID-19 pandemic.

On May 15, 2020, we entered into the Second Amendment to the Amended and Restated Credit Agreement with the Selling Stockholders to amend Section 6.1(h) of the Amended and Restated Credit Agreement so that the Selling Stockholders or a Coliseum Managed Account separately or together in any combination owning greater than twenty-five percent (25%) or more of the common stock of the Company will not trigger a Change of Control unless, in connection with the transaction resulting in such ownership, there is an independent change of control of the Company.

On September 3, 2020, the Company paid $45.0 million to retire, in full, all indebtedness related to Purple LLC’s 2018 Coliseum Credit Agreement and all its related amendments and agreements. The payment included $25.0 million for the Original Loan, $10.0 million for the Incremental Loan, $6.6 million of paid-in-kind interest, $2.5 million in a prepayment fee and $0.9 million in accrued interest.

Incremental Loan Warrants Registration Rights Agreement

In connection with Purple LLC’s entry into the Amended and Restated Credit Agreement, the Company entered into a Registration Rights Agreement (the “Incremental Loan Warrants Registration Rights Agreement”)

providing for the registration under the Securities Act of the Incremental Loan Warrants and the shares of Class A Common Stock underlying the Incremental Loan Warrants, subject to customary terms and conditions. The Incremental Loan Warrants Registration Rights Agreement entitles the warrantholders to demand registration of these securities and also to piggyback on the registration of Company securities by the Company and other existing Company security holders.

The Incremental Loan Warrants Registration Rights Agreement provides that on or prior to March 29, 2019, the Company will be required to prepare and file with the SEC pursuant to Rule 415 of the Securities Act a registration statement to register the resale of the Incremental Loan Warrants and the shares of Class A Common Stock underlying the Incremental Loan Warrants. In May 2019, the Company filed a Registration Statement on Form S-3 registering the resale of the Incremental Loan Warrants and the shares of Class A Common Stock underlying the Incremental Loan Warrants. The shares under the Incremental Loan Warrants Registration Rights Agreement are not included as part of this offering.

Coliseum Registration Rights Agreement

On February 2, 2018, the Company entered into a registration rights agreement (the “Coliseum Registration Rights Agreement”) with the Coliseum Investors and CCDF, providing for the registration under the Securities Act of (i) the shares issued in the Coliseum Private Placement, (ii) the Coliseum Warrants and the shares issuable upon the exercise of the Coliseum Warrants and (iii) the Coliseum Founder Shares, subject to customary terms and conditions.

The Coliseum Investors and CCDF will be entitled to make up to three demands, excluding short form registration demands, that we register such securities for sale under the Securities Act. In addition, these holders have “piggy-back” registration rights to include such securities in other registration statements filed by us and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. We will pay the costs and expenses of filing any such registration statements.

The Company is filing the registration statement of which this prospectus supplement forms a part at the request of the Selling Stockholders pursuant to its rights under the Coliseum Registration Rights Agreement.

Beneficial ownership is determined in accordance with the rules of the SEC. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of, or to direct the disposition of, such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares.

For purposes of the tables below we have assumed that after termination of this offering none of the securities offered by this prospectus supplement will be beneficially owned by the Selling Stockholder, and we have further assumed that the Selling Stockholder will not acquire beneficial ownership of any additional securities during the offering.

		Without Exercise of the Underwriters’ Option			With Full Exercise of the Underwriters’ Option
Name of Selling Stockholder	Shares of Class A Common Stock Beneficially Owned Before the Offering	Shares of Class A Common Stock to be Sold in the Offering	Shares of Class A Common Stock Beneficially Owned After the Offering	Percentage of Class A Common Stock Beneficially Owned After the Offering	Shares of Class A Common Stock to be Sold in the Offering	Shares of Class A Common Stock Beneficially Owned After the Offering	Percentage of Class A Common Stock Beneficially Owned After the Offering
Coliseum Capital Partners, L.P. (1)	9,732,795	4,792,916	4,939,879	7.5%	5,450,484	4,282,311	6.5%
Coliseum Co-Invest Debt Fund, L.P. (1)	696,945	696,945	—	0.0%	696,945	—	0.0%
Blackwell Partners LLC – Series A (1)	3,380,519	1,818,931	1,561,588	2.4%	2,026,799	1,353,720	2.0%
Coliseum Capital Co-Invest III, L.P. (1)	1,734,476	—	1,734,476	2.6%	230,882	1,503,594	2.3%
(1)

Adam Gray, a director of the Company, and Christopher Shackelton are (i) the managers of Coliseum Capital, LLC, which is the general partner of CCP, CCDF, and CCC III and (ii) managers of Coliseum Capital Management, LLC, which is the investment advisor to CCP, CCDF, Blackwell, and CCC III. Messrs. Gray and Shackelton share voting and dispositive control over the securities held by CCP, CCDF and Blackwell to the extent that Coliseum Capital Management, LLC is investment adviser to such account. Messrs. Gray and Shackelton do not have voting and dispositive control over any securities beneficially owned by Blackwell that are not in the separate account.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of material U.S. federal income tax considerations applicable to a Non-U.S. Holder (as defined below) with respect to the ownership and disposition of shares of our Class A Common Stock. For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of shares of our Class A Common Stock that is treated for U.S. federal income tax purposes as an individual, corporation, estate or trust, other than:

•	an individual who is a citizen or resident of the United States, as determined for U.S. federal income tax purposes;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if: (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust; or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a domestic trust.

If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds shares of our Class A Common Stock, the tax treatment of a person treated as a partner of such partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding shares of our Class A Common Stock and persons that, for U.S. federal income tax purposes, are treated as partners in such partnerships are urged to consult their own tax advisors regarding the U.S. federal income tax consequences to them.

This discussion only addresses beneficial owners that are Non-U.S. Holders of shares of our Class A Common Stock that hold such shares of Class A Common Stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to a Non-U.S. Holder in light of such Non-U.S. Holder’s particular circumstances or that may be applicable to Non-U.S. Holders subject to special treatment under U.S. federal income tax law (including, for example, financial institutions, regulated investment companies, real estate investment trusts, dealers in securities, traders in securities that elect mark-to-market treatment, insurance companies, tax-exempt entities, Non-U.S. Holders who acquire our Class A Common Stock pursuant to the exercise of employee stock options or otherwise as compensation for their services, Non-U.S. Holders liable for the alternative minimum tax, controlled foreign corporations, passive foreign investment companies, former citizens or former long-term residents of the United States, persons subject to special tax accounting rules as a result of any item of gross income with respect to shares of our Class A Common Stock being taken into account in an applicable financial statement, partnership or other pass-through entity (and investors therein), persons deemed to sell our Class A Common Stock under the constructive sale provisions of the Code, and Non-U.S. Holders that hold our Class A Common Stock as part of a hedge, straddle, constructive sale, conversion, or other integrated transaction). In addition, this discussion does not address U.S. federal tax laws other than those pertaining to U.S. federal income tax (such as U.S. federal estate or gift tax or the federal net investment income tax), nor does it address any aspects of U.S. state, local or non-U.S. taxes. Non-U.S. Holders are urged to consult with their own tax advisors regarding the possible application of these taxes. Except as discussed below, this summary does not address tax reporting requirements.

The following discussion is based upon current provisions of the Code, U.S. judicial decisions, administrative pronouncements and Treasury regulations, all as in effect and applicable as of the date hereof. All of the preceding authorities are subject to change at any time, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. We have not requested, and will not request, a ruling from the Internal Revenue Service (the “IRS”) with respect to any of the U.S. federal income tax consequences described below, and as a result there can be no assurance that the IRS will not disagree with or challenge any of the conclusions we have reached and describe herein.

Prospective purchasers are urged to consult their tax advisors as to the particular consequences to them under U.S. federal, state and local, and applicable foreign tax laws of the acquisition, ownership and disposition of our Class A Common Stock.

Distributions

Although we do not anticipate that any cash dividends with respect to our Class A Common Stock will be paid in the foreseeable future, distributions of cash or property that we pay in respect of our Class A Common Stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Subject to the discussions below under “—U.S. Trade or Business Income,” “—Information Reporting and Backup Withholding” and “—FATCA,” a Non-U.S. Holder generally will be subject to U.S. federal withholding tax at a 30% rate, or at a reduced rate prescribed by an applicable income tax treaty, on any dividends received in respect of our Class A Common Stock. If the amount of the distribution exceeds our current and accumulated earnings and profits, such excess first will be treated as a return of capital to the extent of such holder’s tax basis in our Class A Common Stock, and thereafter will be treated as capital gain. However, we (or the paying agent or other intermediary through which a Non-U.S. Holder holds its Class A Common Stock elects) may be required to withhold on the entire distribution, in which case a Non-U.S. Holder would be entitled to a refund from the IRS for the withholding tax on the portion of the distribution that exceeded our current and accumulated earnings and profits.

In order to obtain a reduced rate of U.S. federal withholding tax under an applicable income tax treaty, a Non-U.S. Holder will be required to provide a properly executed IRS Form W-8BEN or Form W-8BEN-E (or, in each case, a successor form) certifying such holder’s entitlement to benefits under the treaty. If a Non-U.S. Holder is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty, such holder may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund with the IRS. Non-U.S. Holders are urged to consult their own tax advisor regarding possible entitlement to benefits under an applicable income tax treaty.

Sale, Exchange or Other Taxable Disposition of Class A Common Stock

Subject to the discussions below under “—U.S. Trade or Business Income,” “—Information Reporting and Backup Withholding” and “—FATCA,” Non-U.S. Holders generally will not be subject to U.S. federal income or withholding tax in respect of any gain on a sale, exchange or other taxable disposition of our Class A Common Stock unless:

•	the gain is U.S. trade or business income, in which case, such gain will be taxed as described in “—U.S. Trade or Business Income” below;

•

the Non-U.S. Holder is an individual who is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met, in which case the Non-U.S. Holder will be subject to U.S. federal income tax at a rate of 30% (or a reduced rate under an applicable income tax treaty) on the amount by which certain capital gains allocable to U.S. sources exceed certain capital losses allocable to U.S. sources; or

•

we are or have been a “United States real property holding corporation” (a “USRPHC”) under Section 897 of the Code at any time during the shorter of the five-year period ending on the date of the disposition and such Non-U.S. Holder’s holding period for the Class A Common Stock, in which case, subject to the exception set forth in the second sentence of the next paragraph, such gain will be subject to U.S. federal income tax in the same manner as U.S. trade or business income discussed below.

In general, a corporation is a USRPHC if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. In the event that we are determined to be a USRPHC, gain will not be subject to tax as U.S. trade or business income if such Non-U.S. Holder’s holdings (actually and constructively) at all times during the applicable period described in the third bullet point above constituted 5% or less of our Class A Common Stock, provided that our Class A Common Stock was regularly traded on an established securities market during such period as determined under the rules set forth in the Treasury regulations. We believe that we are not currently, and we do not anticipate becoming in the future, a USRPHC for U.S. federal income tax purposes.

U.S. Trade or Business Income

For purposes of this discussion, dividend income and gain on the sale, exchange or other taxable disposition of our Class A Common Stock will be considered to be “U.S. trade or business income” if (i) such income or gain is effectively connected with a Non-U.S. Holder’s conduct of a trade or business within the United States and (ii) a Non-U.S. Holder is eligible for the benefits of an income tax treaty with the United States and, if such treaty requires, such gain is attributable to a permanent establishment (or, if a Non-U.S. Holder is an individual, a fixed base) that Non-U.S. Holder maintains in the United States. Generally, U.S. trade or business income is not subject to U.S. federal withholding tax (provided that a Non-U.S. Holder complies with applicable certification and disclosure requirements, including providing a properly executed IRS Form W-8ECI (or successor form)); instead, a Non-U.S. Holder is subject to U.S. federal income tax on a net basis at regular U.S. federal income tax rates (generally in the same manner as a U.S. person) on such Non-U.S. Holder’s U.S. trade or business income. If a Non-U.S. Holder is a corporation, any U.S. trade or business income that a Non-U.S. Holder receives may also be subject to a “branch profits tax” at a 30% rate, or at a lower rate prescribed by an applicable income tax treaty.

Information Reporting and Backup Withholding

We must annually report to the IRS and to each Non-U.S. Holder any dividend income that is subject to U.S. federal withholding tax or that is exempt from such withholding pursuant to an income tax treaty. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which a Non-U.S. Holder resides. Under certain circumstances, the Code imposes a backup withholding obligation on certain reportable payments. Dividends paid to such Non-U.S. Holder will generally be exempt from backup withholding if such Non-U.S. Holder provides a properly executed IRS Form W-8BEN or Form W-8BEN-E (or, in each case, a successor form) or otherwise establish an exemption and we do not have actual knowledge or reason to know that such Non-U.S. Holder a U.S. person or that the conditions of such other exemption are not, in fact, satisfied.

The payment of the proceeds from the disposition of our Class A Common Stock to or through the U.S. office of any broker (U.S. or non-U.S.) will be subject to information reporting and possible backup withholding unless a Non-U.S. Holder certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption and the broker does not have actual knowledge or reason to know that such holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of proceeds from the disposition of our Class A Common Stock to or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker has certain types of relationships with the

United States (a “U.S. related financial intermediary”). In the case of the payment of proceeds from the disposition of our Class A Common Stock to or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related financial intermediary, the Treasury regulations require information reporting (but not backup withholding) on the payment unless the broker has documentary evidence in its files that the owner is not a U.S. person and the broker has no knowledge to the contrary. Non-U.S. Holders are urged to consult their tax advisor on the application of information reporting and backup withholding in light of their particular circumstances.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be refunded or credited against its U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

FATCA

Pursuant to Section 1471 through 1474 of the Code, commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”), foreign financial institutions (which include most foreign hedge funds, private equity funds, mutual funds, securitization vehicles and any other investment vehicles) and certain other foreign entities that do not otherwise qualify for an exemption must comply with information reporting rules with respect to their U.S. account holders and investors or be subject to a withholding tax on U.S. source payments made to them (whether received as a beneficial owner or as an intermediary for another party).

More specifically, a foreign financial institution or other foreign entity that does not comply with the FATCA reporting requirements or otherwise qualify for an exemption will generally be subject to a 30% withholding tax with respect to any “withholdable payments.” For this purpose, withholdable payments generally include U.S.-source payments otherwise subject to nonresident withholding tax (e.g., U.S.-source dividends). While withholding under FATCA would have also applied to payments of gross proceeds from the sale or other disposition of shares of our Class A Common Stock, proposed Treasury regulations eliminate FATCA withholding on payments of gross proceeds. The preamble to these proposed regulations indicates that taxpayers may rely on them pending their finalization. The FATCA withholding tax will apply to all withholdable payments without regard to whether the beneficial owner of the payment would otherwise be entitled to an exemption from imposition of withholding tax pursuant to an applicable income tax treaty with the United States or U.S. domestic law. We will not pay additional amounts to holders of our Class A Common Stock in respect of amounts withheld. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

FATCA currently applies to dividends made in respect of our Class A Common Stock. To avoid withholding on dividends, Non-U.S. Holders may be required to provide us (or our withholding agents) with applicable tax forms or other information. Non-U.S. Holders are urged to consult with their own tax advisors regarding the effect, if any, of the FATCA provisions to them based on their particular circumstances.

UNDERWRITING

BofA Securities, Inc. is acting as representative of each of the underwriters named below in connection with the underwritten offering of Class A Common Stock contemplated by this prospectus supplement. Subject to the terms and conditions set forth in an underwriting agreement among us, the Selling Stockholders and the underwriters, the Selling Stockholders have agreed, severally and not jointly, to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from the Selling Stockholders, the number of shares of Class A Common Stock set forth opposite its name below.

Underwriter	Number of Shares
BofA Securities, Inc.
KeyBanc Capital Markets Inc.
BMO Capital Markets Corp.

Total	7,308,792

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We and the Selling Stockholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representative has advised us and the Selling Stockholders that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of          per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The following table shows the public offering price, underwriting discount and proceeds before expenses to the Selling Stockholders. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares.

	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to the Selling Stockholders	$	$	$

The expenses of the offering, not including the underwriting discount, are estimated at $        . We have agreed to pay the underwriting discount with respect to 7,308,792 of the offered shares and certain expenses of the Selling Stockholders, with the Selling Stockholders to pay the underwriting discount on any of the 1,096,318 additional shares that may be sold pursuant to the option granted to the underwriters. We have also agreed to reimburse the underwriters for certain of its expenses in an amount up to $35,000.

Option to Purchase Additional Shares

The Selling Stockholders have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to 1,096,318 additional shares at the public offering price, less the underwriting discount. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities

We, the Selling Stockholders and certain of their affiliates, Joseph B. Megibow, our Chief Executive Officer, and Adam Gray, one of our directors, have agreed not to sell or transfer any Class A Common Stock or securities convertible into, exchangeable for, exercisable for, or repayable with Class A Common Stock, for 60 days after the date of this prospectus supplement without first obtaining the written consent of BofA Securities, Inc. (it being understood that with respect to Blackwell, Blackwell shall be subject to these restrictions solely to the extent of any Class A Common Stock managed by Coliseum Capital Management, LLC). Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:

•	offer, pledge, sell or contract to sell any Class A Common Stock,

•	sell any option or contract to purchase any Class A Common Stock,

•	purchase any option or contract to sell any Class A Common Stock,

•	grant any option, right or warrant for the sale of any Class A Common Stock,

•	lend or otherwise dispose of or transfer any Class A Common Stock,

•	request or demand that we file a registration statement related to the Class A Common Stock, or

•

enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any Class A Common Stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

This lock-up provision applies to Class A Common Stock and to securities convertible into or exchangeable or exercisable for or repayable with Class A Common Stock. It also applies to Class A Common Stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

Nasdaq Global Market Listing

The shares are listed on the Nasdaq Global Market under the symbol “PRPL.”

Price Stabilization, Short Positions

Until the distribution of the shares is completed, SEC rules may limit the underwriters and selling group members from bidding for and purchasing our Class A Common Stock. However, the underwriters may engage in transactions that stabilize the price of the Class A Common Stock, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriters may purchase and sell our Class A Common Stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our Class A Common Stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of Class A Common Stock made by the underwriters in the open market prior to the completion of the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our Class A Common Stock or preventing or retarding a decline in the market price of our Class A Common Stock. As a result, the price of our Class A Common Stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the Nasdaq Global Market, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Class A Common Stock. In addition, neither we nor any of the underwriters make any representation that the representative will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Passive Market Making

In connection with this offering, the underwriters and selling group members may engage in passive market making transactions in the Class A Common Stock on the Nasdaq Global Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of Class A Common Stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our Class A Common Stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters and dealers are not required to engage in passive market making and may end passive market making activities at any time.

Electronic Distribution

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares of Class A Common Stock which are the subject of the offering contemplated by this prospectus supplement have been offered or will be offered to the public in that Relevant State prior to the publication of a prospectus in relation to the shares of Class A Common Stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation), except that offers of shares of Class A Common Stock may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

a.	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

b.

to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

c.	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares of Class A Common Stock shall require the issuer or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Relevant State who initially acquires any shares of Class A Common Stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the Managers that it is a qualified investor within the meaning of the Prospectus Regulation.

In the case of any shares of Class A Common Stock being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of Class A Common Stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

We, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of Class A Common Stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of Class A Common Stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of Class A Common Stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

The above selling restriction is in addition to any other selling restrictions set out below.

In connection with the offering, the underwriters are not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.

Notice to Prospective Investors in the United Kingdom

In relation to the United Kingdom (“UK”), no shares of Class A Common Stock have been offered or will be offered to the public in the UK prior to the publication of a prospectus in relation to the shares of Class A Common Stock which has been approved by the Financial Conduct Authority in the UK in accordance with the UK Prospectus Regulation and the FSMA, except that offers of shares of Class A Common Stock may be made to the public in the UK at any time under the following exemptions under the UK Prospectus Regulation and the FSMA:

a.	to any legal entity which is a qualified investor as defined under the UK Prospectus Regulation;

b.	to fewer than 150 natural or legal persons (other than qualified investors as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of underwriters for any such offer; or

c.	at any time in other circumstances falling within section 86 of the FSMA,

provided that no such offer of shares of Class A Common Stock shall require the Issuer or any Manager to publish a prospectus pursuant to Section 85 of the FSMA or Article 3 of the UK Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

Each person in the UK who initially acquires any shares of Class A Common Stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the Managers that it is a qualified investor within the meaning of the UK Prospectus Regulation.

In the case of any shares of Class A Common Stock being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of Class A Common Stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the UK to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

We, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of Class A Common Stock in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of Class A Common Stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of Class A Common Stock, the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, and the expression “FSMA” means the Financial Services and Markets Act 2000.

In connection with the offering, the underwriters are not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or

(iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The shares of Class A Common Stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares of Class A Common Stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares of Class A Common Stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The shares of Class A Common Stock have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the shares of Class A Common Stock were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of Class A Common Stock, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares of Class A Common Stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of Class A Common Stock pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law; or

(d)	as specified in Section 276(7) of the SFA.

Notice to Prospective Investors in Canada

The shares of Class A Common Stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of Class A Common Stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

The validity of the securities covered by this prospectus supplement has been passed upon for us by Dorsey & Whitney LLP, Salt Lake City, Utah. In an underwritten offering of any of the securities covered by this prospectus supplement, the underwriters will be represented by Latham & Watkins LLP, Menlo Park, California.

EXPERTS

The consolidated financial statements as of December 31, 2020 and 2019 and for the years then ended and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 incorporated by reference in this prospectus supplement and in the registration statement have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2020.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

Our website address is www.purple.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13G with respect to our securities filed on behalf of the Selling Stockholders, our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus supplement.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. We incorporate by reference into this prospectus supplement the following documents:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 11, 2021, as amended by Form 10-K/A Amendment No. 1, filed with the SEC on May 10, 2021;

•	our Proxy Statement on Schedule 14A, filed with the SEC on April 1, 2021 (solely with respect to information required by Part III of our Annual Report);

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021, filed with the SEC on May 17, 2021;

•	our Current Reports on Form 8-K filed with the SEC on January 11, 2021, February 2, 2021, April 1, 2021, April 1, 2021, April 30, 2021 and on Form 8-K/A on February 2, 2021; and

•

the description of our common stock contained in our Registration Statement on Form  8-A, as filed with the SEC on July  29, 2015, as updated by the description of our common stock contained in Exhibit 4.6 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 11, 2021.

We also incorporate by reference into this prospectus supplement any future filings made by us with the SEC (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items and other portions of documents that are furnished, but not filed, pursuant to applicable rules promulgated by the SEC) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the filing and concurrent effectiveness of the registration statement but prior to the termination of all offerings covered by this prospectus supplement. Information in such future filings updates and supplements the information provided in this prospectus supplement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

Any statement contained in this prospectus supplement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may obtain copies of these documents, at no cost to you, from our website (www.purple.com), or by writing or telephoning us at the following address:

Purple Innovation, Inc.

Attn: Casey McGarvey

4100 North Chapel Ridge Road, Suite 200

Lehi, Utah 84043

(801) 756-2600

PROSPECTUS

PURPLE INNOVATION, INC.

8,405,110 Shares of Class A Common Stock

This prospectus relates to the resale of up to 8,405,110 shares of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), of Purple Innovation, Inc., by the selling stockholders (the “Selling Stockholders”) named in this prospectus. For information regarding the Selling Stockholders, please see the section entitled “Selling Stockholders” beginning on page 7 of this prospectus.

We will not receive any proceeds from the sale of shares of Class A Common Stock by the Selling Stockholders pursuant to this prospectus. However, we have agreed to pay certain expenses associated with the registration and sale of shares pursuant to this prospectus, including underwriting discounts and commissions.

Our Class A Common Stock is traded on the NASDAQ Global Market (“NASDAQ”) under the symbol “PRPL.” On May 17, 2021, the last reported sales price of the Class A Common Stock was $32.02 per share.

Our registration of the shares of Class A Common Stock covered by this prospectus does not mean the Selling Stockholders will offer or sell any of the shares. The Selling Stockholders may sell the shares of Class A Common Stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell the shares in the section entitled “Plan of Distribution” beginning on page 11 of this prospectus.

Any investment in our securities involves risks. See “Risk Factors” beginning on page 4 of this prospectus, in our other filings with the Securities and Exchange Commission (the “SEC”) and in the applicable prospectus supplement, if any.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 18, 2021.

Prospectus

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a shelf registration process relating to the securities described in this prospectus, which registration statement became automatically effective upon filing. Under this process, the Selling Stockholders may offer and sell an aggregate of up to 8,405,110 shares of our Class A Common Stock from time to time, in one or more offerings, in any manner described below under the heading “Plan of Distribution.” We will not receive any proceeds from the sale of shares of Class A Common Stock by the Selling Stockholders. However, we agreed to pay certain expenses associated with the registration and sale of shares pursuant to this prospectus, including underwriting discounts and commissions. To the extent appropriate, the Selling Stockholders will deliver a prospectus supplement with this prospectus to update the information contained in this prospectus. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the captions “Where You Can Find More Information” and “Documents Incorporated by Reference.”

No offer of these securities will be made in any jurisdiction where the offer is not permitted.

Unless the context indicates otherwise, the terms “Purple,” “Purple Inc.,” “Company,” “we,” “us” and “our” refer to Purple Innovation, Inc. (formerly known as Global Partner Acquisition Corp.), a Delaware corporation, and, where appropriate, its subsidiary Purple Innovation, LLC (“Purple LLC”). References in this prospectus to the “Business Combination” refer to the consummation of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of November 2, 2017 (as amended, the “Merger Agreement”), which transactions were consummated on February 2, 2018.

ii

SUMMARY

This summary highlights selected information contained in this prospectus and does not contain all of the information that is important to you. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus. Before making your investment decision with respect to our Class A Common Stock, you should carefully read this entire prospectus, any applicable prospectus supplement and the documents referred to in “Where You Can Find More Information” and “Documents Incorporated by Reference.”

The Company

Our mission is to help people feel and live better through innovative comfort solutions.

We are a digitally-native vertical brand founded on comfort product innovation with premium offerings. We design and manufacture a variety of innovative, branded and premium comfort products, including mattresses, pillows, cushions, frames, sheets and more. Our products are the result of decades of innovation and investment in proprietary and patented comfort technologies and the development of our own manufacturing processes. Our proprietary gel technology, Hyper-Elastic Polymer®, known as the Purple Grid®, underpins many of our comfort products and provides a range of benefits that differentiate our offerings from other competitors’ products. Specially engineered for total pressure relief and unwavering support, Purple’s patented grid technology has been used and tested rigorously within medical and consumer applications for over 30 years. Originally designed for use in hospital beds and wheelchairs, we adapted this unique pressure-relieving material for our mattresses.

We market and sell our products through direct-to-consumer (“DTC”) online channels, Company showrooms and retail brick-and-mortar wholesale partners.

The foundation of our business is core competencies in design, development and manufacturing. Decades of accumulated knowledge enable us to create all aspects of our innovative products, including fundamental comfort technologies and machines and processes necessary to bring them to market. We own or have the exclusive right to use over 220 granted or pending U.S. and foreign patents on inventions and designs pertaining to our machines, processes, mattresses, pillows, seat cushions, packaging techniques and other related existing and future products. We have integrated our operations to include research and development, marketing and manufacturing, resulting in an ability to rapidly test, learn, adapt and scale our product offerings. In order to solve complex manufacturing challenges such as large-format injection molding of our Purple Grid, we designed and produced our own manufacturing equipment including our proprietary and patented Mattress Max™ machinery. These were and still are fully customized machines unique to Purple that can handle both our size and scale requirements. We believe our combination of patents and intellectual property, proprietary and patented manufacturing equipment, production processes and decades of acquired knowledge create an advantage over our competitors who rely on commoditized materials, such as foam and outsourced manufacturing.

In addition to developing transformative, differentiated products and technologies, we have built a brand that has high customer engagement and avid online advocates. We have an experienced digital marketing team, providing efficient customer acquisition and brand affinity. Our digital marketing strategy enables us to market our full product suite to customers, generate frequent interactions online and drive traffic to all channels offering our products. At March 31, 2021, our series of online marketing videos had been viewed approximately 4.8 billion times across our social media platforms.

According to a 2017 report from the International Sleep Products Association, the global bedding market totaled approximately $29.5 billion. We have capitalized on the DTC macro trend that is transforming the bedding industry. To complement our DTC channel, we have developed multiple wholesale relationships with best-in-class retailers in the furniture, mattress specialty, home décor, and department store spaces. We believe our distinctly differentiated products, marketing strategies, manufacturing capabilities, unique branding and proprietary technologies position us to continue to drive our growth in comfort products. For 2020, our DTC sales channel, which includes online and Company showrooms, accounted for 74.8% of our net revenue and wholesale accounted for 25.2% of net revenue, while sales of bedding accounted for 92.2% of our net revenue and other products accounted for 7.8%. For the quarter ended March 31, 2021, our DTC channel accounted for 67.0% of net revenue and wholesale accounted for 33.0% of net revenue, while sales of bedding accounted for 92.2% of net revenue and other products accounted for 7.8%. At March 31, 2021, our total wholesale door count was approximately 2,300 doors, up from nearly 1,725 at March 31, 2020.

In July 2020, we entered into a lease for a new facility in McDonough, Georgia with plans to grow our manufacturing footprint and serve our customers in the eastern U.S. Purple began operations in the new facility on March 3, 2021. We intend to hire over 360 employees to fully staff the facility. At March 31, 2021, we had approximately 1,640 full and part-time employees. We also grew our DTC efforts by adding four Company showrooms in 2020, making a total of nine Company showroom locations in cities across the U.S. We opened three additional showrooms through April 2021 and expect to open a total of 20 to 25 Company showrooms throughout 2021.

During 2020, we added two additional Mattress Max machines to our Grantsville facility. In addition, for the year ended December 31, 2020, sales of our pillows and seat cushions increased over 140% year-over-year, reaching over 1 million lifetime units sold in total for each product. Our average selling price per mattress also increased to $1,842 for 2020, compared to $1,774 in 2019, $1,484 in 2018, and $1,075 in 2017. For the quarter ended March 31, 2021, our average selling price per mattress increased to $1,913 compared to $1,863 for the quarter ended March 31, 2020.

Our executive offices are located at 4100 North Chapel Ridge Road, Suite 200, Lehi, Utah 84043. Our telephone number is (801) 756-2600. Our website is located at www.purple.com. Our website and the information contained on, or that can be accessed through, the website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our securities.

Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act” are available, free of charge, on or through our website as soon as reasonably practicable after such reports and amendments are electronically filed with or furnished to the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding our filings at www.sec.gov.

For additional information about our Company, please refer to other documents we have filed with the SEC and that are incorporated by reference into this prospectus, as listed under the heading “Documents Incorporated by Reference.”

The Offering

We are registering the resale by the Selling Stockholders named in this prospectus of 8,405,110 shares of Class A Common Stock.

Resale of Class A Common Stock by Selling Stockholders

Shares of Class A Common Stock offered by the Selling Stockholders	8,405,110 shares.

Shares of Class A Common Stock outstanding prior to this Offering	66,302,767 shares.

Shares of Class A Common Stock outstanding after this Offering	66,302,767 shares.

Use of proceeds	All of the shares of Class A Common Stock will be sold by the Selling Stockholders for their respective account. We will not receive any of the proceeds from these sales.

Trading Market and Ticker Symbol for Class A Common Stock	Our shares of Class A Common Stock are currently listed on NASDAQ under the symbol “PRPL.”

The number of shares of our Class A Common Stock to be outstanding after this offering is based on 66,302,767 shares of our Class A Common Stock outstanding as of May 10, 2021, and excludes:

•	0.4 million shares of Class A Common Stock issuable upon an exchange of outstanding Paired Securities (as defined below) held by certain stockholders as of March 31, 2021;

•

2.3 million shares of Class A Common Stock issuable upon the exercise of stock options outstanding as of March 31, 2021 with a weighted average exercise price of $9.28 per share, as of March 31, 2021; and

•	approximately 950,000 shares of Class A Common Stock issuable upon exercise of outstanding warrants, as of March 31, 2021.

Risk Factors

Before investing in our securities, you should carefully read and consider the information set forth in “Risk Factors” beginning on page 4.

RISK FACTORS

An investment in our securities involves risks and uncertainties. You should consider carefully the risks described below, those beginning on page 11 of our Annual Report on Form 10-K for the year ended December 31, 2020, as amended by Form 10-K/A Amendment No. 1, filed with the SEC on May 10, 2021, those beginning on page 36 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 17, 2021, and any updates to those risk factors or new risk factors contained in our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which we incorporate by reference herein, as well as the other information included in this prospectus, before making an investment decision. Any of the risk factors could significantly and negatively affect our business, financial condition, results of operations, cash flows, and prospects and the trading price of our securities.

Future sales of our common stock by the Selling Stockholders could cause our stock price to decline.

Sales of a substantial number of shares of our common stock by the Selling Stockholders in the public market or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities or other securities convertible into or exchangeable for equity securities, regardless of whether there is any relationship between such sales and the performance of our business.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Exchange Act. Statements in this prospectus and the documents incorporated by reference herein and therein that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for Purple. Forward-looking statements may include statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

The forward-looking statements contained in this prospectus and the documents incorporated by reference herein are made only as of the date thereof. It is routine for our internal projections and expectations to change throughout the year, and any forward-looking statements based upon these projections or expectations may change prior to the end of the next quarter or year. Forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) and other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” and elsewhere in this prospectus and the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report and our Quarterly Report, which are incorporated by reference in this prospectus. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. These risks and others described under “Risk Factors” may not be exhaustive.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and developments in the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus and the documents incorporated by reference herein. In addition, even if our results or operations, financial condition and liquidity, and developments in the industry in which we operate are consistent with the forward-looking statements contained in this prospectus and the documents incorporated by reference herein, those results or developments may not be indicative of results or developments in subsequent periods.

USE OF PROCEEDS

All of the shares of Class A Common Stock that may be offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their respective account. We will not receive any of the proceeds from these sales.

We will pay any underwriting fees, discounts and commissions attributable to the resale of 7,308,792 of the shares of our Class A Common Stock by the Selling Stockholders, and the Selling Stockholders will pay any underwriting discounts and commission on the remaining 1,096,318 shares of Class A Common Stock. We will also pay all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus. These may include, without limitation, all registration and filing fees, blue sky fees, printing expenses, NASDAQ listing fees, FINRA fees, fees and expenses of our counsel and accountants and one counsel for the Selling Stockholders, fees and expenses of any special experts retained by us in connection with such registration, internal expenses (including all salaries and expenses of our officers and employees performing legal or accounting duties) and all of our portion of expenses related to the “road-show” for any underwritten public offering.

SELLING STOCKHOLDERS

The following table sets forth, as of May 17, 2021, the names of the Selling Stockholders for which we are registering Class A Common Stock and the aggregate number of shares of Class A Common Stock that each Selling Stockholder may offer pursuant to this prospectus. The shares being offered by this prospectus include (i) 5,293,750 shares of Class A Common Stock issued by the Company and transferred by certain other stockholders to the Selling Stockholders in a private placement in connection with the Business Combination and (ii) 2,015,042 shares of Class A Common Stock issued to the Selling Stockholders upon the exercise of warrants assigned to the Selling Stockholders in connection with the Business Combination. The remaining 1,096,318 shares of Class A Common Stock being offered by this prospectus were purchased in the open market.

Adam Gray, who has served as a director of the Company since February 2018 is (i) a manager of Coliseum Capital, LLC, which is the general partner of Coliseum Capital Partners, L.P. (“CCP”), Coliseum Co-Invest Debt Fund, L.P. (“CCDF”), and Coliseum Capital Co-Invest III, L.P. (“CCC III”), and (ii) a manager of Coliseum Capital Management, LLC, which is the investment advisor to CCP, CCDF, Blackwell Partners LLC – Series A (“Blackwell”), and CCC III. In such capacities, Mr. Gray shares voting and dispositive control over the securities held by CCP, CCDF, Blackwell, and CCC III.

Business Combination Transactions

In February 2018, in connection with the Business Combination, the Company entered into a subscription agreement (the “Coliseum Subscription Agreement”) with CCP and Blackwell, pursuant to which CCP and Blackwell agreed to purchase from the Company an aggregate of 4,000,000 shares of Class A Common Stock at a purchase price of $10.00 per share (the “Coliseum Private Placement”). In connection with the Coliseum Private Placement, Global Partner Sponsor I LLC (the “Sponsor”) assigned (i) an aggregate of 1,293,750 additional shares of Class A Common Stock to CCP and Blackwell (the “Coliseum Founder Shares”) and (ii) pursuant to an Agreement to Assign Sponsor Warrants (the “Coliseum Warrant Assignment Agreement”) entered into on February 2, 2018 by and among the Sponsor, the Company, Continental Stock Transfer and Trust Company, CCP, Blackwell, and CCDF, an aggregate of 3,282,500 warrants to purchase 1,641,250 shares of Class A Common Stock to CCP, Blackwell, and CCDF. The shares of Class A Common Stock acquired by the Selling Stockholders in the Coliseum Private Placement and from the Sponsor, as well as the shares of Class A Common Stock issued upon the exercise of the warrants acquired in the Coliseum Private Placement, are included in the registration statement of which this prospectus forms a part.

The Coliseum Subscription Agreement provides CCP and Blackwell (together, the “Coliseum Investors”) with preemptive rights with respect to future sales of the Company’s securities. So long as each Coliseum Investor holds at least 50% of the shares of Class A Common Stock held by it as of and after giving effect to the Coliseum Private Placement, such Coliseum Investor is entitled to purchase up to their pro rata share of all equity securities issued by the Company, subject to certain exceptions.

In addition, the Coliseum Subscription Agreement provides CCP and Blackwell (and any other funds or accounts managed by Coliseum Capital Management, LLC) with a right of first refusal, so long as they hold at least 50% of the shares of Class A Common Stock acquired in the Coliseum Private Placement, to provide all, but not less than all, of any of the following financings by the Company or any of its subsidiaries: (i) preferred equity financing with a preference to or over any of the terms of the Company’s common stock and (ii) any debt financing with a principal amount outstanding (together with all other debt provided by lender or group of lenders) greater than or equal to $10 million, other than (x) the replacement or refinancing of existing indebtedness or (y) an asset based loan on customary terms with an all in interest rate of not greater than 5% per year, by the Company or any of its subsidiaries.

The Coliseum Subscription Agreement also provides that, so long as CCP and Blackwell, along with any funds or accounts managed by Coliseum Capital Management, LLC, hold at least 50% of the number of shares of Class A

Common Stock held by them as of and after giving effect to the Coliseum Private Placement, the Company shall nominate and include one designee of Coliseum Capital Management LLC, in each slate of members of the board of directors proposed to stockholders of the Company, whether at the annual meeting or otherwise.

Coliseum Credit Agreement

On February 2, 2018, Purple LLC entered into a financing arrangement with the Selling Stockholders, pursuant to which the Selling Stockholders agreed to make a loan (the “2018 Coliseum Credit Agreement”) in an aggregate principal amount of $25.0 million (the “Original Loan”). In conjunction with the 2018 Coliseum Credit Agreement, the Sponsor agreed to assign to the Selling Stockholders an aggregate of 2.5 million warrants to purchase 1.3 million shares of its Class A Common Stock. As part of the 2018 Coliseum Credit Agreement, and pursuant to the Coliseum Warrant Assignment Agreement, the Sponsor assigned to the Selling Stockholders an aggregate of 2,500,000 Sponsor Warrants (as defined below) to purchase 1,250,000 shares of Class A Common Stock (together, with the warrants assigned in connection with the Private Placement, the “Coliseum Warrants”). The shares of Class A Common Stock issued upon the exercise of the warrants acquired by the Selling Stockholders in connection with the 2018 Coliseum Credit Agreement are included in the registration statement of which this prospectus forms a part.

On January 28, 2019, Purple LLC entered into a First Amendment to the 2018 Coliseum Credit Agreement (the “Amended and Restated Credit Agreement”) whereby Purple LLC agreed to enter into the Amended and Restated Credit Agreement, under which two of the Selling Stockholders (“Incremental Lenders”) agreed to provide an incremental loan of $10.0 million (the “Incremental Loan”) such that the total amount of principal indebtedness provided to Purple LLC was increased to $35.0 million. Upon funding the $10.0 million Incremental Loan on February 26, 2019, the Company issued to the Incremental Lender 2,613,240 warrants (the “Incremental Loan Warrants”) to purchase 2,613,240 shares of the Company’s Class A Common Stock at a price of $5.74 per share, subject to certain adjustments. All indebtedness under the Amended and Restated Credit Agreement bore interest at 12.00% per annum and was payable on the last business day of each fiscal quarter, provided that Purple LLC was required to pay up to an additional 4.00% of interest per annum if it failed to meet certain EBITDA thresholds and an additional 2.00% of interest per annum if the Company was not in material compliance with the Sarbanes-Oxley Act of 2002. In addition, Purple LLC had the option to elect for interest in excess of 5.00% per annum to be capitalized and added to the principal amount. Any principal pre-payments in the first year were subject to a make-whole payment, while principal pre-payments in years two through four were subject to certain pre-payment penalties. The Amended and Restated Credit Agreement provided for certain remedies to the Selling Stockholders, as lenders, in the event of customary events of default and provided for standard indemnification of the Selling Stockholders, as lenders.

On March 27, 2020, we entered into the First Amendment to the Amended and Restated Credit Agreement (the “First Amendment”) with the Selling Stockholders. Pursuant to the First Amendment, the Company deferred and capitalized the full amount of the interest payments due on March 31, 2020 and June 30, 2020 to reduce cash disbursements during the COVID-19 pandemic.

On May 15, 2020, we entered into the Second Amendment to the Amended and Restated Credit Agreement with the Selling Stockholders to amend Section 6.1(h) of the Amended and Restated Credit Agreement so that the Selling Stockholders or a Coliseum Managed Account separately or together in any combination owning greater than twenty-five percent (25%) or more of the common stock of the Company will not trigger a Change of Control unless, in connection with the transaction resulting in such ownership, there is an independent change of control of the Company.

On September 3, 2020, the Company paid $45.0 million to retire, in full, all indebtedness related to Purple LLC’s 2018 Coliseum Credit Agreement and all its related amendments and agreements. The payment included $25.0 million for the Original Loan, $10.0 for the Incremental Loan, $6.6 million of paid-in-kind interest, $2.5 million in a prepayment fee and $0.9 million in accrued interest.

Incremental Loan Warrants Registration Rights Agreement

In connection with Purple LLC’s entry into the Amended and Restated Credit Agreement, the Company entered into a Registration Rights Agreement (the “Incremental Loan Warrants Registration Rights Agreement”) providing for the registration under the Securities Act of the Incremental Loan Warrants and the shares of Class A Common Stock underlying the Incremental Loan Warrants, subject to customary terms and conditions. The Incremental Loan Warrants Registration Rights Agreement entitles the warrantholders to demand registration of these securities and also to piggyback on the registration of Company securities by the Company and other existing Company security holders.

The Incremental Loan Warrants Registration Rights Agreement provides that on or prior to March 29, 2019, the Company will be required to prepare and file with the SEC pursuant to Rule 415 of the Securities Act a registration statement to register the resale of the Incremental Loan Warrants and the shares of Class A Common Stock underlying the Incremental Loan Warrants. In May 2019, the Company filed a Registration Statement on Form S-3 registering the resale of the Incremental Loan Warrants and the shares of Class A Common Stock underlying the Incremental Loan Warrants. The shares under the Incremental Loan Warrants Registration Rights Agreement are not included as part of this offering.

Coliseum Registration Rights Agreement

On February 2, 2018, the Company entered into a registration rights agreement (the “Coliseum Registration Rights Agreement”) with the Coliseum Investors and CCDF, providing for the registration under the Securities Act of (i) the shares issued in the Coliseum Private Placement, (ii) the Coliseum Warrants and the shares issuable upon the exercise of the Coliseum Warrants and (iii) the Coliseum Founder Shares, subject to customary terms and conditions.

The Coliseum Investors and CCDF will be entitled to make up to three demands, excluding short form registration demands, that we register such securities for sale under the Securities Act. In addition, these holders have “piggy-back” registration rights to include such securities in other registration statements filed by us and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. We will pay the costs and expenses of filing any such registration statements.

The Company is filing the registration statement of which this prospectus forms a part at the request of the Selling Stockholders pursuant, in part, to its rights under the Coliseum Registration Rights Agreement.

Beneficial ownership is determined in accordance with the rules of the SEC. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of, or to direct the disposition of, such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares.

We cannot advise you as to whether the Selling Stockholders will in fact sell any or all of such shares of Class A Common Stock. In addition, the Selling Stockholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Class A Common Stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of the tables below, however, we have assumed that after termination of this offering none of the securities offered by this prospectus will be beneficially owned by the Selling Stockholders, and we have further assumed that the Selling Stockholders will not acquire beneficial ownership of any additional securities during the offering.

	Prior to the Offering		Number of Shares of Class A Common Stock Being Registered for Resale	After the Offering
Name of Beneficial Owner	Number of Shares of Class A Common Stock Beneficially Owned	Percentage of Shares of Class A Common Stock Beneficially Owned		Number of Shares of Class A Common Stock Beneficially Owned	Percentage of Shares of Class A Common Stock Beneficially Owned
Coliseum Capital Partners, L.P. (1)	9,732,795	14.7%	5,450,484	4,282,311	6.5%
Coliseum Co-Invest Debt Fund, L.P. (1)	696,945	1.1%	696,945	—	0.0%
Blackwell Partners LLC – Series A (1)	3,380,519	5.1%	2,026,799	1,353,720	2.0%
Coliseum Capital Co-Invest III, L.P (1)	1,734,476	2.6%	230,882	1,503,594	2.3%

(1)

Adam Gray, a director of the Company, and Christopher Shackelton are (i) the managers of Coliseum Capital, LLC, which is the general partner of CCP, CCDF, and CCC III and (ii) managers of Coliseum Capital Management, LLC, which is the investment advisor to CCP, CCDF, Blackwell, and CCC III. Messrs. Gray and Shackelton share voting and dispositive control over the securities held by CCP, CCDF, Blackwell, and CCC III to the extent that Coliseum Capital Management, LLC is investment adviser to such account. Messrs. Gray and Shackleton do not have voting and dispositive control over any securities beneficially owned by Blackwell that are not in the separate account.

PLAN OF DISTRIBUTION

Resale of Common Stock

This prospectus relates to the possible resale, from time to time, by the Selling Stockholders identified herein of up to 8,405,110 shares of our Class A Common Stock.

The shares of Class A Common Stock covered by this prospectus may be offered and sold from time to time by the Selling Stockholders. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions.

The Selling Stockholders may sell their shares by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of NASDAQ;

•	to or through underwriters;

•	in privately negotiated transactions;

•	in options transactions;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares of Class A Common Stock the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the Class A Common Stock in the course of hedging the positions they assume with the Selling Stockholders. The Selling Stockholders may also sell the Class A Common Stock short and redeliver the shares of Class A Common Stock to close out such short positions. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares of Class A Common Stock offered by this prospectus, which shares of Class A Common Stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Stockholders may also pledge shares of Class A Common Stock to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged shares of Class A Common Stock pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A Selling Stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Stockholder or borrowed from any Selling Stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Stockholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Stockholders in amounts to be negotiated immediately prior to the sale.

In offering the shares of Class A Common Stock covered by this prospectus, the Selling Stockholders and any broker-dealers who execute sales for the Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, it is possible that in certain states the shares of Class A Common Stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares of Class A Common Stock is made, if required, a prospectus supplement will be distributed that will set forth the number of shares of Class A Common Stock being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

We have agreed to indemnify the Selling Stockholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act, or other federal or state law.

We have agreed with the Selling Stockholders to use our best efforts to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (i) such time as all of the securities covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement, (ii) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act, (iii) such securities shall have ceased to be outstanding or (iv) such securities are freely saleable under Rule 144 without volume limitations or manner-of-sale restrictions and without the need for current public information pursuant to Rule 144 (including Rule 144(i)(2)) as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to the Company’s transfer agent and the affected investors, as reasonably determined by the Company, upon the advice of counsel to the Company.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes certain important terms of our Class A Common Stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of the matters set forth in this section, you should refer to our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, as amended, which are included as exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of Delaware law.

Authorized and Outstanding Stock

Our authorized capital stock consists of 300 million shares of common stock, including 210 million shares of Class A Common Stock, par value of $0.0001 per share, and 90 million shares of Class B common stock, par value of $0.0001 per share (“Class B Common Stock”), and five million shares of undesignated preferred stock, $0.0001 par value per share. As of May 10, 2021, there were 66,751,046 shares of common stock outstanding, including 66,302,767 shares of Class A Common Stock, held of record by approximately 23 stockholders of record, and 448,279 shares of Class B Common Stock, held by approximately 14 stockholders of record, no shares of preferred stock outstanding and 1,878,581 warrants outstanding held of record by approximately 8 holders of warrants. Such numbers of stockholders do not include Depository Trust Company participants or beneficial owners holding shares through nominee names.

The following is a summary of the rights of our common and preferred stock and some of the provisions of our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, our outstanding warrants, our registration rights agreements and the Delaware General Corporation Law (the “DGCL”). Because it is only a summary, it does not contain all the information that may be important to you. For a complete description you should refer to our Second Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws, the warrant and registration rights agreements, as well as the relevant provisions of the DGCL.

Common Stock

Class A Common Stock

Holders of Class A Common Stock are entitled to one vote for each share held on all matters to be voted on by stockholders. Unless specified in our Second Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of votes cast by the stockholders present in person or represented by proxy and entitled to vote thereon is required to approve any such matter voted on by our stockholders. Directors are elected by a majority of the votes cast by the holders of our common stock present in person or represented by proxy and entitled to vote at an annual meeting of stockholders. If an incumbent director does not receive the required majority, the director shall tender his or her resignation promptly following certification of the election results. Within 90 days after the date of the certification of the election results, the board of directors will determine, based upon the recommendation of the Nomination & Governance Committee, whether to accept or reject the resignation or whether other action should be taken, and the board of directors will publicly disclose its decision and rationale. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Holders of Class A Common Stock are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

In the event of a liquidation, dissolution or winding up of the Company, the stockholders of our Class A Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no preemptive or other subscription rights, other than as described below in the section entitled “Preemptive or Other Rights.” There are no sinking fund provisions applicable to our Class A Common Stock.

Class B Common Stock

Holders of Class B Common Stock are entitled to one vote for each share held on all matters to be voted on by stockholders. Unless specified in our Second Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of votes cast by the stockholders present in person or represented by proxy and entitled to vote thereon is required to approve any such matter voted on by our stockholders. Directors are elected by a majority of the votes cast by the holders of our common stock present in person or represented by proxy and entitled to vote at an annual meeting of stockholders. If an incumbent director does not receive the required majority, the director shall tender his or her resignation promptly following certification of the election results. Within 90 days after the date of the certification of the election results, the board of directors will determine, based upon the recommendation of the Nomination & Governance Committee, whether to accept or reject the resignation or whether other action should be taken, and the board of directors will publicly disclose its decision and rationale. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

The Class B Common Stock is not entitled to receive dividends, if declared by the board, or to receive any portion of any such assets in respect of their shares upon liquidation, dissolution, distribution of assets or winding-up of the Company. In addition, the Class B Common Stock may only be issued to and held by InnoHold, LLC (“Innohold”) and its permitted transferees (collectively, the “Permitted Holders”).

At any time Purple LLC issues a Class B Common Unit (“Class B Unit”) to a Permitted Holder, the Company will issue a share of Class B Common Stock to such Permitted Holder. Upon an exchange of a Class B Unit pursuant to the Exchange Agreement dated February 2, 2018 with Purple LLC, InnoHold and the Class B Unit holders who became a party thereto (the “Exchange Agreement”) for a share of Class A Common Stock (an “Exchange”), the corresponding share of Class B Common Stock will be automatically cancelled for no consideration. Shares of Class B Common Stock may only be transferred to a person other than the Company or Purple LLC if the transferee is a Permitted Holder and an equal number of Class B Units are simultaneously transferred to such transferee.

Exchange Rights. An Exchange of Class B Common Stock and Class B Units (together with an equal number of shares of Class B Common Stock, the “Paired Securities”) must be made under the terms of the Exchange Agreement. The Exchange Agreement provides for an initial exchange ratio of (i) one share of Class B Common Stock plus (ii) one Class B Unit for one share of Class A Common Stock, in each case subject to certain adjustments.

Under the Exchange Agreement, holders of Paired Securities may elect to exchange all or any portion of their Paired Securities for shares of Class A Common Stock by delivering a notice to the Company setting forth the number of Paired Securities to be exchanged. Each share of Class B Common Stock and each Class B Unit so exchanged will be cancelled upon the issuance of the underlying Class A Common Stock.

In certain cases, adjustments to the exchange ratio will occur in case of a split, reclassification, recapitalization, subdivision or similar transaction of or relating to the Class B Units or the shares of Class A Common Stock and Class B Common Stock or a transaction in which the Class A Common Stock is exchanged or exchanged into other securities or property. The exchange ratio will also adjust in certain circumstances when the Company acquires Class B Units other than through an exchange into shares of Class A Common Stock.

The right of a holder of Paired Securities to exchange may be limited by the Company if it reasonably determines in good faith that such restrictions are required by applicable law (including securities laws), such exchange would not be permitted under other agreements of such holder with the Company or its subsidiaries, including the operating agreement of Purple LLC, or if such exchange would cause Purple LLC to be treated as a “publicly traded partnership” under applicable tax laws.

The Company and each holder of Paired Securities shall pay its own expense regarding the Exchange except that the Company shall be responsible for transfer taxes, stamp taxes and similar duties.

The foregoing summary of the Exchange Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Exchange Agreement, a copy of which is included as Exhibit 10.6 to our Annual Report on Form 10-K, which is incorporated by reference herein.

Founder Shares

2,587,500 of our outstanding shares of Class A Common Stock were sold to the Sponsor in our initial public offering. These “Founder Shares” are identical to the shares of Class A Common Stock sold in our initial public offering, and holders of these shares have the same stockholder rights as public stockholders.

In connection with the closing of the Business Combination, the Company, Continental Stock Transfer CCP, and Blackwell entered into an Agreement to Assign Founder Shares, pursuant to which the Sponsor assigned to the Coliseum Investors an aggregate of 1,293,750 of its Founder Shares.

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of Class A Common Stock and Class B Common Stock have exclusive voting power for the election of directors and all other matters requiring stockholder action. Holders of Class A Common Stock and Class B Common Stock are entitled to one vote per share on matters to be voted on by stockholders.

Warrants

There were 15,525,000 warrants (the “Public Warrants”) issued in the initial public offering of Global Partner Acquisition Corp. (the predecessor to the Company) and 12,815,000 warrants (the “Sponsor Warrants”) issued in a private placement simultaneously with such initial public offering. The Public Warrants were redeemed by the Company in accordance with their terms in November 2020. The terms of the Sponsor Warrants are described below.

Sponsor Warrants

Each whole warrant entitles the registered holder to purchase one-half of one share of our Class A Common Stock at a price of $5.75 per half share ($11.50 per full share), subject to adjustment as discussed below, at any time after March 4, 2018. Pursuant to the warrant agreement, a warrantholder may exercise its warrants only for a whole number of shares of the Class A Common Stock. For example, if a warrantholder holds one warrant to purchase one-half of a share of Class A Common Stock, such warrant will not be exercisable. If a warrantholder holds two warrants, such warrants will be exercisable for one share of the Class A Common Stock. Warrants must be exercised for a whole share. The warrants will expire February 2, 2023, at 5:00 p.m., New York time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of Class A Common Stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A Common Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue shares of Class A Common Stock upon exercise of a warrant unless Class A Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Class A Common Stock underlying such unit.

We agreed that as soon as practicable, but in no event later than fifteen (15) business days, after the closing of our initial business combination, we would use our best efforts to file with the SEC the registration statement for the registration, under the Securities Act, of the shares of Class A Common Stock issuable upon exercise of the warrants. That registration statement was filed within fifteen (15) business days of the Business Combination. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if our Class A Common Stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement or register or qualify the shares under blue sky laws.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (as specified by the holder) of the shares of Class A Common Stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Class A Common Stock is increased by a stock dividend payable in shares of Class A Common Stock, or by a split-up of shares of Class A Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Class A Common Stock. A rights offering to holders of Class A Common Stock entitling holders to purchase shares of Class A Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A Common Stock equal to the product of (i) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Common Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Class A Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A Common Stock, in determining the price payable for Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A Common Stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A Common Stock on account of such shares of Class A Common Stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Common Stock in respect of such event.

If the number of outstanding shares of our Class A Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A Common Stock.

Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Class A Common Stock (other than those described above or that solely affects the par value of such shares of Class A Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A Common Stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant.

The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrantholders do not have the rights or privileges of holders of Class A Common Stock or any voting rights until they exercise their warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Pursuant to the warrant agreement between the Company and Continental Stock Transfer & Trust Company, for so long as the Sponsor or a permitted transferee of the Sponsor holds Sponsor Warrants, such holder may exercise the Sponsor Warrants on a cashless basis. If holders of the Sponsor Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below), by (y) the fair market value. The “fair market value” means the average reported last sale price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. In connection with the Business Combination, the Sponsor assigned to CCP, Blackwell, CCDF and Baleen Capital Management LLC, as permitted transferees, an aggregate of 9,532,500 Sponsor Warrants to purchase 4,766,250 shares of Class A Common Stock. After giving effect to such assignment, the Sponsor holds 3,282,500 Sponsor Warrants to purchase 1,641,250 shares of Class A Common Stock. For as long as Sponsor Warrants are held by the Sponsor or a permitted transferee of the Sponsor (or a permitted transferee of such permitted transferee), the Sponsor Warrants may not be redeemed by the Company. CCP, Blackwell, CCDF, and Baleen Capital Management LLC are permitted transferees of the Sponsor, and in March 2021, CCP, Blackwell and CCDF exercised all of the Sponsor Warrants held by them. If the Sponsor Warrants are transferred other than to a permitted transferee, such warrants will no longer be exercisable on a cashless basis and we may call the warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrantholder; and

•

if, and only if, the reported last sale price of the Class A Common Stock equals or exceeds $24.00 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrantholders.

If and when such warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of our Class A Common Stock to be issued to the warrantholder.

Registration Rights

Coliseum Registration Rights Agreement

On February 1, 2018 the Company entered into the Coliseum Subscription Agreement with the Coliseum Investors pursuant to which CCP agreed to purchase from the Company 2,900,000 shares of Class A Common Stock of the Company at a purchase price of $10.00 per share and Blackwell agreed to purchase from the Company 1,100,000 shares of Class A Common Stock of the Company at a purchase price of $10.00 per share. In connection with the Coliseum Private Placement and the 2018 Coliseum Credit Agreement, on February 2, 2018 the Sponsor, the Company, Continental Stock Transfer and Trust Company, CCP, Blackwell and CCDF entered into the Coliseum Warrant Assignment Agreement, pursuant to which the Sponsor agreed to assign to the Coliseum Investors and CCDF an aggregate of 5,782,500 outstanding Coliseum Warrants, including 3,282,500 warrants related to the Coliseum Private Placement and 2,500,000 warrants related to the 2018 Coliseum Credit Agreement. In addition, on February 2, 2018, the Sponsor also assigned 937,635 Founder Shares to CCP and 356,115 Founder Shares to Blackwell. On February 2, 2018, the Company entered into the Coliseum Registration Rights Agreement with the Coliseum Investors and CCDF, providing for the registration under the Securities Act of (i) the shares issued in the Coliseum Private Placement, (ii) the Coliseum Warrants and the shares issuable upon the exercise of the Coliseum Warrants and (iii) the Coliseum Founder Shares, subject to customary terms and conditions.

The Coliseum Investors and CCDF will be entitled to make up to three demands, excluding short form registration demands, that we register such securities for sale under the Securities Act. In addition, these holders have “piggy-back” registration rights to include such securities in other registration statements filed by us and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. We will pay the costs and expenses of filing any such registration statements.

The Company is filing the registration statement of which this prospectus forms a part at the request of the Selling Stockholders pursuant, in part, to their rights under the Coliseum Registration Rights Agreement.

Incremental Loan Warrants Registration Rights Agreement

In connection with Purple LLC’s entry into the Amended and Restated Credit Agreement, the Company issued the Incremental Loan Warrants and entered into the Incremental Loan Warrants Registration Rights Agreement providing for the registration under the Securities Act of the Incremental Loan Warrants and the shares of Class A Common Stock underlying the Incremental Loan Warrants, subject to customary terms and conditions. The Incremental Loan Warrants Registration Rights Agreement entitles the warrantholders to demand registration of these securities and also to piggyback on the registration of Company securities by the Company and other existing Company security holders.

The Incremental Loan Warrants Registration Rights Agreement provides that on or prior to March 29, 2019, the Company will be required to prepare and file with the SEC pursuant to Rule 415 of the Securities Act a registration statement to register the resale of the Incremental Loan Warrants and the shares of Class A Common Stock underlying the Incremental Loan Warrants. In May 2019, the Company filed a Registration Statement on Form S-3 registering the resale of the Incremental Loan Warrants and the shares of Class A Common Stock underlying the Incremental Loan Warrants. The shares under the Incremental Loan Warrants Registration Rights Agreement are not included as part of this offering.

Dividends

Subject to the rights, if any, of the holders of any outstanding series of preferred stock, the holders of the Class A Common Stock will be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Company) when, as and if declared thereon by the board of directors from time to time out of any assets or funds of the Company legally available therefor, and will share equally on a per share basis in such dividends and distributions. Holders of Class B Common Stock are not entitled to share in any such dividends or other distributions.

Liquidation, Dissolution and Winding Up

In the event of any voluntary or involuntary liquidation, dissolution or winding-up, the holders of the Class A Common Stock will be entitled to receive all remaining assets of the Company available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied. Holders of the Class B Common Stock will not be entitled to receive any portion of any such assets of the Company for their unexchanged shares of Class B Common Stock.

Preemptive or Other Rights

On February 1, 2018 the Company entered into the Coliseum Subscription Agreement with the Coliseum Investors, pursuant to which CCP agreed to purchase from the Company 2,900,000 shares of Class A Common Stock of the Company at a purchase price of $10.00 per share and Blackwell agreed to purchase from the Company 1,100,000 shares of Class A Common Stock of the Company at a purchase price of $10.00 per share. The shares of the Company’s common stock issued in the Coliseum Private Placement were not registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

In connection with the Coliseum Private Placement, we granted to the Coliseum Investors preemptive rights for the future sale of Company securities. So long as the Coliseum Investors hold at least 50% of the number of shares of Class A Common Stock held by them after giving effect to the Coliseum Private Placement, the Coliseum Investors are entitled to purchase up to their pro rata share of all equity securities issued by the Company, subject to certain exceptions.

In addition, so long as the Coliseum Investors hold at least 50% of the number of shares of Class A Common Stock held by them after giving effect to the Coliseum Private Placement, the Coliseum Subscription Agreement provides the Coliseum Investors (and any other funds or accounts managed by Coliseum Capital Management, LLC) with a right of first refusal to provide all, but not less than all, of any of the following financings by the Company or any of its subsidiaries: (i) preferred equity financing with a preference to or over any of the terms of the Company’s common stock and (ii) any debt financing with a principal amount outstanding (together with all other debt provided by lender or group of lenders) greater than or equal to $10 million, other than (x) the replacement or refinancing of existing indebtedness or (y) an asset based loan on customary terms with an all in interest rate of not greater than 5% per year, by the Company or any of its subsidiaries.

Other than the Coliseum Investors, stockholders will have no preemptive or other subscription rights and there will be no sinking fund or redemption provisions applicable to the Class A Common Stock and Class B Common Stock.

Certain Anti-Takeover Provisions of Delaware Law

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “merger” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “merger” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•

on or subsequent to the date of the transaction, the merger is approved by our board of directors and authorized at a meeting of its stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Transfer Agent and Registrar

Our transfer agent and registrar is Philadelphia Stock Transfer, Inc., 2320 Haverford Rd., Suite 230, Ardmore, Pennsylvania 19003. Their telephone number is (484) 416-3124.

Listing of Securities

Our Class A Common Stock is listed on NASDAQ under the symbol “PRPL.”

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of material U.S. federal income tax considerations applicable to a Non-U.S. Holder (as defined below) with respect to the ownership and disposition of shares of our Class A Common Stock. For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of shares of our Class A Common Stock that is treated for U.S. federal income tax purposes as an individual, corporation, estate or trust, other than:

•	an individual who is a citizen or resident of the United States, as determined for U.S. federal income tax purposes;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if: (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust; or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a domestic trust.

If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds shares of our Class A Common Stock, the tax treatment of a person treated as a partner of such partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding shares of our Class A Common Stock and persons that, for U.S. federal income tax purposes, are treated as partners in such partnerships are urged to consult their own tax advisors regarding the U.S. federal income tax consequences to them.

This discussion only addresses beneficial owners that are Non-U.S. Holders of shares of our Class A Common Stock that hold such shares of Class A Common Stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”)(generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to a Non-U.S. Holder in light of such Non-U.S. Holder’s particular circumstances or that may be applicable to Non-U.S. Holders subject to special treatment under U.S. federal income tax law (including, for example, financial institutions, regulated investment companies, real estate investment trusts, dealers in securities, traders in securities that elect mark-to-market treatment, insurance companies, tax-exempt entities, Non-U.S. Holders who acquire our Class A Common Stock pursuant to the exercise of employee stock options or otherwise as compensation for their services, Non-U.S. Holders liable for the alternative minimum tax, controlled foreign corporations, passive foreign investment companies, former citizens or former long-term residents of the United States, persons subject to special tax accounting rules as a result of any item of gross income with respect to shares of our Class A Common Stock being taken into account in an applicable financial statement, partnership or other pass-through entity (and investors therein), persons deemed to sell our Class A Common Stock under the constructive sale provisions of the Code, and Non-U.S. Holders that hold our Class A Common Stock as part of a hedge, straddle, constructive sale, conversion, or other integrated transaction). In addition, this discussion does not address U.S. federal tax laws other than those pertaining to U.S. federal income tax (such as U.S. federal estate or gift tax or the federal net investment income tax), nor does it address any aspects of U.S. state, local or non-U.S. taxes. Non-U.S. Holders are urged to consult with their own tax advisors regarding the possible application of these taxes. Except as discussed below, this summary does not address tax reporting requirements.

The following discussion is based upon current provisions of the Code, U.S. judicial decisions, administrative pronouncements and Treasury regulations, all as in effect and applicable as of the date hereof. All of the preceding authorities are subject to change at any time, possibly with retroactive effect, so as to result in

U.S. federal income tax consequences different from those discussed below. We have not requested, and will not request, a ruling from the Internal Revenue Service (the “IRS”) with respect to any of the U.S. federal income tax consequences described below, and as a result there can be no assurance that the IRS will not disagree with or challenge any of the conclusions we have reached and describe herein.

Prospective purchasers are urged to consult their tax advisors as to the particular consequences to them under U.S. federal, state and local, and applicable foreign tax laws of the acquisition, ownership and disposition of our Class A Common Stock.

Distributions

Although we do not anticipate that any cash dividends with respect to our Class A Common Stock will be paid in the foreseeable future, distributions of cash or property that we pay in respect of our Class A Common Stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Subject to the discussions below under “—U.S. Trade or Business Income,” “—Information Reporting and Backup Withholding” and “—FATCA,” a Non-U.S. Holder generally will be subject to U.S. federal withholding tax at a 30% rate, or at a reduced rate prescribed by an applicable income tax treaty, on any dividends received in respect of our Class A Common Stock. If the amount of the distribution exceeds our current and accumulated earnings and profits, such excess first will be treated as a return of capital to the extent of such holder’s tax basis in our Class A Common Stock, and thereafter will be treated as capital gain. However, we (or the paying agent or other intermediary through which a Non-U.S. Holder holds its Class A Common Stock elects) may be required to withhold on the entire distribution, in which case a Non-U.S. Holder would be entitled to a refund from the IRS for the withholding tax on the portion of the distribution that exceeded our current and accumulated earnings and profits.

In order to obtain a reduced rate of U.S. federal withholding tax under an applicable income tax treaty, a Non-U.S. Holder will be required to provide a properly executed IRS Form W-8BEN or Form W-8BEN-E (or, in each case, a successor form) certifying such holder’s entitlement to benefits under the treaty. If a Non-U.S. Holder is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty, such holder may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund with the IRS. Non-U.S. Holders are urged to consult their own tax advisor regarding possible entitlement to benefits under an applicable income tax treaty.

Sale, Exchange or Other Taxable Disposition of Class A Common Stock

Subject to the discussions below under “—U.S. Trade or Business Income,” “—Information Reporting and Backup Withholding” and “—FATCA,” Non-U.S. Holders generally will not be subject to U.S. federal income or withholding tax in respect of any gain on a sale, exchange or other taxable disposition of our Class A Common Stock unless:

•	the gain is U.S. trade or business income, in which case, such gain will be taxed as described in “—U.S. Trade or Business Income” below;

•

the Non-U.S. Holder is an individual who is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met, in which case the Non-U.S. Holder will be subject to U.S. federal income tax at a rate of 30% (or a reduced rate under an applicable income tax treaty) on the amount by which certain capital gains allocable to U.S. sources exceed certain capital losses allocable to U.S. sources; or

•

we are or have been a “United States real property holding corporation” (a “USRPHC”) under Section 897 of the Code at any time during the shorter of the five-year period ending on the date of the disposition and such Non-U.S. Holder’s holding period for the Class A Common Stock, in which case, subject to the exception set forth in the second sentence of the next paragraph, such gain will be subject to U.S. federal income tax in the same manner as U.S. trade or business income discussed below.

In general, a corporation is a USRPHC if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. In the event that we are determined to be a USRPHC, gain will not be subject to tax as U.S. trade or business income if such Non-U.S. Holder’s holdings (actually and constructively) at all times during the applicable period described in the third bullet point above constituted 5% or less of our Class A Common Stock, provided that our Class A Common Stock was regularly traded on an established securities market during such period as determined under the rules set forth in the Treasury regulations. We believe that we are not currently, and we do not anticipate becoming in the future, a USRPHC for U.S. federal income tax purposes.

U.S. Trade or Business Income

For purposes of this discussion, dividend income and gain on the sale, exchange or other taxable disposition of our Class A Common Stock will be considered to be “U.S. trade or business income” if (i) such income or gain is effectively connected with a Non-U.S. Holder’s conduct of a trade or business within the United States and (ii) a Non-U.S. Holder is eligible for the benefits of an income tax treaty with the United States and, if such treaty requires, such gain is attributable to a permanent establishment (or, if a Non-U.S. Holder is an individual, a fixed base) that Non-U.S. Holder maintains in the United States. Generally, U.S. trade or business income is not subject to U.S. federal withholding tax (provided that a Non-U.S. Holder complies with applicable certification and disclosure requirements, including providing a properly executed IRS Form W-8ECI (or successor form)); instead, a Non-U.S. Holder is subject to U.S. federal income tax on a net basis at regular U.S. federal income tax rates (generally in the same manner as a U.S. person) on such Non-U.S. Holder’s U.S. trade or business income. If a Non-U.S. Holder is a corporation, any U.S. trade or business income that a Non-U.S. Holder receives may also be subject to a “branch profits tax” at a 30% rate, or at a lower rate prescribed by an applicable income tax treaty.

Information Reporting and Backup Withholding

We must annually report to the IRS and to each Non-U.S. Holder any dividend income that is subject to U.S. federal withholding tax or that is exempt from such withholding pursuant to an income tax treaty. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which a Non-U.S. Holder resides. Under certain circumstances, the Code imposes a backup withholding obligation on certain reportable payments. Dividends paid to such Non-U.S. Holder will generally be exempt from backup withholding if such Non-U.S. Holder provides a properly executed IRS Form W-8BEN or Form W-8BEN-E (or, in each case, a successor form) or otherwise establish an exemption and we do not have actual knowledge or reason to know that such Non-U.S. Holder a U.S. person or that the conditions of such other exemption are not, in fact, satisfied.

The payment of the proceeds from the disposition of our Class A Common Stock to or through the U.S. office of any broker (U.S. or non-U.S.) will be subject to information reporting and possible backup withholding unless a Non-U.S. Holder certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption and the broker does not have actual knowledge or reason to know that such holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of proceeds from the disposition of our Class A Common Stock to or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker has certain types of relationships with the United States (a “U.S. related financial intermediary”). In the case of the payment of proceeds from the disposition of our Class A Common Stock to or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related financial intermediary, the Treasury regulations require information reporting (but not backup withholding) on the payment unless the broker has documentary evidence in its files that the owner is not a U.S. person and the broker has no knowledge to the contrary. Non-U.S. Holders are urged to consult their tax advisor on the application of information reporting and backup withholding in light of their particular circumstances.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be refunded or credited against its U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

FATCA

Pursuant to Section 1471 through 1474 of the Code, commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”), foreign financial institutions (which include most foreign hedge funds, private equity funds, mutual funds, securitization vehicles and any other investment vehicles) and certain other foreign entities that do not otherwise qualify for an exemption must comply with information reporting rules with respect to their U.S. account holders and investors or be subject to a withholding tax on U.S. source payments made to them (whether received as a beneficial owner or as an intermediary for another party).

More specifically, a foreign financial institution or other foreign entity that does not comply with the FATCA reporting requirements or otherwise qualify for an exemption will generally be subject to a 30% withholding tax with respect to any “withholdable payments.” For this purpose, withholdable payments generally include U.S.-source payments otherwise subject to nonresident withholding tax (e.g., U.S.-source dividends). While withholding under FATCA would have also applied to payments of gross proceeds from the sale or other disposition of shares of our Class A Common Stock, proposed Treasury regulations eliminate FATCA withholding on payments of gross proceeds. The preamble to these proposed regulations indicates that taxpayers may rely on them pending their finalization. The FATCA withholding tax will apply to all withholdable payments without regard to whether the beneficial owner of the payment would otherwise be entitled to an exemption from imposition of withholding tax pursuant to an applicable income tax treaty with the United States or U.S. domestic law. We will not pay additional amounts to holders of our Class A Common Stock in respect of amounts withheld. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

FATCA currently applies to dividends made in respect of our Class A Common Stock. To avoid withholding on dividends, Non-U.S. Holders may be required to provide us (or our withholding agents) with applicable tax forms or other information. Non-U.S. Holders are urged to consult with their own tax advisors regarding the effect, if any, of the FATCA provisions to them based on their particular circumstances.

LEGAL MATTERS

The validity of the securities covered by this prospectus has been passed upon for us by Dorsey & Whitney LLP, Salt Lake City, Utah. Any underwriter or agent will be advised about other issues relating to any offering by its own legal counsel.

EXPERTS

The consolidated financial statements as of December 31, 2020 and 2019 and for the years then ended and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2020.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

Our website address is www.purple.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13G with respect to our securities filed on behalf of InnoHold, our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference into this prospectus the following documents:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 11, 2021, as amended by Form 10-K/A Amendment No. 1, filed with the SEC on May 10, 2021;

•	our Proxy Statement on Schedule 14A, filed with the SEC on April 1, 2021 (solely with respect to information required by Part III of our Annual Report);

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021, filed with the SEC on May 17, 2021;

•	our Current Reports on Form 8-K filed with the SEC on January 11, 2021, February 2, 2021, April 1, 2021, April 1, 2021, April 30, 2021 and on Form 8-K/A on February 2, 2021;

•

the description of our common stock contained in our Registration Statement on Form  8-A, as filed with the SEC on July 29, 2015, as updated by the description of our Class  A Common Stock contained in Exhibit 4.6 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 11, 2021; and

We also incorporate by reference into this prospectus any future filings made by us with the SEC (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items and other portions of documents that are furnished, but not filed, pursuant to applicable rules promulgated by the SEC) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the filing and concurrent effectiveness of the registration statement but prior to the termination of all offerings covered by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

Any statement contained in this prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain copies of these documents, at no cost to you, from our website (www.purple.com), or by writing or telephoning us at the following address:

Purple Innovation, Inc.

Attn: Casey McGarvey

4100 North Chapel Ridge Road, Suite 200

Lehi, Utah 84043

(801) 756-2600

Purple Innovation, Inc.

6,355,472 Shares of Class A Common Stock

BofA Securities